Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275229

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 7, 2023)

Portage Biotech Inc.

481,581 Ordinary Shares underlying Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated November 7, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-275229), as amended most recently by the post-effective amendment filed on August 23, 2024, with the information contained in our current report on Form 20-F, furnished to the Securities and Exchange Commission on July 25, 2025 (the “July 25, 2025 Form 20-F”). Accordingly, we have attached the July 25, 2025 Form 20-F to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “PRTG”. On July 25, 2025, the closing sale price of our Ordinary Shares as reported on Nasdaq was $5.74.

___________________________

Investing in the securities offered in the Prospectus involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 9 of the Prospectus, and in the other documents that are incorporated by reference into the Prospectus.

Neither the Securities and Exchange Commission nor any state or non-U.S. regulatory body has approved or disapproved of the securities offered in the Prospectus or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

___________________________

The date of this prospectus supplement is July 28, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 20-F

☐ REGISTRATION STATEMENT PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

OR

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 2025

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

OR

☐ SHELL COMPANY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of event requiring this shell company report ______________

For the transition period from ______________ to ______________

Commission file number: 001-40086

Portage Biotech Inc.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant's name into English)

British Virgin Islands

(Jurisdiction of incorporation or organization)

Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, VG1110

(Address of principal executive offices)

c/o Portage Development Services Inc., Andrea Park, (302) 219 - 5556

1111B S Governors Ave STE 25907, Dover, Delaware 19904

(Name, telephone, e-mail and/or facsimile number and Address of Company Contact Person)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no par value	PRTG	Nasdaq Capital Market

Securities registered or to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of Class)

Securities for which there is a reporting obligation pursuant to Section 15(d) of the Act:

Not applicable

(Title of Class)

Indicate the number of outstanding shares of each of the Issuer's classes of capital or common stock (ordinary shares) as of the close of the period covered by the annual report. Ordinary shares without par value – 1,653,622 as at March 31, 2025 and 2,278,622 as of July 21, 2025.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

If this report is an annual or transition report, indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or an emerging growth company. See definition of " large accelerated filer,” large accelerated filer," and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 13(a) of the Exchange Act. ☐

†   The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark which basis of accounting the registrant has used to prepare the financial statements included in this filing:

U.S. GAAP ☐	International Financial Reporting Standards as issued by the International Accounting Standards Board ☒	Other ☐

If "Other" has been checked in response to the previous question, indicate by check mark which financial statement item the registrant has elected to follow. Item 17 ☐ Item 18 ☐

If this is an annual report, indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

ii

iii

FORWARD-LOOKING STATEMENTS

This annual report on Form 20-F (“Annual Report”) includes “forward-looking statements.” All statements, other than statements of historical facts, included herein or incorporated by reference herein, including without limitation, statements regarding our business strategy, plans and objectives of management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “will,” “may,” “should,” “could,” “targets,” “projects,” “predicts,” “plans,” “potential,” or “continue,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that such forward-looking statements will prove to be correct.

Each forward-looking statement reflects our current view of future events and is subject to risks, uncertainties and other factors that could cause actual results to differ materially from any results expressed or implied by our forward-looking statements.

During Fiscal 2025 (April 1, 2024 – March 31, 2025), we made several strategic adjustments to our clinical development programs:

Invariant Natural Killer T-cells (iNKT cells) Platform

•	PORT-2 (IMM60); In January 2024, prior to the start of Fiscal 2025, we deprioritized development of our invariant natural killer T-cell (iNKT) program and closed the related clinical trial. Subsequently, in December 2024, we announced a Letter of Intent (“LOI”) with Immunova LLC (“Immunova”) for the potential acquisition of iOx Therapeutics Ltd., our wholly owned subsidiary focused on liposomal iNKT agonists. The LOI contemplates the negotiation of definitive agreements and remains subject to customary closing conditions and regulatory approvals.

Adenosine Receptor Antagonist Platform

•

PORT-6 (TT-10) – A2A Receptor Antagonist:

PORT-6 is a selective A2A receptor antagonist being evaluated in the ADPORT-601 Phase 1b umbrella trial. In August 2024, we temporarily paused enrollment in the PORT-6 arm of the study. Enrollment resumed in March 2025 with the initiation of the final dose escalation cohort. This decision was supported by a favorable safety profile observed in earlier cohorts and preliminary signs of clinical activity. PORT-6 is intended to restore anti-tumor immune function by counteracting A2A-mediated immunosuppression, particularly in solid tumors characterized by elevated adenosine levels.

•

PORT-7 (TT-4) – A2B Receptor Antagonist:

We are preparing to initiate a first-in-human (FIH) dose escalation arm for PORT-7 under the ADPORT-601 umbrella trial, subject to available funding and regulatory clearance. PORT-7 is a selective A2B receptor antagonist designed to target adenosine-mediated immunosuppression in the tumor microenvironment. On March 27, 2025, we reported promising preclinical efficacy data in a murine mesothelioma model, demonstrating anti-tumor activity both as monotherapy and in combination with anti-PD-1 checkpoint blockade. These findings were confirmed by follow-up results released on April 28, 2025, reinforcing the reproducibility and translational relevance of PORT-7 in adenosine-driven, immune-resistant tumors such as malignant pleural mesothelioma. Advancement into clinical evaluation will depend on successful execution of operational plans and the availability of sufficient capital.

•	PORT-6 + PORT-7 Combination Therapy Strategy:
We are advancing plans to co-administer PORT-6 and PORT-7 within the ADPORT-601 trial as part of a dual-receptor adenosine blockade strategy. This approach is designed to achieve comprehensive inhibition of the adenosine-mediated immunosuppressive axis, with the objective of enhancing anti-tumor immune responses in patients with advanced solid tumors. The initiation and execution of this combination strategy are subject to available funding and operational readiness.

In the event that we advance these clinical trials and further development of our programs, our risks and uncertainties include, but are not limited to:

•	our plans and ability to develop and commercialize product candidates and the timing of these development programs;

•	clinical development of our product candidates, including the timing for availability and release of results of current and future clinical trials;

•	our expectations regarding regulatory communications, submissions or approvals;

•	the potential functionality, capabilities, benefits and risks of our product candidates as compared to others;

•	our maintenance and establishment of intellectual property rights in our product candidates;

•	our need for financing and our estimates regarding our capital requirements and future revenues and profitability;

•	our estimates of the size of the potential markets for our product candidates; and

•	our selection and licensing of product candidates.

Our business focus has been that of a pharmaceutical development business subject to all of the risks of a pharmaceutical development business. In the event that we advance the clinical trials and further development of our programs, we do not anticipate directly engaging in the commercialization of the product candidates we develop.

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments based on the focus of our business activities on biotechnology, as well as other factors we believe are appropriate in particular circumstances. However, whether we can advance the clinical trials and any actual results and developments will meet our expectations and predictions depends on a number of risks and uncertainties, which could cause actual results to differ materially from our expectations, including the risks set forth in Item 3 “Key Information – Risk Factors.”

Consequently, all of the forward-looking statements made in this Annual Report are qualified by these cautionary statements. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected effect on us or our business or operations.

Unless the context indicates otherwise, the terms “Portage Biotech Inc.,” “the Company,” “our Company,” “Portage,” “we,” “us” or “our” are used interchangeably in this Annual Report and mean Portage Biotech Inc. and its subsidiaries.

1

FOREIGN PRIVATE ISSUER STATUS AND REPORTING CURRENCY

Foreign Private Issuer Status

Portage Biotech Inc. is a British Virgin Islands (“BVI”) business company pursuant to the Certificate of Continuance issued by the Registrar of Corporate Affairs of the BVI on July 5, 2013. More than 50% of our ordinary shares were held by non-United States residents as of the last measurement date. As a result, we believe that we qualify as a "foreign private issuer" for continuing to report regarding the registration of our ordinary shares using this Form 20-F annual report format.

Currency

The financial information presented in this Annual Report is expressed in United States dollars (“US$” or “$”), except where otherwise indicated, and the financial data in this Annual Report is presented in accordance with the International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations of the International Financial Reporting Interpretations Committee.

REVERSE SHARE SPLIT

Our Board of Directors (the “Board”) approved a reverse share split of our ordinary shares at a ratio of 1-for-20. Beginning with the opening of trading on August 15, 2024, our ordinary shares began trading on Nasdaq on a split-adjusted basis under the existing trading symbol “PRTG”.

The reverse share split was implemented to increase the per share trading price of our ordinary shares for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on Nasdaq. The Company received notice from Nasdaq on August 30, 2024 informing the Company that it had regained compliance with the minimum $1.00 bid price requirement for continued listing on Nasdaq.

As a result of the reverse share split, every twenty (20) pre-split ordinary shares were converted into one (1) post-split ordinary share. Any fractional shares resulting from the reverse share split were rounded up to the nearest whole post-split ordinary share. The reverse share split affected all shareholders uniformly and did not alter any shareholder’s percentage interest in our ordinary shares, except for adjustments that may result from the treatment of fractional shares. All outstanding options and warrants entitling the holders to purchase our ordinary shares were adjusted as a result of the reverse share split, in accordance with the terms of each such security. In addition, the number of ordinary shares reserved for future issuance pursuant to our equity incentive plan, as amended, were also appropriately adjusted. The number of authorized ordinary shares was not proportionately reduced because we have an unlimited number of authorized ordinary shares available for issuance, as permitted under the laws of the BVI.

All share and per share information included in this Report, including the information in the consolidated financial statements and notes thereto, have been retroactively adjusted to reflect the impact of the reverse share split as if the share split occurred at the beginning of the periods presented. The shares of ordinary shares authorized remained at an unlimited number of ordinary shares without par value.

2

PART I

ITEM 1 – IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND ADVISORS

Not required because this is an annual report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ITEM 2 – OFFER STATISTICS AND EXPECTED TIMETABLE

Not required because this is an annual report under the Exchange Act.

ITEM 3 – KEY INFORMATION

(A) SELECTED FINANCIAL DATA

The selected financial data set forth below should be read in conjunction with our Consolidated Financial Statements and Notes thereto appearing elsewhere in this Annual Report. The selected Operations Data for each of the three fiscal years ended March 31, 2025, 2024, and 2023, and the Consolidated Balance Sheet data as of March 31, 2025 and 2024 are derived from our audited Consolidated Financial Statements appearing elsewhere in this Annual Report. The selected Operations Data for the years ended March 31, 2022 and 2021 and the Consolidated Balance Sheet data as of March 31, 2023, 2022, and 2021 are derived from our audited Consolidated Financial Statements, which are not included in this Annual Report.

SUMMARY OF FINANCIAL INFORMATION IN THE COMPANY’S FINANCIAL STATEMENTS

Operating Data (U.S. Dollars in thousands, except per share amounts)

	Years ended March 31,
	2025	2024	2023	2022	2021
Net loss before non-controlling interests	$(6,778)	$(75,382)	$(104,666)	$(19,169)	$(17,189)
Net loss attributable to owners of the Company	$(6,767)	$(75,339)	$(104,611)	$(16,870)	$(15,833)
Comprehensive loss	$(6,778)	$(75,420)	$(109,949)	$(19,169)	$(17,189)
Comprehensive loss attributable to the owners of the Company	$(6,767)	$(75,377)	$(109,894)	$(16,870)	$(15,833)
Working capital	$1,125	$4,816	$11,811	$24,049	$1,738
Total assets	$2,225	$7,779	$99,129	$194,662	$174,860
Capital stock	$221,800	$219,499	$218,782	$158,324	$130,649
Warrant liability	$1,952	$1,564	$—	$33	$1,120
Share option reserves	$23,530	$23,841	$21,204	$16,928	$7,977
Equity attributable to owners of the Company	$(123)	$4,022	$76,045	$121,205	$101,449
Weighted average number of shares outstanding - Basic	1,183	968	806	653	587
Weighted average number of shares outstanding - Diluted	1,183	968	806	653	587
Net loss per share - Basic	$(5.72)	$(77.83)	$(129.79)	$(25.83)	$(26.97)
Net loss per share - Diluted	$(5.72)	$(77.83)	$(129.79)	$(25.83)	$(26.97)

1.	The effect of potential share issuances pursuant to the exercise of options and warrants would be anti-dilutive, and, therefore, basic and diluted loss per share are the same for the fiscal years presented.

2.	The shares and per share data information have been adjusted to reflect the 1-for-20 reverse share split of the ordinary shares effective August 15, 2024.

The Company has not declared or paid any dividends in any of the reporting periods presented herein.

Exchange Rates

In this Annual Report on Form 20-F, unless otherwise specified, all monetary amounts are expressed in United States dollars. The Company's subsidiaries have transactions in Canadian dollars, British pound sterling (“GBP”) and European Union (“EU”) euros. Currencies other than the United States dollar have been translated into US$ using rates available on the Bank of Canada and the Bank of England websites.

On July 21, 2025, the exchange rate, based on the noon buying rates, for the conversion of Canadian dollars into United States dollars (the "Noon Rate of Exchange") was approximately US$1 = CDN$1.37, for the conversion of British pound sterling into United States dollars was approximately US$1 = £ 0.74 and for the conversion of EU euros into United States dollars was approximately US$1 = €0.86.

3

The following table sets out the high and low exchange rates in Canadian dollar, British pounds and EU euros for one United States dollar for each of the last six months of the fiscal year.

Year ended March 31, 2025	October	November	December	January	February	March
Canadian Dollar
High	1.39	1.41	1.44	1.45	1.46	1.45
Low	1.35	1.39	1.40	1.43	1.42	1.43
British Pounds
High	0.77	0.80	0.80	0.82	0.81	0.79
Low	0.75	0.77	0.78	0.80	0.79	0.77
EU Euros
High	0.93	0.96	0.96	0.98	0.97	0.96
Low	0.90	0.92	0.95	0.95	0.95	0.92

The following table sets out the average exchange rates in Canadian dollar, British pounds and EU euros for one United States dollar for the five most recent financial years.

Years ended March 31,	2025	2024	2023	2022	2021
Average for the Fiscal Year
Canadian Dollar	1.39	1.35	1.32	1.25	1.32
British Pounds	0.78	0.80	0.83	0.73	0.77
EU Euros	0.93	0.92	0.96	0.86	0.86

We operate in various jurisdictions and are subject to exchange rates for the Canadian dollar, British pound and the Euro. We are subject to currency risk with respect to certain liabilities settleable in foreign currency, as well as invoices payable in foreign currency. While the rates have changed period to period, the overall effect of exchange rates on our consolidated financial statements have historically not been significant.

(B)	CAPITALIZATION AND INDEBTEDNESS

Not applicable.

(C)	REASONS FOR THE OFFER AND USE OF PROCEEDS

Not applicable.

(D)	RISK FACTORS

Risks Related to our Development Programs

Overall, we have limited funding and may have to pause aspects of our development efforts as we did in 2024. We are currently enrolling patients into the final PORT-6 cohort arm of our ADPORT-601 trial. We are also carrying on limited preclinical activity with respect to our A2B program. Further development of our iNKT program has been paused as we negotiate definitive documents with Immunova.

Separately, we are exploring strategic alternatives, which may include finding a partner for one or more of our assets, a sale of our company, a merger, restructurings, both in and out of court, a company wind down, further financing efforts and other strategic actions. There can be no assurance that our evaluation of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. Any potential transaction would be dependent on a number of factors that may be beyond our control, including, among other things, market conditions, industry trends, the interest of third parties in a potential transaction with us and the availability of financing to us or third parties in a potential transaction with us on reasonable terms. The process of reviewing strategic alternatives may require us to incur additional costs and expenses. It could negatively impact our ability to attract, retain and motivate key employees, and expose us to potential litigation in connection with this process or any resulting transaction. If we are unable to effectively manage the process, our financial condition and results of operations could be adversely affected. In addition, any strategic alternative that may be pursued and completed ultimately may not deliver the anticipated benefits or enhance shareholder value. There can be no guarantee that the process of evaluating strategic alternatives will result in our company entering into or completing a potential transaction within the anticipated timing or at all. There is no set timetable for this evaluation and we do not intend to disclose developments with respect to this evaluation unless and until we determine that further disclosure is appropriate or legally required. Based on our most recent projected cash flows, we believe that our cash and cash equivalents of $0.6 million as of July 21, 2025 and the proceeds of up to $3,377,250 we may receive from the sale of additional shares of our ordinary shares in “at-the-market” transactions through a Sales Agreement with Rodman & Renshaw LLC (“Rodman”) as a sales agent, would not be sufficient to satisfy our anticipated operating and other funding requirements for the next twelve months from the date of filing of this Report.

Because of our limited operations and assets, the Nasdaq Stock Market LLC (“Nasdaq”) or the Securities and Exchange Commission may take the position that we are a “public shell company”, which could have negative consequences, including the potential delisting of our ordinary shares from the Nasdaq Capital Market. We intend to continue various programs and explore strategic alternatives and have no current plans to delist our ordinary shares from Nasdaq. Whether a listed company is a determined to be a “public shell company” is based on a facts and circumstances determination, and includes an evaluation of operations and assets.

4

The following is a brief discussion of the most significant risk factors that are specific to our operations and industry and that may have a material impact on, or constitute the most significant risk factors in respect of, our future financial performance in the event that we were to raise additional capital to fund the clinical development of our programs.

Risks Related to our Business

We have current and future capital needs, and there are uncertainties as to our ability to raise additional funding.

Our current cash resources will not cover all of our operational costs and the needs of our subsidiaries to progress towards and carry our clinical trials. Additional capital would be needed to test product candidates in human trials, obtain regulatory approvals and ultimately to commercialize such product candidates, if approved, and to maintain our intellectual property portfolio.

In addition, our future cash requirements may vary materially from those now expected. For example, our future capital requirements may increase if:

•	we experience scientific progress sooner than expected in our future discovery, research and development projects, if we expand the magnitude and scope of these activities, or if we modify our focus as a result of our discoveries;

•	we experience setbacks in our progress with pre-clinical studies and clinical trials are delayed;

•	we experience delays or unexpected increased costs in connection with obtaining regulatory approvals, particularly in light of the current inflationary environment;

•	we are required to perform additional pre-clinical studies and/or clinical trials;

•	we experience unexpected or increased costs relating to preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; or

•	we elect to develop, acquire or license new technologies and products.

We have incurred, and we expect to continue to incur substantial costs related to any of our possible development programs for product candidates, including costs related to the clinical trials for our adenosine platform. If sufficient capital is not available and we decide to resume enrollment in our clinical programs, we may be required to delay, reduce the scope of, eliminate or divest of one or more of our research or development projects, any of which could have a material adverse effect on our business, financial condition, prospects or results of operations.

Furthermore, under General Instruction I.B.5 to Form F-3 (the “Baby Shelf Rule”), the amount of funds we can raise through primary public offerings of securities in any 12-month period using a registration statement on Form F-3 is limited to one-third of the aggregate market value of the ordinary shares held by non-affiliates of our company, which limitation may change over time based on our stock price, number of ordinary shares outstanding and the percentage of ordinary shares held by non-affiliates. We therefore are limited by the Baby Shelf Rule until such time as our non-affiliate public float exceeds $75 million.

Historically we have funded our company with the sale of equity and debt securities; we believe we will need a substantial amount of funding to continue our business for which there is no assurance that we will obtain any necessary funds on acceptable terms.

Historically, we have funded our operations using the proceeds from equity and, to a lesser extent, debt securities. We have a significant accumulated deficit and equity deficit attributable to owners, as reflected on the balance sheet for the fiscal year ended March 31, 2025.  A significant amount of our most recent fundings have been from related parties, none of whom have any obligation to further fund the company.  We believe we will have to raise substantial amounts of additional capital from time to time, including in the near future, to continue our operations and to fund any of our product development, to conduct clinical trials, to obtain regulatory approval, to safeguard our intellectual property, and to commence any commercialization efforts that we may pursue in the future. To be able to pursue any of the strategic alternatives that are being considered, we believe we will have to raise additional funds. There is no assurance that we will be able to raise the necessary funds from time to time, in the amounts that may be required, or on terms that are acceptable to us, to enable the company to pursue its operations, development or alternatives.

5

We have a history of operating losses and may never achieve profitability in the future.

Historically, after we distributed and sold our investment in Biohaven Pharmaceuticals Holding Company Ltd. (“Biohaven”) in 2018, we have generated only a limited amount of business income as we pursued different product candidates.

To date we have not generated revenues, and it is currently not likely that we will generate revenues in the near term. Our ability to generate revenue in the future or achieve profitable operations is largely dependent upon our ability to attract and maintain experienced management and know-how to develop new drug candidates and to partner with major pharmaceutical companies to successfully commercialize any successful drug candidates. It takes many years and significant financial resources to successfully develop pre-clinical or early clinical drug candidates into marketable drugs, and we cannot assure you that we will be able to achieve these objectives. Although, we were successful in achieving significant value growth in an investment made in Biohaven, which resulted in the distribution of Biohaven shares as an asset dividend to our shareholders in fiscal 2018, we cannot guarantee that we will be able to achieve any similar success or investment return from our future business activities.

We are in the pharmaceutical development business and will be subject to all of the risks of a pharmaceutical research and development business.

Our business must be evaluated in light of the risks, delays, uncertainties and complications encountered in connection with establishing and carrying on a pharmaceutical research and development business.

With our iNKT program and our adenosine program, although paused and reduced, our objective has been to research and develop the creation of early- to mid-stage, first- and best-in-class therapies for a variety of cancers, by providing funding, strategic business and clinical counsel, and shared services, with the goal of creating viable products that may be monetized through licensing, manufacturing and distribution or outright sale. Our principal activities have been engaging in research and development to identify and validate new drug targets that could become marketed drugs in the future. To the extent we undertake to resume enrollment in our clinical programs, we will require significant financial resources without any income, and we expect to continue incurring operating losses for the foreseeable future. There is no assurance that we will be able to continue our efforts with our planned clinical enrollment and planned studies. We may have to limit what we are planning or again curtail our development plans.

To the extent we resume enrollment in our clinical programs, there is a possibility that only a few or none of our drug candidates that may be developed in the future, will be determined to be safe and effective by the governing regulatory bodies, will be able to receive and maintain necessary regulatory approvals in order to be commercialized, or will be commercially viable. Any failure to successfully develop and obtain regulatory approval for our product candidates would have a material adverse effect on our business, financial condition and results of operations.

Rapidly changing medical technology within the life sciences industry could make the product candidates that we may develop in the future obsolete or less attractive to pursue.

The medical industry is characterized by rapid and significant medical technological and therapy changes, frequent new product candidates and product introductions and enhancements and evolving industry standards. To the extent we decide to resume enrollment in our clinical programs, our future success will depend on our ability to continually develop and then improve our product candidates and to develop and introduce new product candidates that address the evolving needs of the physicians and patients on a timely and cost-effective basis. Our new product candidates and products may not be accepted in the intended markets, and our inability to gain market acceptance of new products could harm our future operating results.

Clinical trials for our product candidates will be expensive and will take a considerable amount of time, and the outcomes of such clinical trials are by their nature uncertain.

As we engage to conduct our clinical programs for our product candidates, we will be required to complete extensive clinical trials to demonstrate safety and efficacy before we can obtain regulatory approval for the commercial sale of any product candidate or attract major pharmaceutical companies to collaborate with us. Clinical trials are very expensive and are difficult to design and implement. The clinical trial process also takes a long time and can often be subject to unexpected delays or have unexpected results.

The timing of the commencement, continuation and completion of clinical trials has been, and may continue to be subject to significant delays relating to various causes, including:

•	our inability to manufacture or obtain sufficient quantities of materials for use in clinical trials;

•	delays arising from our collaborative partnerships;

•	delays in obtaining regulatory permission to commence a clinical trial, or government intervention to delay, suspend or terminate a clinical trial;

•	delays in approving, or refusal to approve, or suspension, or termination of a clinical trial by the institutional review board or independent ethics board responsible for overseeing the trial;

•	delays in identifying and reaching agreement on acceptable terms with prospective clinical trial sites, clinical research organizations, laboratories and testing facilities, or other vendors providing clinical trial services;

6

•	slower than expected rates of patient recruitment and enrollment or patients’ early withdrawal from participation;

•	uncertain dosing issues;

•	inability or unwillingness of medical investigators to follow our clinical protocols;

•	variability in the number and types of subjects available for each trial and resulting difficulties in identifying and enrolling subjects who meet trial eligibility criteria;

•	scheduling conflicts with participating clinicians and clinical institutions;

•	difficulty in maintaining contact with subjects after treatment, which could result in incomplete data;

•	unforeseen safety issues or side effects;

•	lack of demonstrated efficacy during the clinical trials;

•	our reliance on clinical trial sites, clinical research organizations, laboratories and testing facilities and other vendors to conduct clinical trials or provide clinical trial services, which may not conduct those trials in compliance with applicable laws and regulations, or current good clinical or laboratory practices;

•	changes in laws or regulations applicable to clinical trial requirements; or

•	other regulatory delays.

For our clinical programs that we undertake, we will rely on third parties to manufacture our preclinical and clinical drug supplies, and we intend to rely on third parties to produce commercial supplies of any product candidate if approved by a regulatory authority.

We have limited personnel with experience in manufacturing, and we do not own facilities for manufacturing product candidates for the potential clinical trials and/or commercial manufacturing of product candidates if approved. To the extent we decide to resume enrollment in our clinical programs and engage in development activities, we will depend on our collaboration partners and other third parties to manufacture and provide analytical services with respect to our most advanced product candidates.

If our product candidates are approved, then in order to produce the quantities necessary to meet anticipated market demand, we and our collaboration partners will need to secure sufficient manufacturing capacity with third-party manufacturers. If we and our collaboration partners are unable to produce, or obtain the materials necessary to produce, any approved product in sufficient quantities to meet the requirements for the launch of any such product or to meet future demand, our revenues and gross margins could be adversely affected. To be successful, any approved product must be manufactured in commercial quantities in compliance with regulatory requirements and at acceptable costs. We and our collaboration partners will regularly need to secure access to third-party facilities to manufacture our product candidates commercially. All of this will require additional funds and inspection and approval by the Competent Authorities of the Member States of the European Economic Area (“EEA”), the United States Food and Drug Administration (“FDA”) and other regulatory authorities. If we and our collaboration partners are unable to establish and maintain a manufacturing capacity within our planned time and cost parameters, the development of our product candidates and future sales of any product candidates, if approved, as well as our business, results of operations and prospects, and the value of our ordinary shares could be materially adversely affected.

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We and our collaboration partners may encounter problems with aspects of manufacturing our product candidates or any approved products, including the following:

•	production yields;

•	quality control and assurance;

•	shortages of qualified personnel;

•	compliance with FDA and EEA regulations;

•	production costs; and

•	development of advanced manufacturing techniques and process controls.

We evaluate our options for clinical trial supplies and commercial production for our product candidates on a regular basis, including use of third-party manufacturers, or entering into a manufacturing joint venture relationship with a third party. We are aware of only a limited number of companies on a worldwide basis that operate manufacturing facilities in which our product candidates can be manufactured under current Good Manufacturing Practice ("cGMP”) regulations, a requirement for all pharmaceutical products in the U.S. We cannot be certain that we and our collaboration partners will be able to contract with any of these companies on acceptable terms to us, if at all, which could harm our business, results of operations and prospects, and the value of our ordinary shares.

In addition, any manufacturing facility that we utilize will be required to be registered with the FDA (and have a U.S. agent for the facility, if outside the United States), the Competent Authorities of the Member States of the EEA, and other regulatory authorities. The facilities will be subject to inspections confirming compliance with the FDA, the Competent Authorities of the Member States of the EEAs, or other regulatory authority cGMP requirements. We have not directly controlled the manufacturing process of our product candidates, and we would be dependent on our contract manufacturing partners for compliance with cGMP regulations for the manufacture of both active drug substances and finished drug products. If we or our collaboration partners or any third-party manufacturer fail to maintain regulatory compliance, the FDA, the Competent Authorities of the Member States of the EEA, or other regulatory authorities may take enforcement action that may include issuing a warning letter, instituting a clinical hold, withdrawing regulatory approval, seeking product seizures or injunctions and, where appropriate, pursuing criminal prosecution, any of which could have an adverse effect on our business, financial condition and results of operations.

The results of pre-clinical studies and initial clinical trials may not be predictive of future results, and to the extent we conduct any clinical programs, our product candidates may not have favorable results in later trials or in the commercial setting.

Pre-clinical tests and Phase 1 and Phase 2 clinical trials are primarily designed to test safety, to study pharmacokinetics and pharmacodynamics, to understand the side effects of product candidates, and to explore efficacy at various doses and schedules. Favorable results in early trials may not be repeated in later trials. Any success that we may experience in pre-clinical or animal studies and early human clinical trials that we undertake, if at all does not ensure that later large-scale efficacy trials will be successful, and does not predict final trial results, which could have an adverse effect on our business, financial condition and results of operations.

A number of companies in the life sciences industry have suffered significant setbacks in advanced clinical trials, even after positive results in earlier trials. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. Negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be delayed, repeated or terminated. In addition, failure to construct appropriate clinical trial protocols could result in the test or control group experiencing a disproportionate number of adverse events, which could also cause a clinical trial to be repeated or terminated.

There typically is a high rate of attrition for product candidates proceeding through clinical and post-approval trials. Therefore, we may lose our investment in our efforts, and investors will suffer a loss in connection with their investment.

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We may face difficulty in enrolling patients in our clinical trials in connection with any of our clinical programs that we undertake.

As we decide to undertake any clinical programs, we may find it difficult to enroll qualifying patients in our clinical trials. The timing of our current and future clinical trials depends, in part, on the speed at which we can recruit qualifying patients to participate in testing our therapeutic candidates. If qualifying patients are unwilling to participate in our trials because of negative publicity from adverse reactions or for other reasons, including competitive clinical trials for similar patient populations, then the timeline for recruiting patients, conducting trials and obtaining regulatory approval of potential products may be delayed. These delays could result in increased costs, delays in advancing our product development, delays in testing the effectiveness of our technology or termination of the clinical trials altogether. We may not be able to identify, recruit and enroll a sufficient number of qualifying patients, or those with required or desired characteristics to achieve sufficient diversity in a given trial in order to complete our clinical trials in a timely manner. If we have difficulty enrolling a sufficient number of qualifying patients to conduct our clinical trials as planned, we may need to delay, limit or terminate ongoing or planned clinical trials, any of which could have an adverse effect on our business.

The outcomes of clinical trials are uncertain and our clinical trials may fail to demonstrate adequately the safety or efficacy of a particular therapeutic candidates, which would prevent or delay regulatory approval and commercialization.

There is a risk in any clinical trial that side effects from our product candidates will require a hold on, or termination of, our clinical program(s) or further adjustments to our clinical program(s) in order to progress our product candidates. We will need to demonstrate that the product candidate are safe and effective for use in each target indication. Each product candidate must demonstrate an acceptable risk versus benefit profile in its intended patient population and for its intended use. The risk/benefit profile required for product licensure will vary depending on these factors.

In any clinical programs that we undertake, our success will be dependent upon our collaborations with third parties in connection with services we will need for the development, marketing and commercialization of our products candidates, if approved.

The success of our business will be largely dependent on our ability to enter into collaborations regarding the development, clinical testing, regulatory approval and commercialization of our product candidates. We may not be able to find collaborative partners to support the future development, marketing and commercialization of our product candidates, which may require us to undertake research and development and/or commercialization activities ourselves and may result in a material adverse effect on our business, financial condition, prospects and results of operations.

Even if we are able to find new collaborative partners, our success is highly dependent upon the performance of these new collaborators. The amount and timing of resources to be devoted to activities by future collaborators, if any, are not within our direct control and, as a result, we cannot assure you that any future collaborators will commit sufficient resources to our research and development projects or the commercialization of our product candidates if approved. Any future collaborators might not perform their obligations as expected and might pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us, or may terminate particular development programs, or the agreement governing such development programs which could have a material adverse effect on our business, financial condition, prospects and results of operations.

In addition, if any future collaborators fail to comply with applicable regulatory requirements, the FDA, the European Medicines Agency ("EMA"), the Therapeutic Products Directorate of Canada ("TPD") or other authorities could take enforcement action that could jeopardize our ability to develop and commercialize our product candidates. Despite our best efforts to limit them, disputes may arise with respect to ownership of technology developed under any such corporate collaboration which could have a material adverse effect on our business, financial condition, prospects and results of operations.

Government Action on tariffs and research grants and other funding may impede our ability to conduct our research and to raise capital by and for the companies and institutions with which we might work.

Early 2025 federal government implemented actions to impose tariffs, to change trade policies, to change immigration policies, and to limit research grants and other forms of federal government funding, including direct government grants and the funding of universities and research enterprises, may cause disruption to our consolidated business activities based on their direct and indirect effect on our partner companies and our other clients. Many of these government actions have been only recently implemented, others are being threatened and many will be ongoing. Therefore, the full impact has yet to be realized by the company and the companies and institutions with which it might work on product development and conducting trials. Nonetheless, (i) tariffs are likely to increase the cost of doing business in the general economy and to make it more difficult to obtain items where imported equipment is required by our own activities and the activities of our collaborative companies and institutions, (ii) ending or reducing research funding is likely to make it more difficult to find collaborative research partners to work with us as government funding is an indirect support for research and product development activities, and (iii) the curtailment of direct funding and immigration policies will have an immediate adverse impact on our collaborative companies and institutions and their ability to continue their own and our development work. We also believe that as these policies are implemented, it will make raising capital from private investors far more difficult, as they will want to know if the company will be able to use the proceeds effectively and will be of sufficient amount.

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We will rely on proprietary technology, the protection of which can be unpredictable and costly.

Our success will depend in part upon our ability to obtain and maintain patent protection or patent licenses for our current and future technology related to our product candidates. Obtaining patent protection or patent licenses can be costly and the outcome of any application for patent protection and patent licenses can be unpredictable. In addition, any breach of confidentiality by a third party by premature disclosure may preclude us from obtaining appropriate patent protection, thereby affecting the development and commercial value of our technology and products.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications in jurisdictions of interest at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, such as with respect to the LICR License described below, we do not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from third parties. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. If such licensors fail to maintain such patents, or lose rights to those patents, the rights we have licensed may be reduced or eliminated. Moreover, changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

Some of our future products rely on licenses of proprietary technology owned by third parties and we may not be able to maintain these licenses on favorable terms or at all.

The development, manufacture and sale of some of the products we develop, to the extent we have any products that reach that stage of development, will involve the use of processes, products, or information, the rights to which are owned by third parties. For example, we rely on certain in-licenses for the development and commercialization of our adenosine receptor antagonists platforms, respectively. If we are unable to obtain and maintain patent protection for technology related to our product candidates, or if our licensors are unable to obtain and maintain patent protection for the technology or products that we license from them, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates. In addition, invalidation of our patent rights by third parties could jeopardize the anticipated revenue streams from current licensees.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our and our licensors’ patent rights are highly uncertain. Any of the abovementioned risks could have a material adverse on us and our business.

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We may not be able to successfully identify, consummate or integrate acquisitions or to successfully manage the impacts of such transactions on our operations.

Part of our business strategy has included pursuing synergistic acquisitions, such as our recent acquisition of Tarus Therapeutics. We have expanded, and may plan to continue to expand, our business by making strategic acquisitions and regularly seeking suitable acquisition targets to enhance our growth though we do not have any plans to do so at this time due to our current liquidity. Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) the potential disruption of our ongoing business; (ii) the distraction of management away from the ongoing oversight of our existing business activities; (iii) finding equity funding and incurring additional indebtedness; (iv) issuing additional equity which may have a dilutive effect on our capital, (v) the anticipated benefits and cost savings of those transactions not being realized fully, or at all, or taking longer to realize than anticipated; (vi) an increase in the scope and complexity of our operations; and (vii) the loss or reduction of control over certain of our assets.

The pursuit of acquisitions may pose certain risks to us. We may not be able to identify acquisition candidates that fit our criteria for growth and profitability. Even if we are able to identify such candidates, we may not be able to acquire them on terms or financing satisfactory to us. We will incur expenses and dedicate attention and resources associated with the review of acquisition opportunities, whether or not we consummate such acquisitions.

We rely on information technology and security systems and any damage, interruption or compromise of our information technology and security systems or data could disrupt and harm our business.

We use information technology and security systems to process, transmit and store electronic information in connection with the operation of our business. We also use such systems to protect proprietary and confidential information, including that of physicians, patients, and other individuals involved in clinical trials, suppliers, and employees. We face risks associated with cybersecurity incidents and other significant disruptions of such systems, including denial of service or other similar attacks, to our facilities or systems; unauthorized access to or acquisition of personal information, confidential information or other data we process or maintain; or viruses, loggers, or other malfeasant code, including ransomware, in our data or software. These cybersecurity incidents or other significant disruptions could be caused by persons inside our organization, persons outside our organization with authorized access to systems inside our organization, or by individuals outside our organization. The risk of a cybersecurity incident or disruption, particularly through cyber-attack or cyber-intrusion, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Although we have not experienced any cybersecurity incidents to date, and have not been affected by any incidents incurred by third-party partners, such incidents could have a material adverse effect on our business, financial condition or results of operations in the future. Additionally, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks, as our information technology and systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may learn of cybersecurity issues that were not identified during due diligence of such entities, and it may be difficult to integrate entities into our information technology environment and security program.

We also rely on a number of third-party service providers to host, store or otherwise process information for us, or to provide other facilities or infrastructure that we make use of, including “cloud-based” providers of corporate infrastructure services relating to, among other things, human resources, communication services and some financial functions, and we are therefore dependent on the security systems of these providers. These third-party entities are subject to similar risks as we are relating to cybersecurity, business interruption and systems and employee failures and a cybersecurity incident or other significant disruption affecting such third parties could have a material adverse effect on our business. While we may be entitled to damages if our third-party service providers fail to satisfy their security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award.

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Because the techniques used to obtain unauthorized access to or sabotage security systems change frequently and are often not recognized until after an attack, we and our third-party service providers may be unable to anticipate the techniques or implement adequate preventative measures, thereby exposing us to material adverse effects on our business, financial condition, results of operations and growth prospects. In order to address risks to our information systems, we continue to make investments in personnel, technologies and training. Data protection laws and regulations around the world, including in jurisdictions where operate, like the U.S. and EU, often require “reasonable,” “appropriate,” or “adequate” technical and organizational security measures, and the interpretation and application of those laws and regulations are often uncertain and evolving; there can be no assurance that our security measures will be deemed adequate, appropriate or reasonable by a regulator or court. Moreover, even security measures that are deemed appropriate, reasonable and/or in accordance with applicable legal requirements may not be able to protect the information we maintain. A cybersecurity incident or other significant disruption impacting us or our third-party service providers could require a substantial level of financial resources to rectify and otherwise respond to, may be difficult to identify or address in a timely manner, may compromise our research, the therapies we are developing or other intellectual property or trade secrets, and may divert management’s attention and require the expenditure of significant time and resources. Such cybersecurity incidents or other significant disruptions could result in claims, increased regulatory scrutiny or investigations, and may cause us to incur substantial fines, penalties or other liability and related legal and other costs. Any actual or perceived cybersecurity incident or significant disruption may also interfere with our ability to comply with financial reporting requirements and harm our reputation and market position, especially given that we handle sensitive information, including clinical trial data. Any of the foregoing matters could harm our operating results and financial condition.

While we have purchased cybersecurity insurance, there are no assurances that the coverage would be adequate in relation to any incurred losses. Moreover, as cyber-attacks increase in frequency and magnitude, we may be unable to obtain cybersecurity insurance in amounts and on terms we view as adequate for our operations.

Any actual or perceived failure by us to comply with government or other obligations related to privacy or data protection could adversely affect our business.

We are subject to compliance risks and uncertainties under a variety of global laws and regulations governing privacy, data protection and the collection, storage, transfer, use, retention, sharing, disclosure, protection and processing of personal data, including personal data of physicians, patients, and other individuals involved in clinical trials. These laws may include sector-specific requirements, including laws or regulations that govern health or clinical trial data. In addition, we may obtain health data from third parties (including research institutions from which we obtain clinical trial data) that is subject to privacy and security requirements. For example, the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”) imposes obligations on certain types of individuals and entities, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information. Privacy and data protection laws may be interpreted and applied differently depending on the jurisdiction and continue to evolve, making it difficult to predict how they may develop and apply to us. The regulatory frameworks for these issues worldwide are rapidly evolving and are likely to remain uncertain for the foreseeable future. Federal, state, or non-U.S. government bodies or agencies have in the past adopted, and may in the future adopt, new laws and regulations or may make amendments to existing laws and regulations affecting data privacy or data protection. In addition to government regulation, industry groups have established or may establish new and different self-regulatory standards that may legally or contractually apply to us or our prospective customers. Failure to comply with these varying laws and standards may subject us to investigations, enforcement actions, civil litigation, fines, claims for damages by third parties or affected individuals, damage to our reputation and loss of goodwill, impact our ability to conduct our research and produce therapies and result in other civil or criminal penalties, all of which may generate negative publicity and have a negative impact on our business, financial condition, results of operations or prospects.

In the United States, there are numerous federal and state laws and regulations related to the privacy and security of personal data that may be applicable to our current and future activities. Numerous federal and state laws and regulations protect the confidentiality, privacy, availability, integrity and security of personal data in the United States. Legal requirements vary from state to state, and these laws and regulations in many cases are more restrictive than, and may not be preempted by, federal privacy laws and regulations. These laws and regulations are often uncertain, contradictory, and subject to changing or differing interpretations. Certain state laws may include a private right of action for certain data breaches or noncompliance with privacy obligations, may provide for penalties and other remedies, and may require us to incur substantial costs and expenses and liabilities in connection with our compliance. Other U.S. states and the U.S. federal government are considering or have enacted similar privacy legislation.

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Outside the United States, an increasing number of laws, and regulations may govern data privacy and security. As a company doing business in Europe, we are also subject to European data protection laws and regulations. The European Union General Data Protection Regulation (“GDPR”) imposes stringent requirements regarding how we collect and process personal data and provides for significant penalties for noncompliance. Several other countries have passed laws that require personal data relating to their citizens to be maintained on local servers and impose additional data transfer restrictions. In addition, the United Kingdom (“U.K.”) has adopted a framework similar to the GDPR. The EU has confirmed the UK data protection framework as being “adequate” to receive EU personal data. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the United States in compliance with law, these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. For example, there have been recent updates to laws and regulations governing transfers of EU data, including updates to Standard Contractual Clauses and a proposed EU-US data transfer adequacy agreement. In light of these and other ongoing developments relating to cross-border data transfers, we may experience additional costs associated with increased compliance burdens, and this regulation may impact our ability to transfer personal data across our organization, to clinical trial physicians or patients, to our customers, or to third parties.

We are subject to risks associated with doing business globally.

As a pharmaceutical research and development company, to the extent we engage in any clinical programs, our operations are likely to include development efforts conducted in and marketing in the European Union and other developed countries. In such a case, we will be subject to political, economic, operational, legal, regulatory and other risks that are inherent in conducting business globally. These risks include foreign exchange fluctuations, exchange controls, capital controls, requirements to comply with new laws or regulations or changes in the interpretation or enforcement of existing laws or regulations, political instability, macroeconomic changes, including recessions and inflationary or deflationary pressures, increases in prevailing interest rates by central banks or financial services companies, economic uncertainty, which may adversely affect our research and development, reduce the demand for our potential products and reduce the prices that our potential customers will be willing to pay for our potential products, import or export restrictions, tariff increases, price controls, nationalization and expropriation, changes in taxation, diminished or insufficient protection of intellectual property, lack of access to impartial court systems, violations of law, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, disruption or destruction of operations or changes to our business position, regardless of cause, including pandemic, war, terrorism, riot, civil insurrection, social unrest, strikes and natural or man-made disasters, including famine, flood, fire, earthquake, storm or disease. The impact of any of these developments or events, either individually or cumulatively, could have a material adverse effect on our business, financial condition and results of operations.

The loss of key personnel could have an adverse effect on our business.

We have a very limited number of officers and other staff. Our current Chief Executive Officer is only part-time and is retained on a contract that allows either party to terminate with one month’s notice. We are highly dependent upon the efforts of our senior management. The loss of the services of one or more members of senior management could have a material adverse effect on us as a small company with a streamlined management structure and would be potentially disruptive to our business until such time as a suitable replacement is hired. We do not carry key person insurance on our senior management.

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The U.K.’s withdrawal from the EU, commonly referred to as Brexit, continues to result in regulatory uncertainty which may have a negative effect on global economic conditions, financial markets and our business.

Brexit created significant uncertainty concerning the future relationship between the U.K. and the EU. From a regulatory perspective, there is uncertainty about which laws and regulations will apply. A significant portion of the regulatory framework in the U.K. is derived from EU laws. However, it is unclear which EU laws the U.K. will decide to replace or replicate in connection with its withdrawal from the EU. In particular, the regulatory regime applicable to our operations, including with respect to the conduct of clinical trials and the approval of our product candidates if we decide to resume development of our clinical programs in the U.K., may change, potentially significantly, and the impact of these changes is difficult to quantify until new regulation and guidance is published.

A basic requirement related to the grant of a marketing authorization for a medicinal product in the EU is the requirement that the applicant be established in the EU. Following the expiry of the Brexit transitional arrangements, separate applications for marketing authorizations for Great Britain (England, Scotland and Wales) are required to place medicinal products on the market in Great Britain. The European Commission Decision Reliance Procedure, which allowed the U.K. regulatory to “rely” on EU centralized marketing authorization decisions, expired on December 31, 2023. The EU mutual recognition and decentralized procedures no longer apply to Great Britain. From January 1, 2024, under the Windsor Framework, the EU no longer has jurisdiction over medicines placed on the market in Northern Ireland and all medicines intended for Northern Ireland (or the U.K. market more generally) will require a U.K. marketing authorization. Additional regulation and guidance is anticipated to govern how this new regime will operate, including as to labelling of medicines in Northern Ireland.

To replace EU based mutual recognition procedures, the U.K. has announced plans to introduce an international reliance route for the approval of medicinal products in the U.K. From January 1, 2024, the U.K. intends to recognize approvals of medicinal products from: Australia, Canada, the European Union, Japan, Switzerland, Singapore and the United States. This approach may benefit out strategy and operations if we decide to resume development of our clinical programs as it could lead to approval in the U.K. of “cutting-edge medicines” more quickly and through a more streamlined regulatory process. However, the procedure will not come into effect until new regulations are introduced and these have not yet been published. Delays in implementing this new legislation may lead to regulatory uncertainty and delays.

In addition, the laws and regulations that apply since the U.K.’s withdrawal from the EU may have implications for manufacturing sites that hold certifications issued by the U.K. competent authorities. If batch release and quality control testing sites for our product candidates are located only in the U.K., manufacturers will need to use sites in other EU member states for EU batch release. All of these changes, if they occur, could increase our costs and otherwise adversely affect our business.

Currency exchange rates for the British pound and the Euro, with respect to each other and to the U.S. dollar, were affected by Brexit, and could be affected in the future by other global events.

Risks Related to Ownership of our Shares

We may not be able to maintain compliance with the continued listing requirements of The Nasdaq Capital Market.

Our ordinary shares are listed on the Nasdaq Capital Market, and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of our publicly-held shares, market value of our listed shares, minimum bid price per share, and minimum shareholders' equity, among others. If we fail to satisfy one or more of the requirements, we may be delisted from the Nasdaq Capital Market.

On December 10, 2024, we received written notice (the “Notice”) from Nasdaq indicating that the Company was not in compliance with the minimum shareholders’ equity requirement for continued listing on the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Shareholders’ Equity Requirement”), because the Company’s shareholders’ equity of $695,000 as of September 30, 2024, as reported in the Company’s Report on Form 6-K containing unaudited condensed consolidated interim financial statements for the three and six months ended September 30, 2024, filed with the SEC on November 26, 2024, was below the required minimum of $2.5 million, and because, as of the date of the Notice and as of March 31, 2025, the Company did not meet either of the alternative continued listing standards for the Nasdaq Capital Market, relating to market value of listed securities of at least $35 million or net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. On June 5, 2025, the Company increased its shareholders’ equity, and submitted documentation to Nasdaq indicating compliance as of June 9, 2025, with the shareholders’ equity requirement. The Nasdaq Stock Market, LLC indicated by letter dated June 24, 2025, that the Company has regained compliance with the continued listing standards of the Nasdaq Capital Market.

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Delisting from the Nasdaq Capital Market may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our ordinary shares. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

If we are delisted from Nasdaq and we are not able to list our ordinary shares on another exchange, our ordinary shares could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•	a limited availability of market quotations for our securities;
•	a determination that our shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•	a limited amount of news and little or no analyst coverage for us;
•	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and
•	a decreased ability to issue additional securities (including pursuant to short-form Registration Statements on Form F-3) due to the Baby Shelf Rule or obtain additional financing in the future.

Nasdaq may consider us a public shell company if our business activities are minimal or are discontinued.

Nasdaq evaluates whether a listed company is a public shell company based on a facts and circumstances determination, a Nasdaq-listed company with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets is generally considered to be a public shell company. Because our operations have been limited during the last twelve months and continue to be limited, or may even have to be curtailed, Nasdaq may take the position that we are a “public shell” under Nasdaq rules, which could have negative consequences, including the potential delisting of our ordinary shares from the Capital Market. We have no current plans to delist our ordinary shares from Nasdaq.

The issuance of additional ordinary shares, including upon the exercise of our outstanding share options, will dilute the ownership interest of our existing shareholders and increase the number of ordinary shares eligible for future resale.

As of March 31, 2025, we had 5,410 vested restricted stock units outstanding, which are subject to certain restrictions. Additionally, as of March 31, 2025, we had an aggregate of 225,117 share options to acquire ordinary shares outstanding. During the year ended March 31, 2025 (“Fiscal 2025”), we issued shares as follows: 524,390 ordinary shares under a private placement (for aggregate proceeds of $2,150,000 from two directors of the Company); 52,254 ordinary shares per the round up provision of fractional shares resulting from the reverse share split completed on August 15, 2024; 19,158 ordinary shares (net of shares retired to cover an employee’s portion of taxes due) issued in lieu of cash for bonuses accrued in a prior period to two employees and a consultant; and 9,055 ordinary shares (net of shares retired to cover employees’ portion of taxes due) pursuant to the exercise of restricted stock units.

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Our principal shareholders and senior management own a significant percentage of our ordinary shares and are able to exert significant control over matters subject to shareholder approval.

As of July 21, 2025, our senior management, board members, holders of 5% or more of our share capital and their respective affiliates beneficially owned approximately 62.7% of our outstanding voting securities. As a result, these security holders may have the ability either alone or voting together as a group to determine and/or significantly influence the outcome of matters submitted to our shareholders for approval, including the election and removal of board members, payment of dividends, amendments to our articles of association, including changes to our share capital, or certain mergers, demergers, liquidations and similar transactions. This may prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares that our shareholders may feel are in their best interest as a shareholder. In addition, this group of shareholders generally has the ability to control our management and business affairs and direction of our business. Such control and concentration of ownership may affect the market price of our ordinary shares and may discourage certain types of transactions, including those involving actual or potential change of control of us (whether through merger, consolidation, take-over or other business combination), which might otherwise have a positive effect on the market price of the shares.

We are currently a foreign private issuer, which may limit information about us and legal rights that you as an investor may desire and are different from those of a United States domestic reporting company.

We currently are a "foreign private issuer," as such term is defined in Rule 405 under the U.S. Securities Act 1933, as amended (the “Securities Act”) and, therefore, we are not required to file annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K with the United States SEC. In addition, the proxy rules and Section 16 reporting and short-swing profit rules are not applicable to us. If we lose our status as a foreign private issuer by our election or otherwise and we become subject to the full reporting regime of the United States securities laws, we will be subject to additional reporting obligations and proxy solicitation obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our officers, directors and 10% shareholders would become subject to the short-swing profit rules. The imposition of these reporting rules would increase our costs associated with legal and accounting compliance and the obligations of those affected by the short-swing rules.

Complex United States taxation rules apply to holders of our ordinary shares if we have too much passive income compared to ordinary income and we are considered a PFIC.

Generally, if, for any taxable year, at least 75% of our gross income is passive income or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we will be classified as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest and gains from the sale or exchange of investment property and rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. We believe that we were a PFIC for our fiscal year ended March 31, 2018 and that we were a PFIC for the year ended March 31, 2025 (“Fiscal 2025”). In addition, we may have been a PFIC in other years and may continue to be a PFIC in the future.

If we are classified as a PFIC, our U.S. tax-resident shareholders could be liable for additional taxes and interest charges upon certain distributions by us and any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares (and such gain would generally be treated as ordinary income, rather than capital gain, for U.S. federal income tax purposes), whether or not we continue to be a PFIC. In addition, U.S. tax residents who own an interest in a PFIC are required to comply with certain reporting requirements.

A U.S. tax-resident shareholder may in certain circumstances be able to mitigate some of the adverse U.S. federal income tax consequences of us being classified as a PFIC if our ordinary shares qualify as "marketable stock" under the PFIC rules and the shareholder is eligible to make, and successfully makes, a "mark-to-market" election. A U.S. tax-resident shareholder could also mitigate some of the adverse U.S. federal income tax consequences by making a qualified electing fund (“QEF”) election, provided that we provide the information necessary for our U.S. tax-resident shareholders to make such an election, but we are not required to make this information available. We made the information available for the fiscal years 2018 and 2019 to those shareholders who requested it and can make this information available for our fiscal years 2021, 2022, 2023, 2024, or 2025, if requested.

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U.S. tax-resident shareholders are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner and consequences to them of making a QEF or mark-to-market election with respect to our ordinary shares if we should be classified as a PFIC.

U.S. shareholders may not be able to enforce civil liabilities against us.

We are a company incorporated under the laws of the British Virgin Islands. Many of our directors and executive officers are non-residents of the United States. Because a substantial portion of their assets and currently most of our assets are located outside the United States, it may be difficult for investors to effect service of process within the United States upon us or those persons.

Our corporate affairs will be governed by our Memorandum and Articles of Association, the BVI Business Companies Act (Revised Edition 2020, as amended) (the "BVI Act"), and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the BVI Act and common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in jurisdictions in the United States or Canada. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands companies may or may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and

•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States.

We have been advised by counsel as to British Virgin Islands law, that (i) they are unaware of any proceedings that have been brought in the British Virgin Islands to enforce judgments of the U.S. courts or to impose liabilities based on the civil liability provisions of the U.S. federal or state securities laws; (ii) a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the British Virgin Islands under the common law doctrine of obligation; and (iii) because it is uncertain whether a British Virgin Islands court would determine that a judgment of a U.S. court based on the civil liability provisions of the U.S. federal or state securities laws is in the nature of a penalty, it is uncertain whether such a liability judgment would be enforceable in the British Virgin Islands.

As a foreign private issuer, and as permitted by the listing requirements of Nasdaq, we will rely on certain home country governance practices, which are different from the corporate governance requirements that apply to U.S. domestic companies that are listed Nasdaq.

We are a foreign private issuer, and in accordance with Nasdaq Listing Rule 5615(a)(3), we comply with home country governance requirements and certain exemptions thereunder rather than complying with certain of the corporate governance requirements of Nasdaq which may afford less protection to our shareholders than they would otherwise have if we complied fully with Nasdaq’s corporate governance requirements.

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British Virgin Islands law does not require that a majority of our board of directors consist of independent directors or that our board committees consist of entirely independent directors. Our board of directors and board committees, therefore, may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1). In addition, we will not be subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors must regularly have scheduled meetings at which only independent directors are present.

We also are exempt from the Nasdaq listing rules as to quorum, and instead follow the quorum rules for shareholder meetings under British Virgin Islands law. We also are exempt from the Nasdaq listing rules so as to not be required to obtain shareholder approval for certain issuance of securities, shareholder approval of share option plans and change of control transactions under Nasdaq Listing Rule 5635 and to hold annual shareholder meetings under Nasdaq Listing Rule 5620(a).

If we lose our status as a foreign private issuer, we would be required to fully comply with Nasdaq’s corporate governance requirements, which could have an adverse effect on us. For example, Nasdaq’s director independence requirements could make it more difficult for us to attract directors and Nasdaq’s shareholder approval requirements could make it more difficult and time-consuming to raise capital or engage in certain transactions.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We are a foreign private issuer. In order to maintain our current status as a foreign private issuer, at least 50% of our outstanding ordinary shares must continue to be either directly or indirectly owned of record by non-residents of the United States. If more than 50% of our outstanding ordinary shares are instead held by U.S. residents, then in order to continue to maintain our foreign private issuer status, (i) a majority of our executive officers or directors must not be U.S. citizens or residents, (ii) more than 50% of our assets must not be located in the United States, and (iii) our business must be administered principally outside the United States.

Losing our status as a foreign private issuer would require us to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. We also will be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws, if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer, would be significantly higher than the cost we would incur as a foreign private issuer. As a result, we would expect that a loss of foreign private issuer status will increase our legal and financial compliance costs and will make some activities highly time consuming and costly. We also expect that if we will be required to comply with the rules and regulations applicable to U.S. domestic issuers, it will make it more difficult and expensive for us to obtain director and officer liability insurance; we may therefore be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

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Macro-economic Risks Related to our Business

The impact of changing economic conditions, including the effects of inflation, may adversely affect our business, financial condition, and results of operations.

As has been widely reported, we are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by domestic and global monetary and fiscal policy, geopolitical instability and historically high domestic and global inflation. The U.S. Federal Reserve and other central banks may be unable to contain inflation through more restrictive monetary policy and inflation may increase or continue for a prolonged period of time. Inflationary factors, such as increases in the cost of clinical supplies, interest rates, overhead costs and transportation costs have and may continue to have adversely affect our operating results. We continue to monitor these events and the potential impact on our business.

As a result of inflation and overall economic uncertainty, the cost of capital has dramatically increased in the last 12 months, making capital, if available, very expensive. We will require significant financial resources to complete the current development plans with respect to our assets.

Further, there can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, or do not improve, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable or acceptable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon some or all of our clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive these difficult economic times, which could directly affect our ability to attain our operating goals and adversely impact our business, financial condition and results of operations.

Changes to United States tariff and import/export regulations may have an adverse effect on our business, financial condition and results of operations.

The United States has enacted and continues to enact significant new tariffs, and President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy. There has been and are ongoing discussions and commentaries regarding potential significant changes to U.S. trade policies, treaties and tariffs. There exists significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These development, or the perception that any of them could occur, may have a material adverse effect on global and domestic economic conditions, whether or not there will be a recession, and the stability of global and domestic financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. These actions and policies may also adversely affect the ability of our subsidiaries to carry on their respective businesses. Although it is not yet possible to assess their impact, any of these factors could depress economic activity and restrict access to suppliers or customers and have a material adverse effect on our overall business, financial condition and result of operations.

ITEM 4 – INFORMATION ON THE COMPANY

(A)  HISTORY AND DEVELOPMENT OF THE COMPANY

We were originally incorporated in Ontario, Canada in 1973. We were inactive until 1985. Between 1986 and 2009, we were engaged in a variety of businesses including development of a new technology for the marine propulsion business, distribution and manufacture of a snack food, emerging technology-based businesses and natural resources involving diamond mining and oil & gas exploration. In 2010, we acquired an indirect interest in two drilling licenses in Israel, which were subsequently disposed of in June 2012. During the period 1986 to 2012, we went through several name changes ending with Bontan Corporation Inc.

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In December 2012, we decided to change the focus of our business activities from oil and gas to biotechnology mainly due to the increasing difficulty of getting access to viable oil & gas projects and also due to the potentially more profitable business opportunities, which existed in the biotechnology sector. On March 21, 2013, we signed a letter of intent with Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, to acquire Portage Pharma Ltd. through an exchange of shares. The transaction was completed on June 4, 2013.

On July 5, 2013, we changed our name to Portage Biotech Inc. and moved our jurisdiction to the British Virgin Islands under a certificate of continuance issued by the Registrar of Corporate Affairs of the BVI.

We are a BVI business company redomiciled and continued under the BVI Act with our registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, VG1110. Our U.S. agent, Portage Development Services Inc. (“PDS”), is located at 1111B S Governors Ave, Ste 25907, Dover, DE 19904. Our telephone number is (302) 219-5556.

We currently are a foreign private issuer under the SEC rules. We are also a reporting issuer under the securities legislation of the provinces of Ontario and British Columbia. Our ordinary shares were listed on the Canadian Securities Exchange (“CSE”) under the symbol “PBT.U”. On February 25, 2021, our ordinary shares began trading on the Nasdaq Capital Market under the symbol “PRTG”. As the principal market for our ordinary shares is Nasdaq, we voluntarily delisted from the CSE on April 23, 2021.

During August 2018, we reached a definitive agreement to acquire 100% of SalvaRx Limited (“SalvaRx”) in exchange for 402,536 of our ordinary shares. The selling shareholders were SalvaRx Group plc (94.2%), James Mellon (2.9%) and Gregory Bailey (2.9%), the latter two persons being directors of our company. The acquisition of SalvaRx was a "related party transaction" within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”). As a consequence, MI 61-101 required us to seek the approval of a majority of the disinterested shareholders to make this acquisition. On January 8, 2019, the majority of our minority shareholders approved the SalvaRx acquisition on the terms as set out in the signed definitive agreement. At the same time, the SalvaRx Group plc shareholders approved the definitive agreement, all required regulatory approvals were also obtained. The SalvaRx acquisition was completed on January 8, 2019, and we acquired 100% of the equity of SalvaRx, which has full or partial ownership of four immune-oncology companies that are developing nine product candidates.

On July 1, 2022, we, our wholly-owned subsidiary, Portage Merger Sub I, Inc., our wholly-owned subsidiary, Portage Merger Sub II, LLC and Tarus Therapeutics, Inc., a Delaware corporation advancing adenosine receptor antagonists for the treatment of solid tumors, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Under the structure of the Merger Agreement, Tarus Therapeutics, Inc. was ultimately merged into Portage Merger Sub II, LLC, with the surviving entity renamed Tarus Therapeutics, LLC (“Tarus”).

As consideration for Tarus, we issued to the former Tarus shareholders an aggregate of 121,300 ordinary shares, calculated on the basis of $18 million divided by the 60-day volume weighted average price per share of ordinary shares. Such ordinary shares have not been registered with the SEC and were subject to lock-up agreements for terms ranging from six to twelve months, which expired on February 1, 2023 and July 1, 2023, respectively. Additionally, the ordinary shares that were subject to a twelve month lock-up period, are also subject to a three month dribble-out period which commenced July 1, 2023. During the dribble out period, each holder could not sell more than 10% of the average trading volume of our ordinary shares for the rolling three month period prior to the date on which the holder executes a trade of our ordinary shares without our prior written consent (which we were permitted to withhold at our sole discretion). Additionally, in the event that we resume further development of our adenosine program, payments of up to $32 million in cash or our ordinary shares (at our discretion) would be triggered upon achievement of future development and sales milestones, as described below. As a result of the transaction:

•	We also assumed $2 million in short-term debt held by Tarus and deferred license milestones obligations ($1 million plus interest), for an aggregate of $3 million in liabilities. We repaid the short-term debt in July 2022.

•	Upon enrolling the first patient in a Phase 2 clinical trial utilizing Tarus’ adenosine receptor antagonists, we would be required to pay an additional one-time payment of $15 million to the former Tarus shareholders. Payment may be in the form of cash or our ordinary shares (at our discretion). The remaining $17 million milestone is based on target commercial sales.

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On July 18, 2022, we and our wholly-owned subsidiary, SalvaRx, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with each of the minority shareholders of iOx (the “Sellers”) resulting in the acquisition of the remaining 21.68% of the outstanding non-controlling ownership interest of iOx, which had been developing our iNKT engager platform until we decided to pause further development in Fiscal 2024.

On March 1, 2023, we, through Tarus, entered into a clinical service agreement with a third-party service provider. The term of the agreement has been extended to the earlier of February 20, 2026 or the completion of provision of services and the payment of contractual obligations. The budgeted costs for the services to be provided is approximately $6.9 million (previously $12.1 million).

In March 2025, Portage resumed patient enrollment into the final cohort arm of PORT-6 as part of the Phase 1a ADPORT-601 clinical trial, following a prior pause due to funding constraints. This decision reflects the favorable safety and preliminary activity signals observed in earlier dose cohorts. In April 2025, we announced confirmatory preclinical results in mesothelioma with our PORT-7 compound, supporting advancement of this indication in its first-in-human trial of PORT-7. Upon completion of the PORT-6 cohort, Portage will evaluate advancement of this trial and the PORT-7 monotherapy and PORT-6 + PORT-7 combination arms, but remain on pause at this time.

We continue to evaluate a broad set of strategic alternatives, which may include partnerships, asset sales, mergers, restructurings (in or out of court), company wind-downs, or new financing transactions. The following description assumes the availability of additional capital to support ongoing and future clinical development.

(B) BUSINESS OVERVIEW

Nature of Operations and Overview

Portage Biotech is a clinical-stage immuno-oncology company seeking to advance what we believe are first-in-class therapies that target resistance mechanisms to existing checkpoint inhibitors, with the goal of improving the durability of anti-tumor responses and quality of life in patients with invasive cancers. Our overall focus has been to source and develop early- to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost-effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans.

In January 2024, in light of ongoing capital constraints and the broader funding environment for early-stage biotechnology companies, we made the strategic decision to discontinue the iOx Therapeutics, Ltd. IMPORT-201 (PORT-2) trial and in April 2024 pause further accrual to the Tarus Therapeutics, LLC ADPORT-601 (PORT-6 and PORT-7) trial. The investigator-sponsored study remains active, but not recruiting and without direct financial support from us.

As part of our ongoing review of strategic alternatives, in December 2024 we entered into a Letter of Intent (“LOI”) with Immunova, LLC, a private Connecticut-based biotechnology company. Under the LOI, Immunova (or its affiliate) and Portage have agreed to negotiate a definitive option agreement under which Immunova may acquire the full share capital of iOx Therapeutics, Ltd., a wholly owned subsidiary of Portage. iOx is developing liposomal iNKT agonists, with its lead candidate, PORT-2, demonstrating encouraging preliminary clinical activity.

In January 2025, we announced the relaunch of Tarus Therapeutics, LLC as an independently managed company under the name Cyncado Therapeutics™. Peter Molloy was appointed CEO to lead efforts in securing external financing and advancing the development of PORT-6, PORT-7, PORT-8, and PORT-9—a portfolio of highly selective adenosine receptor antagonists. Cyncado will focus initially on the dual administration of PORT-6 (A2A antagonist) and PORT-7 (A2B antagonist) to target immune suppression in the tumor microenvironment via complementary mechanisms.

In March 2025, we resumed patient enrollment into the final cohort arm of PORT-6 as part of the Phase 1a ADPORT-601 clinical trial, following a prior pause due to funding constraints. This decision reflects the favorable safety and preliminary activity signals observed in earlier dose cohorts. In April 2025, we announced confirmatory preclinical results in mesothelioma with our PORT-7 compound, supporting advancement of this indication in its first-in-human trial of PORT-7. Upon completion of the final PORT-6 cohort, we will evaluate advancement of other arms of this trial, including the PORT-7 monotherapy and PORT-6 + PORT-7 combination arms.

We continue to evaluate a broad set of strategic alternatives, which may include partnerships, asset sales, mergers, restructurings (in or out of court), company wind-downs, or new financing transactions. The following description assumes the availability of additional capital to support ongoing and future clinical development.

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The Portage Approach

Our mission has been to advance and grow a portfolio of innovative, early-stage oncology assets based on the latest scientific breakthroughs focused on overcoming immune resistance and expanding the addressable patient population. Given these foundations, we have managed capital allocation and risk as much as we have overseen drug development. By focusing our efforts on translational medicine and pipeline diversification, we have sought to mitigate overall exposure to many of the inherent risks of drug development.

Our approach has been guided by the following core elements:

•	Portfolio diversification to mitigate risk and maximize optionality;

•	Capital allocation based on risk-adjusted potential, including staged funding to pre-specified scientific and clinical results;

•	Virtual infrastructure and key external relationships to maintain a lean operating base;

•	Internal development capabilities complemented by external business development;

•	Rigorous asset selection for broad targets with disciplined ongoing evaluation;

•	Focus on translational medicine and therapeutic candidates with single agent activity;

•	Conduct randomized trials early and test non-overlapping mechanisms of action; and

•	Improve potential outcomes for patients with invasive cancers.

In our candidate development process, we have executed such approach through our internal core team and our network of experts, contract labs and academic partners.

We believe that we are not subject to the regulation of the Investment Company Act of 1940, as amended (“40 Act”), based on the definition of “investment company” and the compositions of our assets. Additionally, as we primarily operate within the biomedical industry as a research and development (“R&D”) business, we believe that we are also able to take advantage of the non-exclusive safe harbor of Rule 3a-8 promulgated under the 40 Act so as not to be characterized as an investment company. We have adopted a capital preservation policy referenced in that rule.

Our Science Strategy

Prior to the discontinuation of the iNKT IMPORT-201 study and the pause in accrual for our adenosine program in Fiscal 2024, our scientific strategy was centered on developing immuno-oncology therapeutics designed to meaningfully improve outcomes for patients with cancer and address unmet needs in the current standard of care. The foundational elements of our science strategy have been to:

•	Build a diversified pipeline of differentiated oncology candidates
Our portfolio has been strategically constructed to include assets that vary by mechanism of action, target biology, therapeutic modality, stage of development, and clinical indication. This approach enables flexibility in development and the potential for a broad range of strategic collaborations and licensing transactions.

•	Expand the pipeline through strategic partnerships and internal innovation
We actively pursue research collaborations, in-licensing opportunities, and internally developed programs to supplement and grow our pipeline with novel, scientifically validated approaches to cancer immunotherapy.

•	Advance and evolve our clinical and preclinical programs
We remain committed to the ongoing development of our pipeline through disciplined execution, data-driven decision-making, and a focus on efficiently achieving clinical proof-of-concept.

•	Evaluate strategic opportunities to accelerate development and unlock value
We continuously assess business development opportunities—including partnerships, co-development deals, and asset divestitures—to maximize the scientific and commercial potential of our portfolio and expedite timelines for patients to access transformative therapies.

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Our Pipeline

We built a pipeline of immuno-oncology therapeutic candidates and programs that were diversified by mechanism, therapeutic approach, modality and stage of development. Such a strategic diversification is designed to mitigate development risk, enable modular partnering opportunities, and support capital-efficient progression of our programs. We assessed each of our programs on an ongoing basis using internally defined success criteria to justify continued investment and determine proper capital allocation. When certain programs did not meet our de-risking criteria for advancement, we looked to monetize or terminate those programs and preserve our capital and resources to invest in programs with greater potential.

As of May 1, 2025, our pipeline has undergone strategic realignment, including key updates to both our iNKT and adenosine portfolios. The charts below set forth, the state of our immuno- oncology therapeutic product candidates and progress of the programs before development activities were discontinued and/or paused, which are noted within these charts. PORT-3 still remains active, but not recruiting and is being evaluated as part of an investigator sponsored study without funding from us. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you make an investment decision regarding us, you should make your own analysis of forward-looking statements and our projections about candidate and program development and results.

(Modified)

Adenosine Antagonist Platform

PLATFORM	TECHNOLOGY	ASSET	INDICATION	STAGE
PORT-6	A2AR Antagonist	TT-10	SOLID TUMORS	Phase Ia
PORT-7	A2BR Antagonist	TT-4	SOLID TUMORS	Phase Ia*
PORT-6 + PORT-7	A2AR Antagonist + A2BR Antagonist	TT-10 + TT-4	SOLID TUMORS	Phase Ia*
PORT-8	Fixed A2AR/A2BR Antagonist	TT-53	SOLID TUMORS	Preclinical
PORT-9	Gut-Restricted A2BR Antagonist	TT-3	COLORECTAL GI TUMORS	Preclinical

*Advancement of PORT-7 and PORT-6 + PORT-7 continue to be paused portage

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Our Programs and Technology

Over the past year, we have taken significant steps to realign our development strategy, streamline operations, and position our key assets for future growth through focused execution and strategic restructuring. We remain actively engaged in exploring strategic alternatives, which may include finding a partner for one or more of our assets, a sale of our company, a merger, restructurings, both in and out of court, a company wind down, further financing efforts or other strategic action. Key updates since our prior disclosure include:

Invariant Natural Killer T-cells (iNKT cells) Platform:

•	Immunova LOI for iOx Therapeutics: In December 2024, we entered into a Letter of Intent (“LOI”) with Immunova, LLC, which grants Immunova the option to acquire iOx Therapeutics, Ltd., the wholly owned subsidiary responsible for PORT-2. Following a diligence process by Immunova, we are in the process of negotiating definitive agreements.
•	PORT-3 Status: The investigator-sponsored study of PORT-3 (NCT04751786) remains active, but not recruiting and without direct financial support from us.

Adenosine Receptor Antagonist Platform:

•	Restructuring and Relaunch of Adenosine Portfolio: In January 2025, we announced the re-launch of one of our wholly-owned subsidiaries as an independently managed company focused on developing best-in-class adenosine receptor antagonists. Peter Molloy has been appointed Chief Executive Officer of the subsidiary, to be named Cyncado Therapeutics™.
•	Resumption of ADPORT-601 Trial Enrollment: In March 2025, patient enrollment was resumed in the final dose escalation cohort of PORT-6, a highly selective A2A antagonist, under the ADPORT-601 trial. This decision followed promising signals in earlier cohorts.
•	PORT-7 Preclinical Mesothelioma Data: In April 2025, we announced confirmatory data in a murine mesothelioma model which demonstrated single agent activity for PORT-7 that was superior to treatment with single agent anti-PD1 antibody. Moreover, the combination of PORT-7 and anti-PD1 was superior to treatment with either anti-PD1 or PORT-7 alone. While PORT-7 remains IND-active at the Phase 1a stage, patient dosing has not yet commenced. Advancement into does escalation will be evaluated following completion of the PORT-6 does escalation arm.

Other Investee Programs:

•	PORT-4 License Agreement Terminated: On June 27, 2024, we made the decision to terminate the license agreement with Yale Ventures for the Nanolipogel Co-Formulations (NGLs) technology (PORT-4) and is no longer included in our pipeline.

Adenosine Receptor Antagonist Platform

A critical mechanism of cancer immune evasion is the generation of high levels of immunosuppressive adenosine within the tumor microenvironment (“TME”). Research suggests that the TME has significantly elevated concentrations of extracellular adenosine. Engagement with adenosine receptors type 2A (“A2A”) and type 2B (“A2B”) triggers a dampening effect on the immune response, suppressing effector cell function and stabilizing immunosuppressive regulatory cells. Over-expression of the A2A and A2B receptors leads to a poor prognosis in multiple cancers, including prostate cancer, colorectal cancer and lung adenocarcinoma, driven by a reduced ability to generate an immune response against the tumor.

These findings have made A2A and A2B high-priority targets for immunotherapeutic intervention. Before pausing, we were advancing four adenosine antagonists that we believe to be first-in-class, which together represent a broad suite of adenosine-targeting approaches and were expected to enable a comprehensive exploration of how targeting the adenosine pathway could potentially improve response in multiple cancer and non-cancer indications. By modulating the adenosine pathway in four different ways, we expected to determine the optimal approach to maximize the impact of the mechanism of action on different tumors.

We have designed the ADPORT-601 clinical trial to evaluate the activity and safety of PORT-6 and PORT-7 alone and in combination. If we resume accrual, we would expect this trial to adapt over time and also include safety cohorts for these two agents with other immune activating agents including others from our internal pipeline. Depending on the data, it can be expanded to evaluate either agent as monotherapy or a randomized comparison of either agent plus standard of care versus standard of care alone.

A key mechanism by which tumors evade immune detection is through the accumulation of extracellular adenosine in the tumor microenvironment (TME). Hypoxia, inflammation, and enzymatic degradation of ATP within tumors lead to high concentrations of adenosine, which engages adenosine A2A (A2AR) and A2B (A2BR) receptors on immune cells. This signaling cascade suppresses effector T cells, NK cells, and antigen-presenting cells, while enhancing the activity of regulatory T cells (Tregs) and myeloid-derived suppressor cells (MDSCs)—creating a profoundly immunosuppressive niche.

Overexpression and signaling through A2AR and A2BR have been correlated with poor clinical outcomes in several cancers, including, but not limited to prostate cancer, renal cell cancer, colorectal cancer, lung adenocarcinoma, and rare cancers such as mesothelioma and triple negative breast. These receptors act as critical checkpoints downstream of hypoxia and inflammation, making them high-priority targets for immunotherapeutic intervention—especially in tumors unresponsive to traditional checkpoint blockade.

Our adenosine platform comprises four development candidates (PORT-6 through PORT-9) designed to target this pathway through distinct, complementary mechanisms.

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PORT-6 (TT-10)

PORT-6 is a highly selective A2A receptor antagonist designed to counteract adenosine-mediated immunosuppression of T and NK cell activity in solid tumors. Prior to its acquisition, additional preclinical studies also demonstrated potential utility in Parkinson’s disease, supporting broader applications beyond oncology.

The ADPORT-601 Phase 1a trial for PORT-6 dosed its first patient in June 2023, with a total of 12 being treated to date. We have fully enrolled and completed the first three dose escalation cohorts, with the fourth and final cohort open for enrollment as of March 12, 2025, in which we are expecting to treat another 6 patients (total of 18). In the third cohort, one patient experienced a serious adverse event (blurry vision and stroke) that the investigator initially determined could possibly be related to PORT-6. With further follow-up, this event was classified as unrelated to treatment.

PORT-7 (TT-4)

PORT-7 is a potent and selective antagonist of the adenosine A2B receptor (A2BR), a target increasingly recognized for its role in myeloid-mediated immune suppression within the tumor microenvironment (TME). While A2A receptor antagonism predominantly restores effector T and NK cell function, A2B blockade directly disrupts the recruitment and immunosuppressive polarization of tumor-associated macrophages, dendritic cells, and myeloid-derived suppressor cells (MDSCs)—key drivers of resistance in "cold" or immune-excluded tumors. In addition to its oncology applications, preclinical studies conducted prior to acquisition also support the therapeutic potential of PORT-7 in non-oncology indications, including sickle cell disease, SCD-associated priapism, pulmonary fibrosis, and asthma—highlighting its broader utility in diseases characterized by inflammation and aberrant adenosinergic signaling.

Recent preclinical data of PORT-7 demonstrated promised results in a murine mesothelioma model and is well-positioned to address this unmet need, either as monotherapy or in combination with A2A antagonists (e.g., PORT-6) and/or other immune-activating agents. Pending completion of the ADPORT-601 PORT-6 dose escalation arm, Portage will evaluate advancement of the PORT-7 monotherapy and PORT-6 + PORT-7 combination arms.

PORT-8 (TT-53)

PORT-8 is a fixed dose dual inhibitor of adenosine receptors 2A and 2B (A2A/A2B) to address solid tumors. The PORT-8 program is a pre-clinical stage program, with no company funded development activities planned at this time.

PORT-9 (TT-3)

PORT-9 is an A2B gut-restricted antagonist designed to treat colorectal and gastrointestinal cancers. In addition to oncology, preclinical studies conducted prior to the acquisition of this asset, supported its use in inflammatory bowel disease (IBD) and ulcerative colitis (UC). The program is currently at the preclinical stage, with no company funded development activities planned at this time.

In connection with the adenosine program, we will focus on solid tumor types with high adenosine expression of receptors A2A and A2B and enrich for patients that have high adenosine expression and therefore have potential to benefit most from treatment.

Invariant Natural Killer T-cells (iNKT cells) Platform

iNKT cells play an important role in anti-tumor immune responses and are a distinct class of T lymphocyte displaying a limited diversity of T-cell receptors. They recognize lipid antigens on the surface of tumor cells and produce large amounts of cytokines within hours of stimulation without the need for clonal expansion. Furthermore, iNKT cells activate multiple immune system components, including dendritic cells (“DC”), T-cells and B-cells and stimulate an antigen-specific expansion of these cells. Our operating subsidiary, iOx Therapeutics Ltd. (“iOx”), holds an exclusive license (with the right to sub-license) from the Ludwig Institute for Cancer Research (the “Ludwig Institute”) to use, research, develop and commercialize iNKT cell engagers, for the treatment of various forms of human disease, including cancer, under the Ludwig Institute’s intellectual property and know-how.

PORT-2 (IMM60)

PORT-2 is an iNKT cell engager formulated in a liposome with a six-member carbon head structure that has been shown to activate both human and murine iNKT cells, resulting in DC maturation and the priming of Ag-specific T and B cells.

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In animal models, PORT-2 enhanced the frequency of tumor specific immune responses. iNKT cells are unique lymphocytes defined by their co-expression of surface markers associated with NK cells along with a T-cell antigen receptor. They recognize amphipathic ligands such as glycolipids or phospholipids presented in the context of the non-polymorphic, MHC class I-like molecule CD1d. Activated iNKT cells rapidly produce IFN-gamma and IL-4 and induce DC maturation and IL-12 production.

In August 2021, we dosed the first patient in the IMP-MEL PORT-2 clinical trial, a Phase 1/2 dose escalation and randomized expansion trial. Prior to discontinuing the PORT-2 trial, it was expected to enroll up to 88 patients with melanoma or non-small cell lung carcinoma (“NSCLC”) in order to evaluate safety and efficacy. In November 2022, we announced that we had entered into a clinical trial collaboration with Merck to evaluate PORT-2 in combination with pembrolizumab for patients with NSCLC. Under the terms of the collaboration, Merck supplied pembrolizumab for our Phase 1/2 trial of PORT-2 in patients with NSCLC and melanoma. The trial was closed in June 2024. The Merck collaboration terminated in December 2023.

Preliminary Phase 1 data from the IMP-MEL PORT-2 clinical trial, presented at the Society for Immunotherapy of Cancer in November 2023, suggests PORT-2 was well tolerated when administered as a monotherapy, with no related severe or serious adverse events. All possibly related adverse events were mild to moderate and did not limit dosing. Given the favorable safety profile observed in the clinical trials to date, the clinical protocol for the IMP-MEL PORT-2 clinical trial was amended to include a higher Phase 1 dose level as our near-term focus is defining the recommended Phase 2 dose. Prior to our decision to discontinue further development of our iNKT platform, the combination safety cohort with pembrolizumab was being conducted in parallel with the ongoing high dose monotherapy cohort. As of November 2023, two patients had received the combination with pembrolizumab, and no related severe or serious adverse events were reported. The adverse event profile was consistent with pembrolizumab. Previously reported biomarker data confirmed the mechanism of action (i.e., both activation of the innate and adaptive arms of the immune system). The following figure illustrates the different lesion responses. Although these are preliminary results, several lesions showed shrinkage, and the responses in liver metastases were encouraging.

Single agent activity observed in select target lesions
Best Change from Baseline by Individual Target Lesion
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
-20.0%
-40.0%
-60.0%
-80.0%
-100.0%
IMM60 monotherapy
IMM60 + pembrolizumab
Lymph Node IM-01-10008
Lymph Node IM-01-10002
Lymph Node IM-01-10008
Lung IM-01-10007
Kidney IM-01-10006
Liver IM-01-10001
Kidney IM-01-10006
Lymph Node IM-01-10002
Kidney IM-01-10003
Lymph node IM-01-10003
Lung IM-02-10003
Lymph Node IM-01-10010
Liver IM-01-10010
Lung IM-01-10001
Lymph Node IM-01-10002
Lung IM-01-10010
Lymph Node IM-01-10010
Lymph Node IM-01-10003
Lymph node IM-01-10009
Pelvis IM-01-10003
Liver IM-01-10001
Lung IM-02-10002
Lung IM-02-10002
Lymph Node IM-01-10007
Liver IM-01-10003
Lung IM-01-10009
Liver IM-01-10009
Breast IM-01-10006
Small intestine IM-01-10006
Kidney IM-01-10006
Liver IM-01-10009

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Prior to our decision to discontinue our sponsored iNKT trial, we were encouraged by the patient data set that we believe supports proof of concept for using an iNKT engager in cancer treatment. Preliminary Phase 1 data suggests that PORT-2 has a favorable safety and tolerability profile as a monotherapy at all doses tested to date (as noted above), has demonstrated evidence of single agent activity, and biomarkers confirm mechanistic potential of PORT-2 to activate both the adaptive and innate immune systems.

The clinical trial agreement has been transferred from the University of Oxford to us through our iOx subsidiary and the trial was converted to a program sponsored by iOx.

Prior to our decision to discontinue the iNKT trial, the protocol was being amended, given the safety data shown at the highest planned doses, to escalate patient dosing to include one additional higher dose to identify the recommended Phase 2 dose.

In December 2024 we entered into a Letter of Intent (“LOI”) with Immunova, LLC, a private Connecticut-based biotechnology company. Under the LOI, Immunova (or its affiliate) and Portage have agreed to negotiate a definitive option agreement under which Immunova may acquire the full share capital of iOx Therapeutics, Ltd., a wholly owned subsidiary of Portage. iOx is developing liposomal iNKT agonists.

PORT-3 (IMM65)

PORT-3 is a poly(lactide-co-glycolide) (“PLGA”)-nanoparticle formulation of PORT-2 (IMM60) combined with a NY-ESO-1 peptide vaccine. Biodegradable PLGA-nanoparticles function as a delivery platform for immunomodulators and tumor antigens to induce a specific anti-tumor immune response. PLGA has minimal (systemic) toxicity and is used in various drug-carrying platforms as an encapsulating agent. Furthermore, co-formulating an iNKT engager with a peptide vaccine in a particle has shown to be approximately five times more potent in killing cancer cells and generating an antigen-specific CD8 T-cell response than giving the two agents individually.

NY-ESO-1 is a cancer-testis antigen expressed during embryogenesis and in the testis, an immune privileged site. Furthermore, NY-ESO-1 expression is observed in several advanced cancers: Lung (2-32%), melanoma (40%), bladder (32-35%), prostate (38%), ovarian (30%), esophageal (24-33%), and gastric cancers (8-12%). Clinical trials have shown the safety and tolerability of Good Manufacturing Practices-grade NY-ESO-1 peptides in patients with cancer.

PORT-3 is being evaluated as part of an investigator sponsored study without funding from us. The first patient was dosed in 2021 and patients continue to enroll in the PRECIOUS Phase 1 trial of PORT-3 in patients with solid tumors. The Phase 1 portion of the trial is expected to enroll 15 patients. The trial was having difficulty identifying tumors that expressed NY-ESO-1, so the trial protocol was amended to include all solid tumors regardless of expression to facilitate assessment of safety. This platform is designed to demonstrate proof of concept. The combination of NY-ESO-1 and IMM-60 is being evaluated to determine its ability to prime and boost an anti-tumor immune response. Our patent position extends to other known tumor antigens, and, if we resume further development of our iNKT platform, we are prepared to rapidly launch other assets into the clinic if we see strong activity of this formulation. Preliminary safety data for repeat dosing of PORT-3 in the PRECIOUS Phase 1 trial shows a favorable safety profile. The investigators with who we work with have continued to explore next generation targeted nanoparticles.

Other Investee Programs

PORT-4 (Nanolipogel (“NLG”) co-formulation Platform)

Scientists are interested in novel ways to deliver multiple signals to the immune system in order to better activate an anti-tumor response. We have been impressed with a platform from Yale University that allows different types of agents to be packaged together and will concentrate them in tumors. We have licensed the platform for delivery of DNA aptamers and certain aptamer-small molecule-based combination products. In order to have multiple proprietary agents with known mechanisms of action, we have licensed rights to create DNA aptamers for immune-oncology targets and the first one developed is a proprietary PD1 aptamer, which has been placed in the NLG formulation. Early testing has shown the formulation properly modulates PD1 signaling in vitro similar to a PD1 antibody I. In non-clinical, in vivo experiments, the NLG-PD1 performed favorably compared to a mouse PD1 antibody. The current level of funding is expected to support exploration of multiple PD1 based co-formulations with small molecules and other DNA aptamers. We have conducted further research with the technology licensed from Yale University to co-deliver a PD1 blocking signal with a small molecule vascular endothelial growth factor inhibitor.

As of March 31, 2025, we owned approximately 70% of the outstanding shares of Saugatuck Therapeutics, Ltd. (“Saugatuck”) through our wholly-owned subsidiary SalvaRx, the subsidiary on which the PORT-4 platform is managed. On June 27, 2024 we made the decision to terminate our exclusive license agreement with Yale Ventures, for the nanolipogel technology (PORT-4).

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PORT-5 (STING Agonist Platform)

Proprietary immune priming and boosting technology (using a STING agonist delivered in a virus-like particle) has shown proof of concept in animal models. This platform was developed to offer multiple ways to target immune stimulation towards the cancer, as well as to co-deliver multiple signals in a single product. The PORT-5 STING platform’s advantage over chemical intratumoral approaches was potent immune priming and boosting pathway within a virus-like particle to enable convenient systemic administration and traffic to the correct targets. This technology would target dendritic cells, which is differentiated from other chemical STING approaches. To that end, Stimunity S.A. (“Stimunity”) received grant funding to study this technology with any COVID-19 vaccine to evaluate if it is possible to boost the immune response for immunocompromised or elderly patients. During April 2022, the American Association for Cancer Research showcased PORT-5 preclinical data at a late-breaking session that shows that one or more targeted immunotherapy agents could be packaged within a virus-like particle to increase potency, while enabling a selective immune activation. Stimunity was unable to raise any outside funding, and activities were scaled back due to our own liquidity issues.

In December 2023, we completed a transfer of our equity in Stimunity and the Stimunity Convertible Note to iOx. In connection with that transfer, the Stimunity Convertible Note was converted into 1,768 Class A shares of Stimunity.

As of March 31, 2025, we owned approximately 48.9% of the outstanding shares of Stimunity, the subsidiary on which the PORT-5 platform is managed. During Fiscal 2024 we decided not to further fund Stimunity’s operations and wrote-down the remaining balance of our investment of $1.0 million to nil as of March 31, 2024.

Early-Stage Research and Development Collaborations

We have also been interested in evaluating and testing new antibody targets in the suppressive tumor microenvironment with the goal to down regulate or remove MDSC, TAMs, Tregs and other signals that impede the immune response from clearing cancer cells.

•	We continue to collaborate with Dr. Robert Negrin and his team at Stanford University in an investigator sponsored trial (“IST”) study to evaluate the use of PORT-2 with iNKT cell therapies in animals. This work was intended to evaluate if an engager co-administered with expanded or transformed iNKT cells can further activate the transplanted and endogenous cells inside the patient. The Stanford collaboration was also expected to study the impact iNKT engagers have on driving an adaptive immune response and correcting the suppressive tumor microenvironment. This IST remains operational as of the date of this report.

•	We entered into a Cooperative Research and Development Agreement (“CRADA”) with the NCI. We and NCI planned to advance preclinical and potential clinical development of STING agonists and anti-RAGE agents for cancer vaccines. After the acquisition of Tarus Therapeutics, LLC (“Tarus”), we amended the CRADA to include exploration of the different adenosine compounds. We did not extend the CRADA beyond its current term and made a termination payment of $62,500 in June 2024 as required under the contract.

•	We have a collaboration with Dr. Carmela de Santos at University of Birmingham for the use of iNKT agents to treat sarcomas. Dr. de Santos has tested PORT-2 in human sarcoma cell lines and has grant funding to test it in animal models.

•	We have a collaboration to study the use of adenosine 2A and adenosine 2B agents in mesothelioma with Drs. Luciano Mutti from Sbarro Institute for Cancer Research and Molecular Medicine, Department of Biology, College of Science and Technology, Temple University and Dr. Steven Gray of St. James Hospital in Dublin.

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Our Business Model

We are a development organization that is structured to facilitate flexibility in financing and ease of partnering, licensing, and merger/acquisition of individual assets and or technology platforms. The intellectual property (“IP”) for each platform is held in separate private entities. Our employees and consultants work across the pipeline of assets and we believe that this can (i) enhance operational efficiency, (ii) maintain an optimal cost structure, (iii) attract leading collaborators, and (iv) promote asset flexibility, as further described below. If we were to resume enrollment in our clinical programs, we believe our experience and approach would continue to leverage the operating and cost structures that are further described below.

•	Enhance operational efficiency: We allocate resources while empowering managers to make program-level decisions in order to increase productivity and speed. We believe this model enables a flexible organizational structure that can achieve scale through the addition of programs without increasing burdensome bureaucracy or redundant infrastructure.

•	Maintain an optimal cost structure: We have a relatively small number of employees and have partnered with a number of service providers to leverage their infrastructure and expertise as needed instead of embarking on capital-intensive lab, manufacturing, and equipment expenditures. By reducing overhead costs, we believe we can increase the likelihood that we can generate a return on invested capital.

•	Attract leading collaborators and licensors: Our pipeline is comprised of therapies we believe will be first-in-class therapies for a variety of cancers sourced via our industry contacts and relationships (including academia and pharmaceutical industry executives). On preclinical programs/technology, we initially established development structures enabling us to keep licensors economically incentivized at the program level. We believe that our experienced drug development leadership team and approach to resource allocation differentiate us from other potential licensees.

•	Leverage the commoditized checkpoint marketplace and explore the potential to further enhance long-term clinical benefits for patients with cancer and also expand the eligible population to include those who do not currently receive anti-PD-1 therapy: Presently there are multiple approved checkpoint therapeutics that lack differentiation, resulting in a competitive market dynamic, which will favor combination therapy. There remains opportunity for potential expansion in the PD-1 market with our adenosine antagonists. Studies show that 70-80% of patients do not respond or have a limited response to existing monotherapies, such as PD-1 checkpoint inhibitors. We see potential for our unique approach of using adenosine antagonists to initiate an immune response in tumors that have become refractory to checkpoint therapy or to increase the number of front-line patients achieving more durable responses. Combinations can improve this but often come at the cost of significant additional toxicity. The market is saturated with at least 14 approved PD-1 antibodies, and every major pharmaceutical company competes in this space. Extending the use of PD-1 antibodies could still provide a significant potential upside for companies competing for market share.

•	Promote asset flexibility: Our structure is designed to maximize flexibility and cost efficiency. This allows us to efficiently pursue various subsidiary-level transactions, such as stock or asset sales, licensing transactions, strategic partnerships and/or co-development arrangements. It also provides us with the flexibility to terminate programs with minimal costs if results do not meet our de-risking criteria for advancement.

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Competition

Like all companies operating in the pharmaceutical or biotherapeutic development sector, we have faced competition from well-established large pharmaceutical companies as well as innovative new entrants. Due to the prevalence of cancer, there are companies that are focusing their efforts in this space. Some of the smaller entrants in this space with which we may compete over time include Cullinan Oncology, Inc., which develops therapeutics geared toward improving the standard of care for those living with cancer; PureTech Health, which develops medicines for diseases including intractable cancers and lymphatic and GI diseases; and immunotherapy companies such as Black Diamond Therapeutics, Repare Therapeutics, Nuvation Bio, Shattuck Labs, Arcus Biosciences, Syndax Pharmaceuticals Inc. and iTeos Therapeutics S.A.

Nevertheless, we believe our strategic approach is sufficiently differentiated in that we have focused on multiple aspects of resistance to current immunotherapies based on the experience of our management at BMS developing Opdivo and Yervoy. We believe one of our past operating strengths, and if we recommence more extensive operations, was our ability to understand what technology is potentially attractive to major pharmaceutical companies.

(C)  ORGANIZATIONAL STRUCTURE

We currently have four diverse oncology technology platforms, each of which is not being operated at this time due to lack of funding. We believed that these had product candidates which have established scientific rationales, including intra-tumoral, nanoparticles, liposomes, aptamers, cell penetrating peptides, and virus-like particles. Only one of these platforms, the adenosine receptor antagonist platform acquired from Tarus, has ongoing clinical activity.

Our significant subsidiaries include:

(a)	SalvaRx, a wholly-owned subsidiary, incorporated in the British Virgin Islands;

(b)	iOx, a wholly-owned subsidiary incorporated in the U.K. In September 2021, we, through SalvaRx, exchanged certain notes, accrued interest, warrants and receivables in exchange for shares of iOx representing 17.83% of the outstanding shares of iOx. As a result of this exchange, we, through SalvaRx, increased our ownership of iOx from 60.49% to 78.32%. On July 18, 2022, we, through SalvaRx, purchased the remaining 21.68% of the non-controlling interest of iOx. Our 44% interest in Stimunity was transferred from Portage to iOx in December 2023 and was increased to 48.9% upon the conversion of the convertible note to equity;

(c)	Saugatuck, a 70% owned subsidiary through SalvaRx, incorporated in the British Virgin Islands. “Saugatuck and subsidiary” refers to Saugatuck and Saugatuck Rx LLC;

(d)	PDS, a wholly-owned subsidiary incorporated in Delaware, which provides human resources, and other services to each operating subsidiary via a shared services agreement;

(e)	SalvaRx LLC, a wholly-owned subsidiary through SalvaRx incorporated in Delaware;

(f)	Saugatuck Rx LLC, a wholly-owned subsidiary of Saugatuck incorporated in Delaware; and

(g)	Tarus, a wholly-owned subsidiary incorporated in Delaware.

(D)  PROPERTY, PLANT AND EQUIPMENT

We currently do not have any material tangible fixed assets or leased properties.

ITEM 4A – UNRESOLVED STAFF COMMENTS

None.

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ITEM 5 – OPERATING AND FINANCIAL REVIEW AND PROSPECTS

(A)  OPERATING RESULTS (All Amounts in 000’$)

The following discussion should be read in conjunction with our Audited Consolidated Financial Statements and notes thereto for the fiscal year ended March 31, 2025, contained elsewhere in this Annual Report.

	Years ended March 31,
	2025	2024	2023
	in 000’$	in 000’$	in 000’$
Operating expenses	(7,383)	(18,199)	(16,575)
Change in fair value of deferred purchase price payable - Tarus and deferred obligation - iOx milestone	—	11,305	2,711
Gain on settlement with Parexel – iOx CRO	946	—	—
Loss on Registered Direct Offering	—	(2,432)	—
Offering costs	—	(662)	—
Change in fair value of warrant liability	(388)	6,868	33
Impairment loss - iOx IPR&D	—	(57,890)	(59,320)
Impairment loss - Tarus IPR&D	—	(23,615)	(4,585)
Impairment loss - Goodwill	—	—	(43,862)
Impairment loss - Stimunity	—	(1,002)	(818)
Impairment loss - Saugatuck	—	(178)	—
Commitment fee under Committed Purchase Agreement	—	(839)	—
Share of loss in associate accounted for using equity method	—	(233)	(260)
Gain on dissolution of investment in associate	—	27	—
Gain from sale of investment in public company	—	725	—
Foreign exchange transaction gain (loss)	(7)	7	(53)
Depreciation expense	(35)	(54)	(1)
Interest income, net	86	242	208
Loss before provision for income taxes	(6,781)	(85,930)	(122,522)
Income tax benefit	3	10,548	17,856
Net loss	(6,778)	(75,382)	(104,666)
Other comprehensive loss
Net unrealized loss on investments	—	(38)	(5,283)
Total comprehensive loss for year	$(6,778)	$(75,420)	$(109,949)

Comprehensive loss attributable to:
Owners of the Company	$(6,767)	$(75,377)	$(109,894)
Non-controlling interest	(11)	(43)	(55)
Total comprehensive loss for year	$(6,778)	$(75,420)	$(109,949)

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Overview

Portage Biotech is a clinical-stage immuno-oncology company advancing what we believe are first-in-class therapies that target resistance mechanisms to existing checkpoint inhibitors, with the goal of improving the durability of anti-tumor responses and quality of life in patients with invasive cancers.

In January 2024, in light of ongoing capital constraints and the broader funding environment for early-stage biotechnology companies, we made the strategic decision to discontinue the iOx Therapeutics, Ltd. IMPORT-201 (PORT-2) trial and in April 2024 pause further accrual to the Tarus Therapeutics, LLC ADPORT-601 (PORT-6 and PORT-7) trial. The investigator-sponsored study of PORT-3 remains active, but not recruiting and without direct financial support from us.

As part of our ongoing review of strategic alternatives, in December 2024 we entered into a Letter of Intent (“LOI”) with Immunova, LLC, a private Connecticut-based biotechnology company. Under the LOI, Immunova (or its affiliate) and Portage have agreed to negotiate a definitive option agreement under which Immunova may acquire the full share capital of iOx Therapeutics, Ltd., a wholly owned subsidiary of Portage. Those negotiations are ongoing. iOx is developing liposomal iNKT agonists, with its lead candidate, PORT-2, demonstrating encouraging preliminary clinical activity.

In January 2025, we announced the relaunch of Tarus Therapeutics, LLC as an independently managed company under the name Cyncado Therapeutics™. Peter Molloy was appointed CEO to lead efforts in securing external financing and advancing the development of PORT-6, PORT-7, PORT-8, and PORT-9—a portfolio of highly selective adenosine receptor antagonists. Cyncado will focus initially on the dual administration of PORT-6 (A2A antagonist) and PORT-7 (A2B antagonist) to target immune suppression in the tumor microenvironment via complementary mechanisms.

In March 2025, we resumed patient enrollment into the final cohort arm of PORT-6 as part of the Phase 1a ADPORT-601 clinical trial, following a prior pause due to funding constraints. This decision reflects the favorable safety and preliminary activity signals observed in earlier dose cohorts. In April 2025, we announced confirmatory preclinical results in mesothelioma with our PORT-7 compound, supporting advancement of this indication in its first-in-human trial of PORT-7. Upon completion of the PORT-6 cohort, we will evaluate advancement of this trial and the PORT-7 monotherapy and PORT-6 + PORT-7 combination arms, but remain on pause at this time.

We continue to evaluate a broad set of strategic alternatives, which may include partnerships, asset sales, mergers, restructurings (in or out of court), company wind-downs, or new financing transactions. The following description assumes the availability of additional capital to support ongoing and future clinical development.

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Results of Operations for Fiscal 2025 Compared to Fiscal 2024

We incurred a net loss of approximately $6.8 million during Fiscal 2025 compared to a net loss of approximately $75.4 million during Fiscal 2024, a decrease in net loss of $68.6 million, year-over-year. Fiscal 2025 and 2024 includes approximately ($0.2) million net non-cash gain and $60.9 million of net non-cash expenses, respectively.

The components of the change in net loss and total comprehensive loss are:

•	A net gain of $0.9 million from the settlement and release of obligations and liabilities under the Master Services Agreement between iOx and Parexel International (IRL) Limited (“Parexel”). See “iOx – Parexel Master Services Agreement” section of Note 13, “Commitments and Contingent Liabilities” for additional discussion regarding this matter included elsewhere in this Report.

•	A $0.4 million non-cash loss from the change in the fair value of certain warrants accounted for as liabilities issued in connection with such equity offering in October 2023.

•	Operating expenses, which include R&D and general and administrative ("G&A") expenses, were $7.4 million in Fiscal 2025, compared to $18.2 million in Fiscal 2024, a decrease of $10.8 million, which is discussed more fully below. Operating expenses include $0.3 million and $2.6 million of non-cash share-based compensation expense in Fiscal 2025 and Fiscal 2024, respectively.

•	A non-cash loss on impairment of $82.5 million comprised of 1) $57.9 million with respect to iOx in-process research and development (“IPR&D”) , 2) $23.6 million with respect to the Tarus IPR&D and 3) $1.0 million with respect to our investment in Stimunity in Fiscal 2024. This represents a full impairment of the iOx and Tarus IPR&D and our investment in Stimunity.

•	A $0.8 million commitment fee expense related to the decision not to utilize the Committed Purchase Agreement in Fiscal. There was no such fee in Fiscal 2025.

•	A $0.7 million gain recognized on the sale of Intensity Therapeutics, Inc. (“Intensity”) shares during Fiscal 2024. There was no such sale in Fiscal 2025.

•	Additionally, we reflected a non-cash net deferred income tax benefit of $3 thousand in Fiscal 2025, compared to a non-cash net deferred income tax benefit of $10.5 million in Fiscal 2024, a year-over-year change of $10.5 million reflecting the reduction of deferred tax liability due to the full impairment of the IPR&D for iOx in Fiscal 2024.

Total comprehensive loss in Fiscal 2025 was $6.8 million, compared to $75.4 million in Fiscal 2024, a decrease in total comprehensive loss of $68.6 million. There is no difference between net loss and total comprehensive loss in Fiscal 2025. The difference between net loss and total comprehensive loss in Fiscal 2024 was entirely due to the recognition of the net change in fair value of an investment of $0.038 million originally in OCI during the fiscal year.

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Results of Operations for Fiscal 2024 Compared to Fiscal 2023

We incurred a net loss of approximately $75.4 million during Fiscal 2024, which includes approximately $60.9 million of net non-cash expenses, compared to a net loss of approximately $104.7 million during Fiscal 2023, a decrease in net loss of $29.3 million, year-over-year.

The components of the change in net loss and total comprehensive loss are:

•	A non-cash gain totaling $11.3 million comprised of the change (decrease) in the fair value of the deferred obligation - iOx milestone of $4.1 million, and the change (decrease) in the fair value of the deferred purchase price payable to the former Tarus shareholders of $7.2 million. This is attributable to the full impairment of the related iOx IPR&D and Tarus IPR&D.

•	A $2.4 million loss from our equity financing in October 2023 representing the excess of the fair value of certain warrants over the net proceeds, $0.7 million of offering costs and a $6.9 million non-cash gain from the change in the fair value of certain warrants accounted for as liabilities issued in connection with such equity offering in October 2023.

•	A non-cash loss on impairment of $57.9 million with respect to the iOx in-process research and development (“IPR&D”) (PORT-2 platform), based on our International Accounting Standards (“IAS”) 36 “Impairment of Assets” fair value analysis triggered by our decision to pause those trials and our decision to explore strategic alternatives, which may include finding a partner for one or more of our assets, a sale of our company, a merger, restructurings, both in and out of court, a company wind down, further financing efforts or other strategic action. This represents a full impairment of the iOx IPR&D.

•	A non-cash loss on impairment of $23.6 million with respect to the Tarus IPR&D. This represents a full impairment of the Tarus IPR&D.

•	A non-cash impairment loss of $1.0 million with respect of our investment in Stimunity, based upon our IAS 36 analysis predicated on the inability of Stimunity to raise financing and our decision not to finance future operations.

•	A $0.8 million commitment fee expense related to the decision not to utilize the Committed Purchase Agreement.

•	A $0.7 million gain recognized on the sale of Intensity Therapeutics, Inc. (“Intensity”) shares during Fiscal 2024. There was no such sale in Fiscal 2023.

•	Operating expenses, which include R&D and general and administrative (“G&A”) expenses, were $18.2 million in Fiscal 2024, compared to $16.6 million in Fiscal 2023, an increase of $1.6 million, which is discussed more fully below.

•	Additionally, we reflected a non-cash net deferred income tax benefit of $10.5 million in Fiscal 2024, compared to a non-cash net deferred income tax benefit of $17.9 million in Fiscal 2023, a year-over-year change of $7.4 million reflecting the reduction of deferred tax liability due to the full impairment of the IPR&D for iOx, partially offset by the derecognition of losses previously recognized. Fiscal 2023 reflected the recognition of current tax losses, the change (benefit) in exchange rates on the liability settleable in British pound sterling and the change (benefit) on the change in deferred income tax rates in the U.K.

Total comprehensive loss in Fiscal 2024 was $75.4 million, compared to $109.9 million in Fiscal 2023, a decrease in total comprehensive loss of $34.5 million. The primary difference between net loss and total comprehensive loss in Fiscal 2024 was substantially due to the recognition of the net change in fair value of an investment of $0.038 million originally in OCI in Fiscal 2024.

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Operating Expenses

Total operating expenses for the last three completed fiscal years are as follows (in thousands):

	Years ended March 31,
	2025	2024	2023

Research and development	$3,129	$12,535	$8,674
General and administrative expenses	4,254	5,664	7,901
Total operating expenses	$7,383	$18,199	$16,575

Research and Development Expenses

Fiscal 2025

R&D expenses decreased by approximately $9.4 million, or approximately 75%, from approximately $12.5 million in Fiscal 2024, to approximately $3.1 million in Fiscal 2025. The decrease was primarily attributable to clinical trial costs (principally CRO-related), which decreased by approximately $3.4 million, from $5.2 million in Fiscal 2024 to $1.8 million in Fiscal 2025, due to the decision to pause enrollment in our sponsored clinical trials in the third and fourth quarters of Fiscal 2024. Manufacturing-related costs decreased by $1.6 million from $1.8 million in Fiscal 2024, compared to $0.2 million in Fiscal 2025, related to the iNKT and adenosine clinical trials. During Fiscal 2024, we deprioritized development of the iNKT program and closed the related clinical trial. In August 2024, we temporarily paused enrollment in the PORT-6 arm of the study. Enrollment resumed in March 2025 with the initiation of the final dose escalation cohort. Non-cash share-based compensation expense allocable to R&D decreased by $1.4 million, from $1.4 million in Fiscal 2024, compared to nil in Fiscal 2025, as the relevant share options fully vested by Fiscal 2024 and no new share option awards were allocable to R&D during Fiscal 2025. Payroll-related expenses decreased by $0.9 million from $1.6 million in Fiscal 2024 to $0.7 million in Fiscal 2025; the decrease in salaries is primarily due to reduced headcount. R&D services decreased by $0.5 million due to the pause of medical writing, analysis, and clinical studies at the beginning of Fiscal 2025. Scientific consulting fees decreased by approximately $0.6 million from $0.8 million in Fiscal 2024 to $0.2 million in Fiscal 2025 to reflect the decrease in activity year-over-year. Additionally, in Fiscal 2024, we incurred a one-time milestone payment of $0.5 million for dosing our first adenosine patients, and finally, $0.5 million in fees paid with respect to the transition of the iNKT study prior to discontinuing the study in Fiscal 2024.

Fiscal 2024

R&D costs increased by approximately $3.8 million, or approximately 44%, from approximately $8.7 million in Fiscal 2023, to approximately $12.5 million in Fiscal 2024. The increase was primarily attributable to clinical trial costs (principally CRO-related), which increased by approximately $2.5 million, from $2.7 million in Fiscal 2023 to $5.2 million in Fiscal 2024, as activities ramped up throughout the period until we made the decision to pause enrollment in our sponsored clinical trials in the third and fourth quarters of Fiscal 2024. Manufacturing-related costs increased by $1.0 million from $0.8 million in Fiscal 2023, compared to $1.8 million in Fiscal 2024, related to the iNKT and adenosine clinical trials. Payroll-related expenses decreased by $0.3 million from $1.9 million in Fiscal 2023 to $1.6 million in Fiscal 2024; the increases in salaries effective January 2023 were more than offset by the fact that no annual bonuses were incurred in Fiscal 2024. R&D non-cash share-based compensation expense decreased by $0.8 million, from $2.2 million in Fiscal 2023, compared to $1.4 million in Fiscal 2024. This decrease was due to the continued vesting of options granted in prior years, as well as recent grants having a lower grant date fair value. Additionally, in Fiscal 2024, we incurred a milestone payment of $0.5 million for dosing our first adenosine patients, an increase in consulting fees of approximately $0.4 million from $0.4 million in Fiscal 2023 to $0.8 million in Fiscal 2024 to reflect the increase in activity year-over-year, and, finally, $0.5 million in fees paid with respect to the transition of the iNKT study prior to discontinuing the study in Fiscal 2024.

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Fiscal 2023

R&D costs increased by approximately $1.9 million, or approximately 28%, from approximately $6.8 million in Fiscal 2022, to approximately $8.7 million in Fiscal 2023. The increase was primarily attributable to the start-up and manufacturing costs associated with the adenosine assets (PORT-6 and PORT-7) acquired in the Tarus acquisition of $1.1 million and the clinical trial costs of $2.4 million associated with the iNKT clinical trial for PORT-2. There were no such costs incurred in Fiscal 2022. Additionally, we incurred costs of $0.2 million associated with the NCI trial for clinical development of STING agonists and anti-RAGE agents for cancer vaccines in Fiscal 2023, an increase of $0.3 million in other R&D costs relating to services and storage and an increase of $0.3 million in payroll-related expenses. These increases were partially offset by a reduction in non-cash share-based compensation expense of $2.4 million with respect to share options to purchase ordinary shares granted to employees, which was attributable to (a) the vesting over time of a portion of prior year grants; and (b) the decrease in the fair value of grants of share options made in Fiscal 2023, as well as the timing of the grants.

General and Administrative Expenses

Fiscal 2025

G&A expenses decreased by approximately $1.4 million, or approximately 24.9%, from approximately $5.7 million in Fiscal 2024, to approximately $4.3 million in Fiscal 2025. The decreases are attributable to decreases in: non-cash share-based compensation expense allocable to G&A expenses by $0.9 million, from $1.2 million in Fiscal 2024 to $0.3 million in Fiscal 2025, primarily due to the vesting of certain share options granted in prior years fully vesting by Fiscal 2024 and lower fair value associated with more recent grants; professional fees by $0.7 million, from $2.3 million in Fiscal 2024, compared to $1.6 million in Fiscal 2025, primarily due to decline in public relations and accounting services related expenses; directors’ fees by $0.1 million, from $0.3 million in Fiscal 2024, compared to $0.2 million Fiscal 2025 due to the adoption of a new director compensation policy in March 2025; and general office related supplies and expenses by $0.1 million, from $0.2 million in Fiscal 2024, compared to $0.1 million in Fiscal 2025. These decreases were offset to some extent by an increase in payroll-related and consulting expenses by $0.4 million from $0.9 million in Fiscal 2024 to $1.3 million in Fiscal 2025 primarily attributable to $0.2 million in retention payments to an employee and a consultant included in payroll expenses allocable to general and administrative expenses.

Fiscal 2024

G&A expenses decreased by approximately $2.2 million, or approximately 28%, from approximately $7.9 million in Fiscal 2023, to approximately $5.7 million in Fiscal 2024. Professional fees decreased by $0.7 million, to $2.3 million in Fiscal 2024, compared to $3.0 million in Fiscal 2023, primarily attributable to legal fees associated with the Tarus acquisition and other regulatory filings in Fiscal 2023. Additionally, G&A non-cash share-based compensation expense decreased by $0.8 million, from $2.0 million in Fiscal 2023 to $1.2 million in Fiscal 2024. This decrease of $0.8 million in G&A non-cash share-based compensation expense was attributable to the vesting of certain share options granted in prior years and lower fair value associated with more recent grants. Insurance expense decreased by $0.5 million from $1.2 million in Fiscal 2023 to $0.7 million in Fiscal 2024, due to the decrease in the D&O premium year-over-year resulting from changes in the insurance markets. Directors’ fees decreased by $0.1 million in Fiscal 2024, compared to Fiscal 2023 as certain directors waived their fees in the quarter ended March 31, 2024. Finally, payroll-related expenses decreased by $0.1 million from $1.0 million in Fiscal 2023 to $0.9 million in Fiscal 2024; the increase in annual salaries effectuated in January 2023 was slightly more than offset by the fact that there were no annual bonuses incurred in Fiscal 2024.

Fiscal 2023

G&A expenses decreased by approximately $0.9 million, or approximately 10%, from approximately $8.8 million in Fiscal 2022, to approximately $7.9 million in Fiscal 2023. Professional fees increased by $1.3 million, of which $0.8 million was attributable to legal fees associated with the Tarus acquisition and $0.3 million was attributable to audit and accounting related expenses in Fiscal 2023 associated with the updating of public filings, as well as costs associated with the Tarus acquisition review. $0.2 million of the increase was attributable to stamp fees in the U.K. related to acquiring the outstanding minority interest of iOx, our subsidiary that manages our iNKT engager platform. Additionally, payroll-related expenses increased by $0.3 million due to the adoption of a compensation program in Fiscal 2023 designed to attract and retain management; along the same lines, we incurred $0.3 million in compensation to our directors in Fiscal 2023. These increases were partially offset by a decrease in non-cash share-based compensation expense of $2.4 million attributable to the vesting of certain share options granted in prior years and lower fair value associated with more recent grants and the decrease of $0.4 million associated with D&O insurance, which was attributable to a decrease in the D&O premium market year-over- year.

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(B)  LIQUIDITY AND CAPITAL RESOURCES

Capital Resources

We filed the March 2021 Registration Statement with the SEC in order to sell ordinary shares, debt securities, warrants and units in one or more offerings from time to time, which became effective on March 8, 2021. In connection with the March 2021 Registration Statement, we have filed with the SEC:

•	a base prospectus, which covers the offering, issuance and sale by us of up to $200 million in the aggregate of the securities identified above from time to time in one or more offerings;
•	a prospectus supplement, which covers the offer, issuance and sale by us in an ATM offering program of up to a maximum aggregate offering price of $50 million of our ordinary shares that may be issued and sold from time to time under the 2021 Sales Agreement with Cantor Fitzgerald & Co., the sales agent;
•	a prospectus supplement dated June 24, 2021, for the offer, issuance and sale by us of 57,500 ordinary shares for gross proceeds of approximately $26.5 million in a firm commitment underwritten public offering with Cantor Fitzgerald;

•	a prospectus supplement dated August 19, 2022, for the resale of up to $30 million in ordinary shares that we may sell from time to time to Lincoln and an additional 4,726 shares that were issued to Lincoln; and

•	a prospectus supplement dated September 29, 2023 for the offer, issuance and sale by us in a registered direct public offering through H.C. Wainwright & Co., the placement agent, to an institutional and accredited investor of (i) 98,500 of our ordinary shares at a purchase price of $38.00 per share and (ii) Pre-Funded Warrants to purchase up to 59,395 of our ordinary shares, at a purchase price of $37.98 per Pre-Funded Warrant, for aggregate gross proceeds of approximately $6 million (the “2023 Equity Financing”). All Pre-Funded Warrants, which were immediately exercisable for one ordinary share at an exercise price of $0.02 per share, were exercised in full on May 9, 2024.

The 2021 Sales Agreement permitted us to sell in an ATM program up to $50 million of ordinary shares from time to time. The sales under the prospectus will be deemed to be made pursuant to an ATM program as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

On June 24, 2021, we completed the sale of 57,500 ordinary shares, including the underwriters’ option, at a price of $460.00 per share, which generated gross proceeds of approximately $26.5 million and net proceeds of approximately $25.0 million, and was settled June 28, 2021.

During Fiscal 2022, we commenced an ATM program through which we sold a total of 22,184 ordinary shares, generating an aggregate net proceeds of approximately $4.1 million through Fiscal 2024. The March 2021 Registration Statement expired on February 24, 2024.

On July 6, 2022, we entered into the Committed Purchase Agreement with Lincoln, pursuant to which we may require Lincoln to purchase our ordinary shares having an aggregate value of up to $30 million over a period of 36 months. For a summary of the terms of the Committed Purchase Agreement, please see our Form 20-F for the fiscal year ended March 31, 2023 filed with the SEC on July 31, 2023.

During Fiscal 2023, we sold 24,000 ordinary shares to Lincoln under the Committed Purchase Agreement for net proceeds totaling approximately $2.0 million.

On May 5, 2025 we filed a shelf registration statement with the SEC in order to sell ordinary shares, warrants and units in one or more offerings from time to time, which became effective on May 14, 2025 (“May 2025 Registration Statement”). In connection with the May 2025 Registration Statement, we have filed with the SEC:

•	a base prospectus, which covered the offering, issuance and sale by us of up to $40 million in the aggregate of the securities identified above from time to time in one or more offerings; and
•	a prospectus supplement, which covered the offer, issuance and sale by us in our ATM offering of up to a maximum aggregate offering price of $3,377,250 of our ordinary shares that may be issued and sold from time to time under the At the Market Offering Agreement, dated June 27, 2025 (the “2025 Sales Agreement”), with Rodman & Renshaw LLC the sales agent (“Rodman”).

The sale of ordinary shares under the registration statements are generally limited based on, among other things, our Nasdaq trading volume. Under the Baby Shelf Rule, the amount of funds we can raise through primary public offerings of securities in any 12-month period using a registration statement on Form F-3 is limited to one-third of the aggregate market value of the ordinary shares held by our non-affiliates, which limitation may change over time based on our stock price, number of ordinary shares outstanding and the percentage of ordinary shares held by non-affiliates. We are therefore limited by the Baby Shelf Rule as of the filing of this Form 20-F, until such time as our non-affiliate public float exceeds $75 million.

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On March 1, 2023, we, through Tarus, entered into a clinical service agreement with a third-party service provider. The term of the agreement has been extended to the earlier of February 20, 2026 or the completion of provision of services and the payment of contractual obligations. The agreement provides for budgeted costs totaling approximately $6.9 million. (previously $12.1 million)

In connection with the 2023 Equity Financing, on September 29, 2023, we entered into the Purchase Agreement with an institutional and accredited investor in connection with the Registered Direct Offering and the concurrent private placement. The Offerings closed on October 3, 2023.

Pursuant to the Purchase Agreement, in the Registered Direct Offering, we sold (i) 98,500 of our ordinary shares, at a purchase price of $38.00 per share and (ii) Pre-Funded Warrants to purchase up to 59,395 Pre-Funded Warrant Shares. All Pre-Funded Warrants, which were immediately exercisable for one ordinary share at an exercise price of $0.02 per share, were exercised in full on May 29, 2024.

In the Private Placement, we issued to such institutional and accredited investor unregistered Series A Warrants to purchase up to 157,895 ordinary shares, unregistered Series B Warrants to purchase up to 157,895 ordinary shares, and unregistered Series C Warrants to purchase up to 157,895 ordinary shares, together exercisable for an aggregate of up to 473,685 Private Warrant Shares. Pursuant to the terms of the Purchase Agreement, for each ordinary share and Pre-Funded Warrant issued in the Registered Direct Offering, an accompanying Series A Warrant, Series B Warrant and Series C Warrant were issued to such institutional and accredited investor. Each Series A Warrant was immediately exercisable for one Private Warrant Share at an exercise price of $38.00 per share but expired on April 3, 2025, 18 months from the date of issuance. Each Series B Warrant is exercisable for one Private Warrant Share at an exercise price of $45.20 per share, is immediately exercisable and will expire three years from the date of issuance. Each Series C Warrant is exercisable for one Private Warrant Share at an exercise price of $45.20 per share, is immediately exercisable and will expire five years from the date of issuance. The net proceeds to us from the Offerings were approximately $5.3 million, after deducting placement agent’s fees and estimated offering expenses.

Pursuant to an engagement letter, dated as of August 26, 2023, between us and H.C. Wainwright & Co., LLC (the “Placement Agent”), we paid the Placement Agent a total cash fee equal to 6.0% of the aggregate gross proceeds received in the Offerings, or $0.36 million. We also agreed to pay the Placement Agent in connection with the Offerings a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offerings ($0.06 million), $75,000 for non-accountable expenses and $15,950 for clearing fees. In addition, we agreed to issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase up to 7,896 ordinary shares, which represents 5.0% of the aggregate number of ordinary shares and Pre-Funded Warrants sold in the Registered Direct Offering. The Placement Agent Warrants have substantially the same terms as the Private Warrants, except that the Placement Agent Warrants have an exercise price equal to $47.50, or 125% of the offering price per ordinary share sold in the Registered Direct Offering, and will be exercisable for five years from the commencement of the sales pursuant to the Offerings.

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Going Concern

The accompanying consolidated financial statements for the year ended March 31, 2025 have been prepared on a basis that assumes that we will continue as a going concern and that contemplates the continuity of operations, the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Accordingly, the accompanying consolidated financial statements for the year ended March 31, 2025 do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might result from the outcome of this uncertainty. Notwithstanding the fact that the consolidated financial statements have been prepared on a going concern basis, we believe we will have to raise substantial amounts of additional capital from time to time, including in the near future, for our operations and to fund our product development, to conduct clinical trials, to obtain regulatory approval, to safeguard our intellectual property and to commence any commercialization efforts that we may pursue in the future. There is no assurance that we will be able to raise the necessary funds from time to time or on terms that are acceptable to us.

As of March 31, 2025, we had cash and cash equivalents of approximately $1.7 million and total current liabilities of approximately $1.1 million. For the year ended March 31, 2025, we are reporting a net loss of approximately $6.8 million (which include approximately $0.2 million of non-cash income, net of non-cash expenses), and cash used in operating activities of approximately $5.5 million. Based on our most recent projected cash flows, we believe that our cash and cash equivalents of $0.6 million of July 21, 2025 and the proceeds of up to $3,377,250 we may receive from the sale of additional shares of our ordinary shares in “at-the-market” transactions through a Sales Agreement with Rodman & Renshaw LLC (“Rodman”) as a sales agent, would not be sufficient to satisfy our anticipated operating and other funding requirements and raise significant doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these consolidated financial statements.

In January 2024, in light of ongoing capital constraints and the broader funding environment for early-stage biotechnology companies, we made the strategic decision to discontinue the iOx Therapeutics, Ltd. IMPORT-201 (PORT-2) trial and in April 2024 pause further accrual to the Tarus Therapeutics, LLC ADPORT-601 (PORT-6 and PORT-7) trial. The investigator-sponsored study remains active, but not recruiting and without direct financial support from us.

As part of our ongoing review of strategic alternatives, in December 2024 we entered into a Letter of Intent (“LOI”) with Immunova, LLC, a private Connecticut-based biotechnology company. Under the LOI, Immunova (or its affiliate) and Portage have agreed to negotiate a definitive option agreement under which Immunova may acquire the full share capital of iOx Therapeutics, Ltd., a wholly owned subsidiary of Portage. iOx is developing liposomal iNKT agonists, with its lead candidate, PORT-2, demonstrating encouraging preliminary clinical activity.

In January 2025, we announced the relaunch of Tarus Therapeutics, LLC as an independently managed company under the name Cyncado Therapeutics™. Peter Molloy was appointed CEO to lead efforts in securing external financing and advancing the development of PORT-6, PORT-7, PORT-8, and PORT-9—a portfolio of highly selective adenosine receptor antagonists. Cyncado will focus initially on the dual administration of PORT-6 (A2A antagonist) and PORT-7 (A2B antagonist) to target immune suppression in the tumor microenvironment via complementary mechanisms.

In March 2025, we resumed patient enrollment into the final cohort arm of PORT-6 as part of the Phase 1a ADPORT-601 clinical trial, following a prior pause due to funding constraints. This decision reflects the favorable safety and preliminary activity signals observed in earlier dose cohorts. In April 2025, we announced confirmatory preclinical results in mesothelioma with our PORT-7 compound, supporting advancement of this indication in its first-in-human trial of PORT-7. Upon completion of the PORT-6 cohort, we will evaluate advancement of this trial and the PORT-7 monotherapy and PORT-6 + PORT-7 combination arms, but remain on pause at this time.

We continue to evaluate a broad set of strategic alternatives, which may include partnerships, asset sales, mergers, restructurings (in or out of court), company wind-downs, or new financing transactions. The following description assumes the availability of additional capital to support ongoing and future clinical development.

There can be no assurance that our evaluation of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. Any potential transaction would be dependent on a number of factors that may be beyond our control, including, among other things, market conditions, industry trends, the interest of third parties in a potential transaction with us and the availability of financing to us or third parties in a potential transaction with us on reasonable terms. The process of reviewing strategic alternatives may require us to incur additional costs and expenses. It could negatively impact our ability to attract, retain and motivate key employees, and expose us to potential litigation in connection with this process or any resulting transaction. If we are unable to effectively manage the process, our financial condition and results of operations could be adversely affected. In addition, any strategic alternative that may be pursued and completed ultimately may not deliver the anticipated benefits or enhance shareholder value. There can be no guarantee that the process of evaluating strategic alternatives will result in our company entering into or completing a potential transaction within the anticipated timing or at all. There is no set timetable for this evaluation and we do not intend to disclose developments with respect to this evaluation unless and until we determine that further disclosure is appropriate or legally required.

We have incurred significant operating losses since inception and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. The losses result primarily from our conduct of R&D activities. As previously discussed, during latter half of Fiscal 2024 we discontinued further development of our iNKT sponsored trial and paused further accrual to our adenosine program in order to preserve cash resources. Additionally, during the fourth quarter of Fiscal 2024, we sold our shares in Intensity on Nasdaq.

We historically have funded our operations principally from proceeds from issuances of equity and debt securities. We will require significant additional capital to make the investments we need to execute a longer-term business plan. Our ability to successfully raise sufficient funds through the sale of debt or equity securities when needed is subject to many risks and uncertainties and, future equity issuances would result in dilution to existing shareholders and any future debt securities may contain covenants that limit our operations or ability to enter into certain transactions.

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Operating Cash Flow

Fiscal 2025

During Fiscal 2025, we used cash of $5.5 million to fund operating activities, which was consistent with the decision to pause running clinical programs in the last half of Fiscal 2024.

Fiscal 2024

During Fiscal 2024, we used cash of $14.3 million to fund operating activities, which was consistent with running both clinical programs until the decisions were made in the last half of Fiscal 2024 to discontinue and pause further accrual in the respective clinical programs.

Fiscal 2023

During Fiscal 2023, we used cash of $12.1 million to fund operating activities. Operations in Fiscal 2023 were funded by our existing cash and the ATM program and the public offerings in 2022 and 2021 and the ordinary shares issued to Lincoln under the Committed Purchase Agreement, described above under “Capital Resources.”

Investing Cash Flows

Fiscal 2025

During Fiscal 2025, we had no investing activities.

Fiscal 2024

During Fiscal 2024, we generated cash of $2.8 million from investing activities, which reflected the proceeds from the sales of Intensity shares.

Fiscal 2023

During Fiscal 2023, we used cash of $0.6 million to fund investing activities.

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Financing Cash Flows

Fiscal 2025

During Fiscal 2025, we generated $2.1 million in cash from financing activities, which is primarily attributable to $2.15 million in proceeds from the sale of 524,390 ordinary shares to two of our directors in a private placement transaction.

Fiscal 2024

During Fiscal 2024, we generated $6.0 million in cash from financing activities, of which $5.3 million net proceeds related to the Registered Direct Offering and $0.7 million related to net proceeds from sales under the ATM program.

Fiscal 2023

During Fiscal 2023, we used cash of $0.1 million to fund financing activities.

During Fiscal 2023, as consideration for the Tarus acquisition, we issued to the former Tarus shareholders an aggregate of 121,300 of our ordinary shares, calculated on the basis of $18 million divided by the 60-day volume weighted average price per our ordinary share. The ordinary shares have not been registered with the SEC and were subject to lock-up agreements for terms ranging from six to twelve months. We also assumed certain liabilities totaling $3.0 million for short-term debt held by Tarus and deferred license milestones obligations, which were repaid by us in July 2022. Additionally, milestone payments of up to $32 million in cash or our ordinary shares would be triggered upon achievement of future development and sales milestones, as further described above.

(C) RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES

From May 23, 2012 to date, we, through our operating subsidiaries, have been engaged in general research and development and clinical and pre-clinical studies as detailed under Item 4 (B) “Business Overview” of this Annual Report. Research and development expenses analysis and details are provided under Item 5 (A) “Operating Results” of this Annual Report. All research and development expenses are expensed as they are incurred.

iOx (iNKT) License

On July 1, 2015, iOx entered into a licensing agreement with Ludwig Institute for Cancer Research Ltd. (“LICR”), which covers certain technology, intellectual property and know-how and development with respect to iNKT cell agonists to treat human diseases. Under the terms of the licensing agreement (“LICR License”), LICR granted to iOx an exclusive worldwide license, with the right to grant sublicenses, under the Licensed Patent and Licensed Technology, each as defined in the LICR License, in each case, to develop, make, have made, use, sell, offer for sale and import Licensed Products, as defined in the LICR License, subject to certain rights retained by LICR for academic and research purposes. The LICR License provides for a royalty term of ten years after the first commercial sale, on a Licensed Product by Licensed Product, country by country basis. Upon the expiration of the applicable royalty term, the license with respect to such Licensed Product in such country will convert to a non-exclusive, fully paid-up license.

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LICR is entitled to 15,000 GBP as an annual license fee on each annual anniversary of the effective date of the LICR License until royalties become duly payable and 15,000 GBP as a patent reimbursement fee until LICR has been fully reimbursed for all patent costs incurred prior to the LICR License.

Additionally, LICR is entitled to milestone payments totaling up to 20.45 million GBP based upon the first Licensed Product achieving specific clinical, regulatory and sales-based milestones. LICR is also entitled to milestone payment totaling up to 10.25 million GBP based upon a second Licensed Product achieving specific clinical, regulatory and sales-based milestones.

Finally, LICR is entitled to a low-single digit royalty on net sales of Licensed Products that marginally escalates upon sales levels all determined by territory. LICR is also entitled to a percentage of any sublicensing income that gradually decreases based on the stage of development of the most advanced Licensed Product that is the subject of the applicable sublicense agreement.

Pursuant to the terms and conditions of the LICR License, LICR is responsible for managing the preparation, filing, prosecution and maintenance of all Licensed Patent Rights, as defined in the LICR License. iOx will reimburse LICR for all reasonable patent costs it incurs after the effective date of the LICR License. Further, the LICR License provides that both parties have the right to termination for material breach or default in the performance of obligations under the LICR License by the other party and in the event of insolvency of the other party.

Tarus (adenosine) License

On July 1, 2022, we acquired Tarus Therapeutics, Inc. Pursuant to the license agreement entered into by Tarus Therapeutics, Inc. and Impetis Biosciences Limited (“Impetis”) dated October 29, 2019 (“Impetis License”), Impetis granted to Tarus an exclusive sublicensable worldwide license to develop and commercialize the adenosine receptor antagonists for all indications and certain other assets which were granted upon exercise of a call option on November 5, 2020.

Under the terms of the Impetis License, Impetis is eligible to receive payments totaling up to $38 million on an Impetis Compound (as defined in the Impetis License) based upon achievement of certain clinical and commercial milestones. Milestone payments due in the amount of $1 million for achievement of certain regulatory milestones were paid in July 2022 and a $0.5 million milestone was paid upon dosing the first patient in September 2023.

Additionally, commencing upon the First Commercial Sale (as defined in the Impetis License) of a Licensed Product (as defined in the Impetis License), Impetis is entitled to royalties on worldwide net sales that begin in the mid-single digits and escalate through multiple tiers, with net sales over $1 billion receiving low double digit royalties.

Pursuant to the terms and conditions of the Impetis License, Tarus has exclusive and full authority to manage all intellectual property (whether licensed or not) underlying the assets covered by the Impetis License and any other aspects related to exploitation, development and commercialization thereof at its own cost, and Impetis must provide Tarus reasonable assistance as requested at Tarus’ cost and expense. Further, the Impetis License provides that both parties have the right to termination for material breach by the other party and in the event that the other party undergoes certain events such as a voluntary winding-up, a liquidation or entry into receivership.

(D)  TREND INFORMATION

There are no other trends, commitments, events or uncertainties presently known to management that are reasonably expected to have a material effect on the Company's business, financial condition or results of operation other than as disclosed elsewhere in this Annual Report (refer to the heading entitled "Risk Factors" under Item 3 (D) and Item 4 (B) “Business Overview” and elsewhere in this Item 5).

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(E)   CRITICAL ACCOUNTING ESTIMATES

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Significant areas where estimates are made include valuation of financial instruments, deferred tax assets and liabilities, warrant liabilities, research and development costs, fair value used for acquisition of intangible assets, contingent consideration assumed and measurement of share-based compensation. Significant areas where critical judgments are applied include assessment of impairment of investments, in-process research and development and warrant liabilities.

ITEM 6 – DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

(A)  DIRECTORS AND SENIOR MANAGEMENT

The following tables set forth certain information relating to our directors and executive officers as of the date of this annual report.

Non-Employee Directors

				Committee Membership
Name	State and Country of Residence	Age	Director Since	Audit	Compensation
						Nominating
Gregory H. Bailey, M.D.(1)	Sliema, Malta	69	June 4, 2013		Member	Member
Steven Mintz	Ontario, Canada	59	August 6, 2016	Chair	Member
James Mellon	Isle of Man	68	February 15, 2022		Chair
Jean-Christophe Renondin, M.D.	Paris, France	65	April 30, 2024	Member		Chair
Justin Stebbing, M.D.(2)	London, UK	54	April 30, 2024	Member		Member

(1) Lead Director
(2) Chairman of the Board of Directors

Executive Officers

Name	State and Country of Residence	Age	Position	Officer Since

Alexander Pickett	Massachusetts, USA	37	Chief Executive Officer and Director	December 15, 2024
Andrea E. Park, CPA (inactive)	California, USA	53	Chief Financial Officer	September 30, 2024
Robert Kramer, PhD	Utah, USA	73	Chief Scientific Officer	January 8, 2019(1)

(1)	Reflects the date of the SalvaRx acquisition by the Company. Prior to that, Dr. Kramer was contracted by SalvaRx.

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Biographical Information

Gregory H. Bailey, M.D. joined our Board of Directors in June 2013 and served as the Chairman of our Board of Directors until August 2016. From October 2017 until January 2023, Dr. Bailey served as the Chief Executive Officer of Juvenescence Limited, a privately held company focused on the development of therapies for ageing and age-related diseases. Dr. Bailey has served as Executive Chairman of Juvenescence Limited since January 2023 and is also a director of Manx Financial Group, plc, BioHaven Inc, SalvaRx Group plc., Culminant Reinsurance, Chelsea Avondale, and Serina Therapeutics, Inc (NYSE American: SER, formerly AgeX Therapeutics, Inc.). Dr. Bailey is a co-founder of Portage Biotech and has founded and served as a director of a number of private and other public companies and previously served as a managing partner of Palantir Group, Inc., a merchant bank involved in a number of biotech company startups and financings. Dr. Bailey practiced emergency medicine for ten years before entering finance. Dr. Bailey received his M.D. from the University of Western Ontario. We believe that Dr. Bailey is qualified to serve on our Board based on his years of experience in medicine and as an executive, and in finance for the biotechnology industry.

Steven Mintz joined our Board of Directors during April 2016. Mr. Mintz has been a self-employed financial consultant since 1998, serving both private individuals and companies, as well as public companies in a variety of industries including mining, oil and gas, real estate, and investment strategies. He is currently President of St. Germain Capital Corp., a private consulting and investment firm. He is also a principal and CFO of the Minkids Group, a family investment and development company. Mr. Mintz is currently a director of Pool Safe, Inc. since December 2009. Mr. Mintz previously served as a director of Everton Resources, Inc. from May 2023 until September 2020, IM Cannabis (formerly Navasota Resources) from April 2018 until February 2021, and Serina Therapeutics, Inc. (NYSE American: SER, formerly AgeX Therapeutics, Inc.) from March 2024 until January 2025. Mr. Mintz graduated from the University of Toronto in 1989 and obtained his C.A. designation in June of 1992. We believe that Mr. Mintz is qualified to serve on our Board based on his years of experience in healthcare, investment, and finance.

James Mellon joined our Board of Directors in February 2022. Mr. Mellon previously served on our Board of Directors from June 2013 and resigned August 2020 to pursue other activities. Mr. Mellon is an entrepreneur, investor, and author. He is the co-author of five books, all written with a view toward identifying emerging thematic trends leading to investment opportunities. Mr. Mellon is a co-founder of Portage Biotech and the founder and Executive Chair of Agronomics Limited (LSE:ANIC), an investment vehicle for cultivated meat. Mr. Mellon has a particular interest in longevity research and is currently the co-founder and Director of anti-aging biopharma company, Juvenescence Limited. He is also a non-executive Chair of Condor Gold plc (LSE:CNR), the Executive Chair of Manx Financial Group plc (LSE:MFX), co-founder and Director of Bradda Head Lithium Limited (LSE:BHL.L), and the non-executive Chairman of the Board of SalvaRx Group plc. He is also the co-founder and Chair of Regent Pacific Group Limited (XHKG:575). Mr. Mellon holds a Master’s Degree in Philosophy, Politics and Economics from Oxford University. We believe that Mr. Mellon is qualified to serve on our Board based on his years of management experience in healthcare and investment, and as an executive.

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Jean-Christophe Renondin, M.D. joined our Board of Directors during April 2024. Since 2022, Dr. Renondin has served as Managing Partner at Vesalius Biocapital IV, a European life-sciences venture capital firm. From 2015 to 2022, Dr. Renondin served as Senior Healthcare Manager at the Sovereign Fund of Oman where he implemented investment strategy and pursued investment opportunities in North America, Europe and Asia. Dr. Renondin has served in management roles at a number of healthcare and investment firms, including serving for five years as managing director of Bryan Garnier & Co. Dr. Renondin served as a director of Cognate Bioservices Limited, a company in the business of contract development and manufacturing, specializing in cell and cell-mediated gene therapy products, which is now owned by Charles River Laboratories International and as a director of Juvenescence Limited from March 2020 until June 2023, and AgeX Therapeutics, Inc. from August 2023 until March 2024. Dr. Renondin received an MBA degree from the Tuck School of Business at Dartmouth University in 1991 and an MD degree from Universite Paris Cite. We believe that Dr. Renondin is qualified to serve on our Board based on his years of management experience in healthcare, investment, and finance.

Justin Stebbing, M.D. PhD joined our Board of Directors during April 2024 and began serving as the Chairman of the Board of Directors since December 15, 2024. Dr. Stebbing is Editor-in-Chief of the Springer Nature cancer journal, Oncogene, and a member of the American Society for Clinical Investigation. Dr. Stebbing holds the distinct honor of being appointed the British government’s first oncology professor funded by the National Institute for Health Research (NIHR). He has published over 700 papers, concentrating on translational science, and during the COVID-19 pandemic, his work, starting with artificial intelligence, led to an FDA EUA for baricitinib, now a fully approved COVID-19 treatment, on the background of its previous use in rheumatoid arthritis. Dr. Stebbing has combined his medical career with healthcare investing. He has worked with Atticus Capital, Lansdowne, and Vitruvian Partners, and previously chaired the board of BB Healthcare Trust from 2016 to 2021. Dr. Stebbing also currently serves as a director of Etira Therapeutics (since 2023) and Graviton Biosciences BV (since 2024). Prior to a residency at The Johns Hopkins Hospital, Dr. Stebbing gained a medical degree (first class) from Trinity College, Oxford. He undertook his fellowship/training at the Royal Marsden and Barts, and he has been a principal investigator on numerous studies through all phases of development. He is also a Professor of Biomedical Sciences at ARU, Cambridge. We believe that Dr. Stebbing is qualified to serve on our Board based on his years of management experience in medicine and healthcare.

Alexander Pickett joined our Board of Directors and was appointed as our Chief Executive Officer under a consultancy agreement on December 15, 2024. Mr. Pickett is also the Managing Director at Juvenescence, where he oversees new opportunity onboarding. Mr. Pickett also serves as a Director of Morphoceuticals, Inc. a Juvenescence portfolio company focused on understanding the role of tissue-level computation and bioelectricity in health. Since 2014, Mr. Pickett has worked with Juvenescence founding partners Dr. Gregory Bailey, Mr. Jim Mellon, and Dr. Declan Doogan at Mediqventures, Ltd., a multi-family investment partnership and merchant bank, where he where he reviewed new investments for Mediqventures and supported existing investments at Portage, including Portage Pharma Ltd. and Biohaven (NYSE:BHVN). Mr. Pickett serves as a Director for Causeway Therapeutics, a Mediqventures portfolio company focused on the development of therapies for tendinopathy. Mr. Pickett helped find SalvaRx Limited, a cancer immunotherapy-focused investment company that was later merged into Portage Biotech. Prior to joining Mediqventures, Mr. Pickett was an associate at Flatley Venture Capital, a cystic fibrosis-focused investment arm of the John J Flatley Company, where he was responsible for investment analysis and scientific due diligence. Mr. Pickett co-founded Real Life Sciences, a start-up focused on software-based patient-engagement solutions to improve patient recruitment to clinical trials. Mr. Pickett has a BA in Molecular and Cellular Biology from Harvard College.

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Andrea E. Park, CPA (inactive) was appointed as our Chief Financial Officer on September 30, 2024. Ms. Park previously served as Interim Chief Financial Officer and Chief Accounting Officer of Serina Therapeutics, Inc. (NYSE American: SER) through August 15, 2024, following the consummation of the reverse merger with AgeX Therapeutics, Inc. (AgeX) in March 2024. Prior to the merger, Ms. Park served as Chief Financial Officer for AgeX since May 2020 and as Vice President of Finance and Controller from October 2019. Ms. Park’s career spans over 25 years of public accounting and finance experience. Before joining AgeX, Ms. Park served as Vice President of Finance and Controller from June 2016 to September 2019 and as Corporate Controller from August 2009 to June 2016 for Lineage Cell Therapeutics, Inc. (NYSE American: LCTX, formerly BioTime, Inc.). Earlier in her career, she worked in the audit and assurance practice at Deloitte. Ms. Park is a certified public accountant in the State of California and has a B.A. in Business Economics with Concentration in Accounting from the University of California, Santa Barbara.

Robert Kramer, PhD has served as our Chief Scientific Officer since January 2019. Dr. Kramer has over 33 years of experience in the pharmaceutical industry and is the former Head of Oncology Discovery Research at both Bristol Myers Squibb and Janssen Pharmaceuticals, part of the Johnson & Johnson group of companies. He has been responsible for enabling the transition of 35 drugs from initial discovery into the clinic. Robert championed immunotherapy at Bristol Myers Squibb, which led, in 2009 to the acquisition of Medarex, Inc. and its portfolio of immune therapeutics that included Ipilimumab and Nivolumab. He received his PhD in pharmacology from the University of Vermont and undertook his post doctorate studies at the U.S. National Cancer Institute. Robert has also held an Assistant Professorship at the Harvard Medical School.

Family Relationships

There are no family relationships between or among the directors and executive officers.

Other Relationships

There are no arrangements or understandings between or among any major shareholder, customer, supplier or others, pursuant to which any of the above-named persons were selected as directors or as members of senior management.

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(B)  COMPENSATION

1.	General

The Board adopted and confirmed as of March 7, 2025, a director compensation policy (“Director Compensation Policy”) to replace the previous plan approved in November 2021.

Under the Director Compensation Policy, each person serving as a director of the Company, regardless of executive employment status, will be paid an annual cash fee of $30,000, to be paid in arrears, upon confirmation by the Board that the Company has sufficient funds available for payment without adversely impacting the then available, necessary working capital. In addition, the Company will pay a cash fee in the amount of $25,000 to each person then serving as a director on the consummation of a reverse merger transaction or similar transaction, if any.

On March 7, 2025, the Board awarded directors and employees a total of 160,000 options to purchase ordinary shares at a per share rate of $4.45. Vested options are exercisable for the period ending 10 years after the date of grant. Vesting will accelerate on a change of control of the Company. The options vest as to one-quarter immediately and the remaining balance as to one-third on each March 7, 2026, 2027, and 2028. The options were issued as discretionary options under the Company’s 2021 Equity Incentive Plan, and not part of any regularly constituted compensation plan.

The Company does not have any plans that provide for pensions, retirement or similar benefits.

2.	Statement of Director and Executive Compensation

The following tables and accompanying notes set forth all compensation paid or payable by the Company to its directors and senior management for the fiscal years ended March 31, 2025, 2024, and 2023. The share information is adjusted to give effect to the 1-for-20 reverse share split completed on August 15, 2024.

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2.	Statement of Director and Executive Compensation (Cont’d)

Name & Principal Position	Year	Fee and Salary(1)	Bonus		Other	Securities Under Options / SARs Granted(2)		Shares or Units Subject to Resale Restrictions	Other(3)	Total Compensation
		$	$		$	$		$	$	$
Gregory H. Bailey, M.D.
	2025	30,000	—		—	—		—	—	30,000
	2024	49,500	—		—	—		—	—	49,500
	2023	68,500	—		—	35,478	(4)	—	—	103,978

James Mellon
	2025	30,000	—		—	—		—	—	30,000
	2024	35,242	—		—	—		—	—	35,242
	2023	51,500	—		—	35,478	(4)	—	—	86,978

Steven Mintz
	2025	30,000	—		—	113,158	(5)	—	—	143,158
	2024	45,750	—		—	—		—	—	45,750
	2023	61,000	—		—	35,478	(4)	—	—	96,478

Jean-Christophe Renondin, M.D.
	2025	30,000	—		—	96,992	(5)	—	—	126,992
	2024	—	—		—	—		—	—	—

Justin Stebbing, M.D. PhD
	2025	30,000	—		—	121,240	(5)	—	—	151,240
	2024	—	—		—	—		—	—	—

Linda Kozick(9)
	2025	—	—		—	—		—	—	—
	2024	42,000	—		—	—		—	—	42,000
	2023	56,000	—		—	35,478	(4)	—	—	91,478

Mark Simon(9)
	2025	—	—		—	—		—	—	—
	2024	55,500	—		—	—		—	—	55,500
	2023	55,500	—		—	35,478	(4)	—	—	90,978

Robert Glassman(9)
	2025	—	—		—	—		—	—	—
	2024	45,258	—		—	—		—	—	45,258
	2023	30,000	—		—	168,743	(6)	—	—	198,743

Executive Officers
Alexander Pickett(10)
Chief Executive Officer and Director	2025	30,000	—		—	145,488	(5)	—	—	175,488

Ian Walters(11)
Chief Executive Officer and Chairman of the Board	2025	453,186	—		—	—		—	54,716	507,902
	2024	642,700	—		—	—		—	75,185	717,885
	2023	624,175	267,996	(3)	—	748,186	(7)	—	75,480	1,715,837

Andrea Park(12)
Chief Financial Officer	2025	163,790	—		—	113,158	(5)	—	28,659	305,607

Allan Shaw(13)	2025	234,500	—		—	—		—	—	234,500
Chief Financial Officer and Secretary	2024	469,000	—		—	—		—	49,205	518,205
	2023	378,250	102,312	(3)	—	349,308	(7)	—	43,519	873,389

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2.	Statement of Director and Executive Compensation (Cont’d)

Name & Principal Position	Year	Fee and Salary(1)	Bonus		Other	Securities Under Options / SARs Granted(2)		Shares or Units Subject to Resale Restrictions	Other(3)	Compensation
		$	$		$	$		$	$	$

Robert Kramer
Chief Scientific Officer	2025	112,500	—		—	—		—	6,750	119,250
	2024	168,750	—		—	—		—	17,141	185,891
	2023	218,628	63,504	(3)	—	137,454	(7)	—	28,025	447,611

Brian Wiley(14)
Chief Business Officer	2025	114,844	—		—	—		—	8,627	123,471
	2024	153,125	—		—	—		—	2,297	155,422
	2023	177,185	38,588	(3)	—	118,343	(7)	—	4,915	339,031

Justin Fairchild(15)
Vice President of Development	2025	20,000	—		—	—		—	—	20,000
	2024	270,000	—		—	—		—	55,301	325,301
	2023	190,000	25,358	(3)	—	544,632	(8)	—	30,473	790,463

Notes:

(1)	Represents base salary earned by officers in accordance with their respective contracts and Director’s fees earned by directors, as applicable, in accordance with the directors compensation plan adopted in March 2025 which superseded the policy adopted in November 2021. The $30,000 compensation to directors in 2025 is to be paid in arrears, upon confirmation by the Board that the Company has sufficient funds available for payment without adversely impacting the then available, necessary working capital.

Dr. Bailey, Mr. Mellon, Mr. Mintz and Ms. Kozick waived their directors’ fees with respect to the three months ended March 31, 2024.

(2)	“SAR” means stock appreciation rights. To date, the Company has not issued SARs.

(3)	Represents employee benefits paid by the Company.

(4)	Represents the aggregate grant date fair value of 14,600 options to purchase ordinary shares granted on March 30, 2023, which vested on the first anniversary of the date of grant.

(5)	Represents the aggregate grant date fair value of share options to purchase ordinary shares granted on March 7, 2025, which one-quarter vested immediately and the remaining balance as to one-third on each March 7, 2026, 2027 and 2028.

49

2.	Statement of Director and Executive Compensation (Cont’d)

(6)	Represents aggregate grant date fair value of 15,900 options to purchase ordinary shares granted July 27, 2022, which vest monthly on the grant date anniversary over three years following the date grant and the grant date fair value of 14,600 options to purchase ordinary shares granted March 30, 2023, which vested on the first anniversary of the date of grant.

(7)	Represents aggregate grant date fair value of options to purchase ordinary shares granted March 30, 2023, which were scheduled to vest ratably on each of the first four anniversaries of the date of grant. See “Outstanding Equity Awards at Fiscal Year-End” below for additional information.

(8)	Represents aggregate grant date fair value of 50,000 options to purchase ordinary shares granted June 8, 2022, and 30,900 options to purchase ordinary shares granted March 30, 2023, which vest ratably on each of the first four anniversaries of the respective date of grant.

(9)	Ms. Kozick and Dr. Glassman served as Directors through April 25, 2024 and Mr. Simon through April 24, 2024.

(10)	Mr. Pickett was appointed as our Chief Executive Officer under a consultancy agreement and joined our Board of Directors on December 15, 2024.

(11)	Dr. Walters served as our Chief Executive Officer and Chairman of our Board of Directors through December 14, 2024. In accordance with his employment agreement, all unvested share options at that time were vested immediately.

(12)	Ms. Park was appointed as our Chief Financial Officer on September 30, 2024.

(13)	Mr. Shaw served as our Chief Financial Officer and Secretary through September 30, 2024. Other compensation in the amount of $127,250 represent payments made to Mr. Shaw under a Retention Agreement and General Release (“Retention Agreement”) dated July 22, 2024. Additional information concerning the Retention Agreement may be found in Note 14, Related Party Transactions to the consolidated financial statements included elsewhere in this Report.

(14)	Mr. Wiley served as our Chief Business Officer through November 15, 2024. In accordance with his employment agreement, all unvested share options at that time were vested immediately.

(15)	Mr. Fairchild resigned as our Vice President of Development in January 2024 but continued to provide his services as a consultant through May 31, 2024, his resignation date.

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Outstanding Equity Awards at Fiscal Year-End

The following table and related notes provide certain information regarding all outstanding equity awards for our executive officers as of March 31, 2025, as adjusted to give effect to the 1-for-20 reverse share split completed on August 15, 2024:

		Option Awards				Stock Awards(6)
		Number of				Number of Shares or	Market Value of Shares or
		Securities Underlying		Option	Option	Units of Stock	Units of Stock
		Unexercised Options		Exercise	Expiration	That Have	That Have
Name	Grant Date	Exercisable(1)	Unexercisable	Price	Date	Not Vested	Not Vested
Alexander Pickett(2)	3/7/2025	9,000	27,000	$4.45	3/7/2035	—	—

Ian B. Walters(3)	3/30/2023	15,084	—	$58.40	12/14/2026	—	—
	1/19/2022	6,285	—	$204.40	12/14/2026	—	—
	1/13/2021	7,550	—	$355.00	12/14/2026	—	—

Andrea E. Park(4)	3/7/2025	7,000	21,000	$4.45	3/7/2035	—	—

Allan Shaw(5)	3/30/2023	1,761	—	$58.40	9/30/2026	—	—
	1/19/2022	840	—	$204.40	9/30/2026	—	—
	1/13/2021	6,550	—	$355.00	9/30/2026	—	—

Robert Kramer(6)	3/30/2023	693	2,078	$58.40	3/30/2033	—	—
	1/19/2022	941	314	$204.40	1/19/2032	—	—
	1/13/2021	3,050	—	$355.00	1/13/2031	—	—

Brian Wiley(7)	3/30/2023	2,386	—	$58.40	11/15/2026	—	—
	1/19/2022	3,000	—	$204.40	11/15/2026	—	—

Justin Fairchild(8)	3/30/2023	1,545	—	$58.40	8/29/2024	—	—
	6/8/2022	2,500	—	$220.00	8/29/2024	—	—

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Outstanding Equity Awards at Fiscal Year-End (Cont’d)

(1)	Except as set forth below, vesting of all options is subject to continued service as an employee, director and/or consultant of Portage or a subsidiary on the applicable vesting date. One fourth of the options vested or will vest on the first anniversary of the date of grant, and the remaining balance of the options vested or will vest in 36 equal monthly installments thereafter.

(2)	On December 15, 2024, Mr. Pickett was appointed as our Director and our Chief Executive Officer under a consultancy agreement. These options were awarded to Mr. Pickett for his services as a director. One fourth of the options vested immediately on grant date, and the remaining shall vest in three equal annual installments thereafter.

(3)	Dr. Walters served as our Chief Executive Officer and Director through December 14, 2024. Per the terms of his employment agreement, all unvested share options immediately vested on that date. Per the terms of his share option agreements, the vested share options are exercisable for two years from this date.

(4)	On September 30, 2024, Ms. Park was appointed as our Chief Financial Officer. One fourth of the options vested immediately on grant date, and the remaining shall vest in three equal annual installments thereafter.

(5)	Mr. Shaw served as our Chief Financial Officer through September 30, 2024. Per the terms of his share option agreements, the vested share options are exercisable for two years from this date.

(6)	The above table excludes 4,550 restricted stock units to Mr. Kramer granted January 13, 2021, with a grant day value of $1,615,250, which vested on grant date but are subject to certain restrictions and 860 restricted stock units granted January 19, 2022 with a grant day value of $175,784, which vested on grant date but are subject to certain restrictions.

(7)	Mr. Wiley served as our Chief Business Officer through November 15, 2024. Per the terms of his employment agreement, all unvested stock immediately vested on that date. Per the terms of his share option agreement, the vested share options are exercisable for two years from this date.

(8)	Mr. Fairchild served as Vice President of Development through January 31, 2024 but continued to provide his services as a consultant through May 31, 2024, his resignation date.

Directors' and Officers' Liability Insurance

We have purchased, at our expense, directors' and officers' liability insurance policy to provide insurance against possible liabilities incurred by them in their capacity as our directors and officers.

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EXECUTIVE COMPENSATION

For the year ended March 31, 2025, our members of senior management were:

•	Alexander Pickett, Interim Chief Executive Officer and Director(1)
•	Ian B. Walters, Chief Executive Officer and Chairman of the Board(2)
•	Andrea Park, Chief Financial Officer(3)

•	Allan Shaw, Chief Financial Officer and Secretary(4)

•	Robert Kramer, Chief Scientific Officer

•	Brian Wiley, Chief Business Officer(5)

•	Justin Fairchild, Vice President of Development(6)

(1)	Mr. Pickett was appointed as our Chief Executive Officer and joined our Board of Directors effective December 15, 2024.
(2)	Dr. Walters served as our Chief Executive Officer and as the Chairman of our Board of Directors through December 14, 2024.
(3)	Ms. Park was appointed as our Chief Financial Officer effective September 30, 2024.
(4)	Mr. Shaw served as our Chief Financial Officer and Secretary through September 30, 2024.
(5)	Mr. Wiley served as our Chief Business Officer through November 15, 2024.
(6)	Mr. Fairchild accepted a reduced role as a consultant beginning February 1, 2024 and resigned effective May 31, 2024.

Executive Compensation Overview

During Fiscal 2022 and Fiscal 2023, the Company entered into Employment contracts with Dr. Walters, Mr. Shaw, Mr. Innaimo, Mr. Kramer, Mr. Wiley and Mr. Fairchild that provided for a combination of base salary, bonuses and long-term incentive compensation in the form of restricted stock units and options to purchase ordinary shares. Ms. Park joined the Company under an Employment contract while Mr. Pickett’s is under a consulting arrangement through his ownership of Arctos Strategy, LLC. Our members of senior management, like all full-time employees, are eligible to participate in our health and dental benefit plans and 401(k) plan matching program. At a minimum, we expect to review executive compensation annually with input from a compensation consultant, if necessary. As part of this review process, we expect the Board and the Compensation Committee to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive. We will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Components of Executive Compensation

Annual Base Salary

Our members of senior management each receive a base salary to compensate them for services rendered to our company. The base salary payable to each member of senior management is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our board of directors and the compensation committee, and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

Annual Bonus

In December 2022, the Board approved executive performance bonuses, as recommended by the Compensation Committee, totaling $0.6 million, which is equivalent to 73.5% of original annual targets established by the Board in December 2021. The bonuses were approved based upon the original performance targets established. The Board further approved a payment structure of 25% of approved bonuses, which were paid in January 2023, with the balance of amounts due payable upon a new financing, which was completed in October 2023. The Board did not approve performance bonuses for Fiscal 2025 and Fiscal 2024.

Equity-Based Compensation

In Fiscal 2025, the Board of Directors authorized on March 7, 2025, the grant of 160,000 share options to purchase ordinary shares at a per share rate of $4.45. Once vested, the share options are exercisable for a period ending 10 years after the date of grant. Vesting will accelerate on a change of control of the Company. The options had a per share fair value of $4.04 and vest as to one-quarter immediately and the remaining balance as to one-third on each March 7, 2026, 2027, and 2028. The grants were made to certain directors, officers, and employee. The options were issued as discretionary options under the 2021 Equity Incentive Plan, and not part of any regularly constituted compensation plan.

In Fiscal 2024, the Compensation Committee did not approve the granting of any equity awards to our directors or members of senior management.

In Fiscal 2023, the Compensation Committee approved the granting of options to purchase ordinary shares as follows:

On June 8, 2022, the Company granted 2,500 options to purchase shares to an executive of the Company. The options have an exercise price of $220.00, the average price of the stock on that date, vest ratably on each of the first four anniversaries of the grant date. These options expired on August 29, 2024, 90 days from date of resignation.

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On July 27, 2022, the Company granted 795 options to purchase shares to a member of the Board. The options have an exercise price of $201.20, the average price of the stock on that date, vest ratably on each monthly anniversary of the grant date in the three-year period following the grant date. These options expired on July 24, 2024, 90 days from date of resignation.

On March 30, 2023, the Company granted an aggregate of 37,306 share options exercisable at a price of $58.40 per share, representing the average price of the shares on the grant date (March 30, 2023), which expire on March 30, 2033, to various directors, officers and a consultant of the Company. Each non-executive member of the Board was granted 730 options to purchase ordinary shares (total 4,380). These options fully vested on the first anniversary from the grant date. A total of 32,551 share options were granted to employees, and a consultant, and such share options vest ratably on each of the first four annual anniversaries of the grant date. The balance of 375 share options were also granted to a consultant, which was fully vested as of the grant date.

In the fiscal year ended March 31, 2025, the Company did not grant any share options or similar awards within four days of the filing of the Form 20-F or the 6-K reporting the six month financial reports. The Board follows a policy of not granting equity awards within at least four days before or after the release of annual or six month financial results or other financial information which may be material to an evaluation of the Company.

Employment Agreements

Alexander Pickett: PDS entered into a consultant agreement with Arctose Strategy, LLC setting forth the terms and conditions for Mr. Pickett’s services to the Company as its Interim Chief Executive Officer, effective December 15, 2024 through March 15, 2025. Since that time, Mr. Pickett and the Board have extended the term of the contract on a month-by-month basis. Pursuant to the agreement, the Company shall pay $1.00 per month for Mr. Pickett’s services. Mr. Pickett will not be eligible to participate in any Company retirement, pension, life, health, accident and disability insurance, or other employee benefit plans for the Company’s executive officers or employees other than the 2021 Equity Incentive Plan.

Ian Walters: PDS entered into a Services Agreement with Dr. Walters effective December 15, 2021 (the “CEO Services Agreement”). The directors resolved not to renew the CEO Services Agreement and notification was duly provided to Dr. Walters on December 4, 2024. Dr. Walters served as our CEO through December 14, 2025.

Andrea Park: PDS entered into an employment agreement with our Chief Financial Officer Andrea Park, effective September 30, 2024 (the “Park Employment Agreement”). Pursuant to the Park Employment Agreement, Ms. Park’s annual base salary was set at $325,000. Under the Park Employment Agreement, Ms. Park is eligible to a $50,000 bonus upon consummation of a reverse merger transaction or similar transaction, if any.

Other Services Agreements: PDS entered into services agreements (individually, an “Executive Service Agreement,” and collectively, the “Executive Service Agreements”) with each of our other members of senior management (individually, “Executive” and collectively, “Executives”), three of which are dated as of December 1, 2021 and one of which is dated June 1, 2022. Two of the Executive Services Agreements provide for an initial term of two years that is automatically renewed for one-year periods, and the other two provide for an initial term of one year that is also automatically renewed for one-year periods. The Executive Services Agreements initially provide for annual base salaries ranging from $175,000 to $348,000 (pro-rated for services rendered) and annual bonus targets ranging from 30% to 40%. They also provide for long-term incentives in the form of equity awards from time to time under the Portage Biotech Inc. Amended and Restated 2021 Equity Incentive Plan.

The total executive and officer compensation earned which were paid or accrued by the Company as of March 31, 2025 amounted to $1.8 million which includes $0.2 million retention payments made to the former CFO and CAO but excludes $0.3 million of bonuses earned in prior period which were settled in Fiscal 2025 ($0.2 million in cash and $0.1 million in Company ordinary shares.)

The Executive Services Agreements can be terminated by PDS without Just Cause, by death or Disability, or by the Executive (except Mr. Fairchild) for Good Reason (each as defined in the respective Executive Services Agreements). In such instances, the Executive Services Agreements provide for the payment of accrued obligations (accrued unpaid portion of base salary, accrued unused vacation time and any unpaid expenses). Additionally, the Executives (except Messrs. Wiley and Fairchild) are entitled to 50% of base salary plus 50% of average annual bonus earned over the prior two performance years, as well as prevailing life insurance benefits for a period of six months and medical and dental benefits for a period of six months at the prevailing rate PDS and the Executive were sharing such expenses.

Additionally, all share options (and any other unvested equity incentive award) held by the Executives relating to shares of the Company will be deemed fully vested and exercisable on the Termination Date (as defined in the respective Executive Services Agreements), and the exercise period for such share options will be increased by a period of two years from the Termination Date.

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If an Executive’s employment by PDS is terminated by the Company or any successor entity without Just Cause (not including termination by virtue of the Executive’s death or Disability) or by the Executive (except Mr. Fairchild) for Good Reason within 12 months following the effective date of a Change in Control (as defined in the respective Executive Services Agreements), then, in addition to paying or providing the Executive with the Accrued Obligations (as defined in the respective Executive Services Agreements), the Company will provide the following Change in Control Severance Benefits (as defined in the respective Executive Services Agreements), except in two cases in which the Executive is entitled to item (5) and 50% of items (1) and (3) below:

(1)	PDS will pay the Base Salary continuation benefit for 12 months;

(2)	PDS will pay the life insurance benefit for 12 months;

(3)	The Company will pay an additional amount equivalent to the Executive’s target annual bonus calculated using the bonus percentage for the performance year in which the Executive’s termination occurs. This bonus will be payable in 12 equal installments commencing on the first payroll date that is more than 60 days following the date of termination of the Executive’s employment, with the remaining installments occurring on the first day of the month for the 11 months thereafter;

(4)	PDS will provide the Executive with continued medical and dental benefits, as described above, for 12 months; and

(5)	All share options (and any other unvested equity incentive award) held by the Executive relating to shares of the Company will be deemed fully vested and exercisable on the Termination Date and the exercise period for such share options will be increased by a period of two years from the Termination Date.

The Executive Services Agreements also include customary confidentiality, as well as provisions relating to assignment of inventions. The Executive Services Agreements also includes non-competition and non-solicitation of employees and customers provisions that run during the Executive’s employment with PDS and for a period of one year after termination of employment.

Director Compensation

Director Compensation Policy

On March 7, 2025, the Board replaced the “Non-Executive Director Compensation Policy” (the “Cancelled Policy”), which was effective since January 1, 2022. The payment to Directors under the Cancelled Policy had been suspended, with directors waiving their entitlement to such fees, since April 2024. To replace the Cancelled Policy, the Board adopted and confirmed as of March 7, 2025, a director compensation plan to compensate directors going forward from that date, under which each person serving as a director of the Company, regardless of executive employment status, will be paid an annual cash fee of $30,000, to be paid in arrears, upon confirmation by the Board that the Company has sufficient funds available for payment without adversely impacting the then available, necessary working capital (the “Director Compensation Policy”). In addition, the Company will pay a cash fee in the amount of $25,000 to each person then serving as a director on the consummation of a reverse merger transaction or similar transaction, if any.

The Company incurred Board fees totaling $180,000, $273,250, and $322,500 during the years ended March 31, 2025, 2024, and 2023, respectively. Dr. Bailey, Mr. Mellon, Mr. Mintz and Ms. Kozick waived their Board fees for the three months ended March 31, 2024.

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(C)  BOARD PRACTICES

Audit Committee

During Fiscal 2025, our Audit Committee consisted of Steven Mintz, Justin Stebbing, and Jean-Christophe Renondin. Robert Glassman and Mark Simon served on the Audit Committee until they resigned in April 2024. Consequently, Dr. Renondin and Dr. Stebbing were appointed to the Board and also to the Audit Committee effective April 30, 2024. Mr. Mintz served as the Chair of the Audit Committee. Each member of our Audit Committee meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Mr. Mintz is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Exchange Act. Mr. Mintz is a Canadian Chartered Professional Accountant. He has over sixteen years of international experience in corporate financial analysis, mergers and acquisitions. He has been on the board of directors of several private and public corporations, operating in various sectors, including technology, oil & gas and biotechnology.

Our Audit Committee will, among other things:

•	review our consolidated financial statements and our critical accounting policies and practices;

•	select a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	help to ensure the independence and performance of the independent registered public accounting firm;

•	discuss the scope and results of the audit with the independent registered public accounting firm and review, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	pre-approve all audit and all permissible non-audit services to be performed by the independent registered public accounting firm;

•	oversee the performance of our internal audit function when established;

•	review the adequacy of our internal controls;

•	develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	review our policies on risk assessment and risk management; and

•	review related party transactions.

Pre-Approval Policies and Procedures

In the event that we plan to retain the services of the external auditors to the Company for tax compliance, tax advice or tax planning, the CFO of the Company must consult with the Chairperson of the Audit Committee, who has the authority to approve or disapprove on behalf of the committee, those non-audit services. All other permissible non-audit services shall be approved or disapproved by the Audit Committee as a whole.

Our external auditors are prohibited from performing for the Company non-audit services of the following nature: (a) bookkeeping or other services related to the accounting records or consolidated financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions or contribution in-kind reports; (d) actuarial services; (e) internal audit outsource services; (f) management functions; (g) human resources; (h) broker or dealer, investment adviser or investment banking services; (i) legal services; (j) expert services unrelated to the audit; and (k) any other service that the Canadian and the United States Public Company Accounting Oversight Board determines is impermissible.

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The Audit Committee Charter relating to compensation matters sets forth the evaluation and review requirements for incentive and equity-based compensation plans for the executives based on their periodic performance evaluation.

Compensation Committee

During Fiscal 2025, our Compensation Committee consisted of Jim Mellon, Gregory Bailey, and Steven Mintz. Linda Kozick served as the Chair of our Compensation Committee until she resigned in April 2024. Consequently, Mr. Mellon was appointed as Chairperson of the Compensation Committee effective April 30, 2024. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our Compensation Committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our Compensation Committee will, among other things:

•	review annually our compensation strategy, including base salary, incentive compensation and equity-based plans, including whether to adopt, amend and terminate compensation plans or arrangements
•	review and approve, or recommend to the Board for review and approval, annually our corporate goals and objectives, including those applicable to the compensation of the CEO and to the extent applicable, other executive officers;

•	review, approve and determine, or make recommendations to our board of directors regarding, the compensation of our executive officers;

•	administer our stock and equity incentive plans;

•	review and approve, or make recommendations to our board of directors regarding, incentive compensation and equity plans;

•	evaluate the efficacy of our compensation policy and strategy in achieving gender and minority pay parity, positive social impact and attracting a diverse workforce; and

•	establish and review general policies relating to compensation and benefits of our employees.

Incentive Recovery Policy

Our Board has adopted a written policy to recover “excess” compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The compensation includes both cash-based and equity-based incentives. The compensation covered includes incentive awards awarded to any individuals (including former employees) who served as an executive officer during the three most recently completed fiscal years preceding the date on which the preparation of an accounting restatement is required, provided that the executive officers were awarded more incentive awards than they would have received if the financial statements had been prepared correctly. The recovery will include an executive incentive award even if the executive was not involved in preparing the financial statements or did not commit misconduct that led to the restatement. Restatements attributable to an inadvertent error also will subject executive officers to the recovery of previously received incentive awards.

Nominating Committee

During Fiscal 2025, our Nominating Committee consisted of Jean-Christophe Renondin, Justin Stebbing, and Gregory Bailey. James Mellon and Linda Kozick served as members and Mark Simon as Chairperson of the Nominating Committee through April 2024. In connection with the resignations of Mr. Simon and Ms. Kozick in April 2024, our Nominating Committee was reconstituted, effective April 30, 2024, as follows: Dr. Renondin (Chair), Mr. Bailey (Member) and Dr. Stebbing (Member). Our Nominating Committee will, among other things:

•	identify, evaluate and select, or make recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•	evaluate the performance of our board of directors and of individual directors;

•	consider and make recommendations to our board of directors regarding the size and composition of our board of directors and its committees;

•	review developments in corporate governance practices;

•	oversee environmental, social and governance (ESG) matters;

•	evaluate the adequacy of our corporate governance practices and reporting; and

•	develop and make recommendations to our board of directors regarding corporate governance guidelines and matters.

Role of Board of Directors in Risk Oversight Process

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

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Code of Business Conduct

The Company has established a Code of Conduct applicable to our directors, officers and employees. The Code of Conduct is accessible on our website at www.portagebiotech.com. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct to our officers, we will disclose the nature of such amendment or waiver on that website or in a report on Form 6-K.

Compensation Committee Interlocks and Insider Participation

All compensation and related matters are reviewed by our Compensation Committee. None of the members of our Compensation Committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our board of directors or on our Compensation Committee.

(D)  EMPLOYEES

We had three full-time and one part-time employees as of March 31, 2025, as compared to five employees as of March 31, 2024. The employees are located in the United States. Two employees oversee business operations and management of clinical development, one employee is the Controller, and one employee is the CFO. We also use the services of consultants from time to time. Our CEO is a part-time consultant.

(E)   SHARE OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of July 21, 2025, by (i) each of our executive officers, (ii) each of our directors, (iii) all of our directors and executive officers as a group; and (iv) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our ordinary shares. The table does not include holders of securities subject to a 4.99% or greater blocker provision.

Beneficial ownership is determined according to Rule 13d-3 of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying options, warrants and rights that are currently exercisable or exercisable within 60 days of July 21, 2025. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options or warrants held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days of July 21, 2025. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them. To our knowledge, no ordinary shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

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	Ordinary Shares Beneficially Owned
Directors and Executive Officers:	Number		Percentage
Gregory Bailey	508,780	(1)(7)	22.28%
Steven Mintz	12,325	(1)(2)	*
James Mellon	276,624	(3)(7)(10)	12.13%
Jean-Christophe Renondin	6,000	(4)	*
Justin Stebbing	7,500	(5)	*
Alexander Pickett	9,038	(6)	*
Andrea Park	7,000	(2)	*
Robert Kramer	10,415	(7)	*

All directors and executive officers as a group (8 individuals)	837,682	(9)	35.91%

5% Shareholders:
Compedica Holdings, Ltd	625,000	(10)	27.43%
Gregory Bailey	508,780	(1)(8)	22.28%
James Mellon	276,624	(3)(8)	12.13%

*	Less than 1%

(1)	Includes 5,325 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are presently exercisable.
(2)	Includes 7,000 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are presently exercisable. Excludes 21,000 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are not presently exercisable and that will not become exercisable within 60 days.
(3)	Includes 1,420 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are presently exercisable.
(4)	Entirely Portage ordinary shares that may be acquired upon exercise of certain share options that are presently exercisable. Excludes 18,000 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are not presently exercisable and that will not become exercisable within 60 days.
(5)	Entirely Portage ordinary shares that may be acquired upon exercise of certain share options that are presently exercisable. Excludes 22,500 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are not presently exercisable and that will not become exercisable within 60 days.
(6)	Includes 9,000 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are presently exercisable. Excludes 27,000 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are not presently exercisable and that will not become exercisable within 60 days.
(7)	Includes 5,377 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are presently exercisable. Excludes 1,700 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are not presently exercisable and that will not become exercisable within 60 days.
(8)	These shares for Dr. Bailey and Mr. Mellon exclude 35,660 shares owned by SalvaRx Group plc. Dr. Bailey and Mr. Mellon own 36.91% and 35.07% of SalvaRx Group plc, respectively.
(9)	Includes 53,947 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are presently exercisable. Excludes 111,200 shares of Portage ordinary shares that may be acquired upon exercise of certain share options that are not presently exercisable and that will not become exercisable within 60 days.
(10)	Mr. Mellon is a director of Compedica Holdings, Ltd (“Compedica”) and may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition of, the shares held by Compedica. This is not and shall not be construed as an admission that Mr. Mellon is the beneficial owner of any securities of Portage other than the securities actually owned by Mr. Mellon (if any). The address of Compedica is Viking House, Nelson Street, Douglas, Isle of Man IM1 2AH. The foregoing information is based solely on the Purchase Agreement dated June 5, 2025.

All shares held by the above persons carry the same rights as the other holders of the ordinary shares of the Company.

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(F)	DISCLOSURE OF A REGISTRANT’S ACTION TO RECOVER ERRONEOUSLY AWARDED COMPENSATION.

None.

ITEM 7 – MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

(A)  MAJOR SHAREHOLDERS

See “Item 6. Directors, Senior Management and Employees—E. Share Ownership.”

(B)  RELATED PARTY TRANSACTIONS

Investments

We have entered into related party transactions and certain services agreements with our investees. Key management personnel of ours have also entered into related party transactions with investees. Key management personnel are those persons having the authority and responsibility for planning, directing and controlling the activities of us, including directors and senior management of ours.

The following subsidiaries and associates are considered related parties:

(a)	Stimunity. A Portage director serves as one of two members of The Supervisory Committee and Portage’s CSO serves as an External Scientific Advisor of Stimunity. We wrote-off our investment in Stimunity to nil in Fiscal 2024. There were no transactions during Fiscal 2025.

(b)	iOx. Upon execution of the Share Exchange Agreement on July 18, 2022, the non-Portage director resigned from the iOx board leaving two Portage insiders as directors. Additionally, the management team of Portage comprises the management team of iOx. See below for a discussion of our purchase of the non-controlling interest in iOx through our wholly-owned subsidiary SalvaRx.

(c)	Saugatuck. A Portage director is the sole director of Saugatuck. Saugatuck is 70% owned by the Company and is controlled by Portage.

(d)	Intensity. Portage’s former CEO, who served through December 14, 2024, previously served as a part-time officer of Intensity until becoming a consultant in 2023. Additionally, Intensity provided services (primarily rent) to Portage through April 2023. For the years ended March 31, 2024 and 2023, the Company paid $0.05 million and $0.07 million, respectively. At March 31, 2024 and 2023, nil and $0.07 million were included in accounts payable and accrued liabilities, respectively. In the year ended March 31, 2024, the Company recovered $0.1 million for services previously rendered in a settlement with Intensity, which was recorded as a reduction in research and development expense and which was first applied to $0.07 million accrued unpaid rent with the balance of $0.03 million paid to the Company.

(e)	Portage Development Services Inc. PDS is a wholly owned subsidiary of Portage which provides human resources and other services to Portage and each operating subsidiary of Portage through a shared services agreement. Intercompany transactions are eliminated in consolidation.

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The following are related party balances and transactions other than those disclosed elsewhere in the consolidated financial statements:

Transactions between the parent company and its subsidiaries, which are related parties, have been eliminated in consolidation and are not disclosed in this note.

On September 8, 2021, we, through our wholly owned subsidiary SalvaRx, completed a settlement of loans (including accrued interest) to and receivables from iOx for services rendered in exchange for 23,772 ordinary shares of iOx at a price of £162. Simultaneously, we entered into an agreement with OSI, the holder of $0.15 million notes plus accrued interest under which OSI exchanged the notes plus accrued interest for 820 shares of iOx. Additionally, no profit or loss was recorded in connection with the exchange. As a result of these transactions, we, through SalvaRx, increased our ownership of iOx from 60.49% to 78.32%.

On July 18, 2022, we, alongside SalvaRx entered into a Share Exchange Agreement with each of the minority shareholders of iOx resulting in the acquisition of the remaining 21.68% of the outstanding non-controlling ownership interest of iOx, which had been developing our iNKT engager platform until we decided to pause further development in Fiscal 2024.

We own the worldwide rights to the small molecule iNKT engagers, including lead programs PORT-2 and PORT-3. Under the terms of the Share Exchange Agreement, each Seller sold to us, and we acquired from each Seller, legal and beneficial ownership of the number of iOx shares held by each Seller, free and clear of any share encumbrances, in exchange for the issuance in an aggregate of 53,500 of our ordinary shares to be allocated among the Sellers based upon their relative ownership. As a result of the Share Exchange Agreement, the Company owns 100% of the issued and outstanding shares of iOx through its wholly-owned subsidiary, SalvaRx.

As additional consideration for the sale of the iOx shares to the Company under the Share Exchange Agreement, the Sellers have the contingent right to receive additional shares (“Earnout Shares”) from the Company having an aggregate value equal to $25 million calculated at the Per Share Earnout Price, as defined in the Share Exchange Agreement, upon the achievement of certain milestones defined as the dosing of the first patient in a Phase 3 clinical trial for either PORT-2 (IMM60 iNKT cell activator/engager) or PORT-3 (PLGA-nanoparticle formulation of IMM60 combined with a NY-ESO-1 peptide vaccine). This liability was accounted for as deferred contingent consideration on the consolidated balance sheet of the Company and adjusted to its fair value quarterly. During Fiscal 2024, it was determined that the likelihood of achieving the milestone was remote and wrote down the liability to zero.

Employment Agreements

For a description of compensation arrangements and employment agreements between the Company and its members of senior management as well as director compensation arrangements, see Part I Item 6 (B) “Compensation” of this Annual Report.

Retention Agreements and General Releases

On July 22, 2024, the Company and Portage Development Services, Inc. entered into a Retention Agreement and General Release (“Retention Agreement”) with each of Allan Shaw (“Employee”) and Joseph Ciavarella (“Consultant”). Under the terms of each of the Retention Agreements, Employee’s current employment agreement and Consultant’s current consulting agreement both terminated on July 22, 2024, except with respect to certain provisions. In return for continuing to provide services to the Company and its affiliates and completing certain Applicable Retention Events, as defined in the respective Retention Agreements, the Company paid an aggregate $0.2 million (the “Retention Amount”) to Employee and Consultant, in addition to their monthly pay through September 30, 2024.

In accordance with the terms of the Retention Agreements, the Company paid in full the Retention Amount and issued 14,348 ordinary shares to the Employee and Consultant in lieu of cash bonuses accrued in Fiscal 2023 totaling $0.1 million by September 30, 2024, the date on which the Employee’s employment and the Consultant’s consulting relationship with the Company and its affiliates ended.

Private Financing

On January 29, 2025, the Company completed the sale of 524,390 ordinary shares for aggregate proceeds of $2,150,000, at a per share price of $4.10, the closing price of a share on Nasdaq on the date preceding the date of the securities purchase agreement. The shares were sold to two directors of the Company, Messrs. Gregory Bailey and James Mellon. The shares were sold in a private placement transaction pursuant to Regulation S, and were issued as restricted stock. The proceeds are being used for general corporate purposes and working capital.

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Compedica Share Exchange

On June 5, 2025, the Company and Compedica Holdings Limited, a company formed under the laws of the Isle of Man (“Compedica”), entered a mutual Subscription Agreement (“Subscription Agreement”). Pursuant to the Subscription Agreement, the Company issued 625,000 ordinary shares at a per share price of $8.00 in exchange for 1,165,501 shares of Compedica with a per share value of $4.29, in a transaction valued at $5,000,000. Compedica purchased 37.8% of Portage based on the issued and outstanding ordinary shares of the Company immediately prior to the consummation of the Subscription Agreement, resulting in a then ownership of 27.4% of the issued and outstanding ordinary shares of the Company immediately after the consummation of the Subscription Agreement.

The Company’s ordinary shares were sold pursuant to an exemption under the Securities Act of 1933, as amended, under Regulation S, and were issued as “restricted stock.” Compedica was granted registration rights on a resale basis, upon demand, while the shares are restricted stock and Compedica is not otherwise able to sell the shares in the public market. The ordinary shares acquired by Compedica are not subject to any lock up arrangement. The Company reimbursed Compedica for up to $50,000 of its legal fees in the transaction. Compedica was also granted the right to have an observer attend board meetings and review written consents of the board of directors, subject to being restricted from access (including participation in the meeting) to confidential or market sensitive information without a non-disclosure obligation with respect to such information. There are no broker fees payable by either party to the Subscription Agreement.

If the Company enters into an equity funding arrangement, subject to the monthly working capital requirements of the Company and unless agreed otherwise by the parties in writing, for a period of 12 months from the date of the Subscription Agreement, the Company will use not less than 50% of the net funds to subscribe for new Compedica equity at a price of $4.29 per share, the intended use of proceeds to be to support the continued development of the Compedica device and its commercialization. To the extent less than 50% of the equity financing are invested in Compedica by the Company in any month (the “Shortfall”), the Shortfall amount shall be added to the obligation of the Company to fund in the next following month (and the aggregate of Shortfalls shall continue to accrue and be rolled forward for the duration of the 12 month term, with any outstanding Shortfall amount not advanced as an equity investment at the end of the 12 month term immediately due and payable (unless agreed otherwise in writing by Compedica)).

(C)	INTERESTS OF EXPERTS AND COUNSEL

Not applicable.

ITEM 8 – FINANCIAL INFORMATION

(A)	CONSOLIDATED STATEMENTS AND OTHER FINANCIAL INFORMATION

Financial Statements

Information regarding our consolidated financial statements is contained under Item 18 of this Annual Report.

Dividend Policy

Since its incorporation, the Company has not declared or paid, and has no present intention to declare or to pay in the foreseeable future, any cash dividends with respect to its ordinary shares. Earnings will be retained to finance further growth and development of the business of the Company. However, if the Board of Directors declares dividends; all the ordinary shares will participate equally in the dividends, and, in the event of liquidation, in the net assets, of the Company.

In January 2018, the Company declared and distributed its then holdings of common shares of Biohaven Pharmaceuticals Holding Company Ltd. as stock dividend. Whether or not the Board of Directors will determine to do any other distributions of property of the Company in the future is in their sole discretion and will depend on their determination at the future time.

(B)	SIGNIFICANT CHANGES

There were no significant events or changes to report that happened subsequent to March 31, 2025, to the date of this report.

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ITEM 9 – THE OFFER AND LISTING

(A)	OFFER AND LISTING DETAILS

Our ordinary shares have been listed for trading on Nasdaq on the Nasdaq Capital Market under the symbol “PRTG” since February 25, 2021.

The following table outlines the annual high and low market prices for an ordinary share for the five most recent fiscal years. Except as noted, otherwise, data presented is adjusted for the 1-for-20 reverse share split completed on August 15, 2024.

	High		Low
	Nasdaq	CSE	Nasdaq	CSE
Year ended March 31,	US$	US$	US$	US$
2025	11.06	N/A	2.15	N/A
2024	77.40	N/A	8.13	N/A
2023	239.00	N/A	52.00	N/A
2022	856.20	N/A	131.40	N/A
2021	790.00	779.80	177.50	1.80

The following table outlines the high and low market prices for an ordinary share for each fiscal financial quarter for the two most recent fiscal periods and subsequent periods:

	High	Low
	Nasdaq	Nasdaq
Quarter ended:	US$	US$
31-Mar-25	9.60	3.96
31-Dec-24	9.04	3.00
30-Sep-24	10.21	2.15
30-Jun-24	11.06	4.24
31-Mar-24	37.80	8.13
31-Dec-23	53.00	21.80
30-Sep-23	73.60	41.80
30-Jun-23	77.40	54.60
31-Mar-23	144.00	52.00

The following table outlines the high and low market prices for each of the most recent six months:

	High	Low
	Nasdaq	Nasdaq
Month	US$	US$
June 2025	8.38	5.29
May 2025	10.76	7.55
April 2025	11.85	4.90
March 2025	9.60	4.00
February 2025	5.23	4.27
January 2025	5.15	3.96
December 2024	9.04	3.00

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(B)	PLAN OF DISTRIBUION

Not applicable.

(C)	MARKETS

The Company's ordinary shares currently trade in one place. The Company’s shares have been listed for trading on Nasdaq on the Nasdaq Capital Market under the symbol “PRTG” since February 25, 2021. Before April 23, 2021, the Company’s ordinary shares were traded in two places.

1.	Since February 25, 2021, the ordinary shares of the Company began trading on Nasdaq under the trading symbol “PRTG”. Before then, the ordinary shares had been traded in the OTC market since 2000 under the trading symbol "PTGEF”.

2.	Effective October 28, 2013, the Company's ordinary shares were also listed for trading in United States dollars on the Canadian Securities Exchange (formerly, Canadian National Stock Exchange) under the symbol "PBT.U". The Company voluntarily delisted its ordinary shares from the CSE at the market close on April 23, 2021, since the Company’s shares were trading on Nasdaq from February 2021.

(D)	SELLING SHAREHOLDERS

Not applicable.

(E)	DILUTION

Not applicable.

(F)	EXPENSES OF THE ISSUE

Not applicable.

ITEM 10 – ADDITIONAL INFORMATION

(A)	SHARE CAPITAL

This Form 20-F is being filed as an Annual Report under the Exchange Act and, as such, there is no requirement to provide any information under this section.

(B)	MEMORANDUM AND ARTICLES OF ASSOCIATION

General

We amended our Memorandum of Association and Articles of Association (“M&A”) on September 20, 2022 and filed an updated version thereof with the Registrar of Companies in the British Virgin Islands on September 20, 2022.

Pursuant to our M&A, we are authorized to issue an unlimited number of ordinary shares of no-par value.

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The following are summaries of material terms and provisions of our M&A and the BVI Act, insofar as they relate to the material terms applicable to our ordinary shares. Unless otherwise stated, the following summaries are of the terms of our shares as of the date of this Annual Report. This summary is not intended to be complete, and you should read the form of our Memorandum and Articles of Association, which has been filed as an exhibit to this report.

Meetings of shareholders

If our shareholders want us to hold a meeting of shareholders of the company, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, this 10% threshold may only be increased to a maximum of 30% and any such increase would require an amendment to the M&A.

The directors may decide whether a meeting of the shareholders will be held as a Physical Meeting, a Virtual Meeting or a Hybrid Meeting as those terms are defined in the M&A.

Subject to our M&A, a meeting of shareholders of the company will be called by not less than ten days' written notice and no more than 60 days’ notice. Notice of every meeting of shareholders may be delivered electronically and will be given to all of our shareholders. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the notice, does not invalidate the meeting.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy two or more shareholders entitled to vote at the meeting.

Rights attaching to shares

Voting rights

Holders of our ordinary shares have identical rights, including dividend and liquidation rights, provided that, except as otherwise expressly provided in our M&A or required by applicable law, on any matter that is submitted to a vote of our shareholders, holders of our ordinary shares are entitled to one vote per ordinary share.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, TSX Trust Company, which enters the names of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. In the case of a tie vote at a meeting of shareholders, the chairman shall be entitled to a second or casting vote.

No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders of record may also pass written resolutions without a meeting by a majority vote.

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Protection of minority shareholders

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the BVI Act or the constituent documents of the Company, our M&A. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the M&A.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company's affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to British Virgin Islands law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI Act or the provisions of the company's M&A, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the U.S.

Pre-emption rights

British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory pre-emption rights) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law, save to the extent they are expressly provided for in the M&A. There are no pre-emption rights applicable to the issuance of new shares by us under either British Virgin Islands law generally or our M&A more specifically.

Modification of rights

As permitted by British Virgin Islands law, and our M&A, we may vary the rights attached to our ordinary shares.

Transfer of shares

Subject to any applicable restrictions set forth in our M&A, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or by means of a Relevant System (as defined in our M&A) or in any other form which our directors may approve. Shares may be held electronically and transferred electronically.

The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine.

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Changes in authorized ordinary shares

By resolution of our directors, we may (i) consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares; (ii) sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; or (iii) create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

Dividends

Subject to the BVI Act and our M&A, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the 'solvency test'. A company will satisfy the solvency test if (i) the value of the company's assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due. Where a distribution is made to a shareholder at a time when the company did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of the company's failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.

Share repurchases

As permitted by the BVI Act and our M&A, shares may be repurchased, redeemed or otherwise acquired by us provided that, immediately following the repurchase or redemption, we are satisfied we will pass the aforementioned solvency test.

We will require member consent before any share can be purchased, redeemed or otherwise acquired by us, save where such redemption is pursuant to certain statutory provisions, such as pursuant to section 179 of the BVI Act (redemption of minority shares) which allows for the holders of 90% or more of the votes to instruct the company to redeem the shares of the company held by the remaining shareholders.

Liquidation rights

As permitted by British Virgin Islands law and our M&A, a voluntary liquidator may be appointed under Part XII of the BVI Act if we satisfy the solvency test (as aforementioned save that it is satisfied if assets equal or exceed liabilities).

Board of directors

We are managed by a board of directors, which consisted of seven directors at March 31, 2024. Our M&A provide that the board of directors may be established by the board of directors up to a maximum of 15 members.

Our shareholders may, pursuant to our M&A, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution of shareholders at any time remove any director before the expiration of his or her period of office with or without cause, and may, pursuant to our M&A, elect another person in his or her stead. Subject to our M&A, the directors will have power at any time and from time to time to appoint any person to be a director, either as an addition to the existing directors or to fill a vacancy as long as the total number of directors does not at any time exceed the maximum number fixed by or in accordance with our M&A (if any).

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Our M&A do not provide for alternate directors.

There are no share ownership qualifications for directors, unless otherwise decided by a resolution of shareholders. Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.

Unless the quorum has been otherwise fixed by the board, a meeting of our board of directors will be competent to make lawful and binding decisions if a majority of the directors are present or represented. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote.

Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors' present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall not have a second or deciding vote. Our board of directors may also pass written resolutions without a meeting by a majority vote.

The remuneration to be paid to the directors shall be such remuneration as the directors or shareholders shall determine through a resolution.

Issuance of additional ordinary shares

Our M&A authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our M&A authorize our board of directors from time to time to issue ordinary shares to the extent permitted by the BVI Act.

Changes in authorized shares

We are authorized to issue unlimited number of ordinary shares without par value, which will be subject to the same provisions with reference to the payment of calls, liens, transfers, transmissions, forfeitures and otherwise as the shares in issue. We may by resolution:

•	consolidate and divide all or any of our unissued authorized shares into shares of a larger amount than our existing shares;

•	sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; or

•	create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

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Inspection of books and records

Under British Virgin Islands law holders of our ordinary shares will be entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) M&A; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

Subject to our M&A, our board of directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

Conflicts of interest

Pursuant to the BVI Act and the Company's M&A, a director of the Company who has an interest in a transaction and who has declared such interest to the other directors, may:

•	vote on a matter relating to the transaction;

•	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

•	sign a document on behalf of the company or do any other thing in his capacity as a director, which relates to the transaction.

Anti-money laundering laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber for our ordinary shares. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (Revised Edition 2020, as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Duties of directors

British Virgin Islands law provides that every director of the company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum and articles of association of the company.

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Anti-takeover provisions

The BVI Act does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals.

Voting rights and quorum requirements

Under British Virgin Islands law, the voting rights of shareholders are regulated by the company's memorandum and articles of association and, in certain circumstances, the BVI Act. The memorandum and articles of association will govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast. Under the M&A, a resolution of shareholders requires a majority vote of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution approved, at a duly convened and constituted meeting of the shareholders of the Company, by the affirmative vote of a majority of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of association and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Shareholder suits

We are not aware of any reported class action or derivative action having been brought against the company in a British Virgin Islands court.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters and whether an alternative remedy to the derivative claim is available.

A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.

Corporate governance

Subject to the provisions of our M&A, British Virgin Islands laws do not restrict transactions between a company and its directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.

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Indemnification

British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A provide for the indemnification of our directors against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us under the foregoing provisions, we have been advised that, in the opinion of the U.S. SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Staggered board of directors

The BVI Act does not contain statutory provisions that require staggered board arrangements for a British Virgin Islands company and our M&A do not provide for a staggered board.

(C)  MATERIAL CONTRACTS

We had no material contracts, other than contracts entered into in the ordinary course of business, to which we or any of our subsidiaries is a party, for the two fiscal years immediately preceding the filing of this report that are not otherwise disclosed in this Annual Report (including the Exhibits).

(D)  EXCHANGE CONTROLS

There is no income or other tax of the British Virgin Islands imposed by withholding or otherwise on any payment to be made by us.

We are free to acquire, hold and sell foreign currency and securities without restriction. There is no exchange control legislation under British Virgin Islands law and accordingly there are no exchange control regulations imposed under British Virgin Islands law that would prevent us from paying dividends to shareholders in United States dollars or any other currencies, and all such dividends may be freely transferred out of the British Virgin Islands, clear of any income or other tax of the British Virgin Islands imposed by withholding or otherwise without the necessity of obtaining any consent of any government or authority of the British Virgin Islands.

(E)  TAXATION

British Virgin Islands Tax Consequences

Under the law of the British Virgin Islands as currently in effect, a holder of our ordinary shares who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to our ordinary shares, and all holders of our ordinary shares are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or continued under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the BVI Act. In addition, securities of companies incorporated under the BVI Act are not subject to transfer taxes, stamp duties (unless such companies hold land in the BVI) or similar charges.

There is no income tax treaty or convention currently in effect between (i) the United States and the British Virgin Islands or (ii) Canada and the British Virgin Islands, although a Tax Information Exchange Agreement is in force between the United States and the BVI and Canada and the BVI.

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The BVI Economic Substance (Companies and Limited Partnership) Act (Revised Edition 2020) (the “ESA”)

The above legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities, which attract profits without real economic activity provides (among other things) that BVI companies that carry out certain defined activities, need to take steps to establish substance in the British Virgin Islands. We have filed all our economic substance declarations when due in accordance with the requirements of the legislation. We are not currently subject to any requirements to establish economic substance in the BVI and given the nature of our business and assets at the current time the ESA has little material impact on us and our operations. However, the legislation is still in its early stages and therefore remains subject to further clarification and interpretation.

U.S. Federal Income Tax Consequences

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of our ordinary shares. Each holder or a prospective holder of our ordinary shares is urged to consult his, her or its own tax advisor.

General

This section is a general summary of the material United States federal income tax consequences of the ownership and disposition of our ordinary shares. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. The summary applies to you only if you hold our ordinary shares as a capital asset within the meaning of Section 1221 of the Code. The United States Internal Revenue Service (the “IRS”) may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of ownership or disposition of our ordinary shares. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the ownership of our ordinary shares. In particular, the discussion below does not cover tax consequences that depend upon your particular tax circumstances nor does it cover any state, local or non-United States law, or the possible application of the United States federal estate or gift tax. You are urged to consult your own tax advisors regarding the application of the United States federal income tax laws to your particular situation as well as any state, local, non-United States and United States federal estate and gift tax consequences of the ownership and disposition of our ordinary shares. In addition, this summary does not take into account any special United States federal income tax rules that may apply to a particular holder of our ordinary shares, including, without limitation, the following:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a financial institution or a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person that holds our ordinary shares in a hedging transaction or as part of a straddle or a conversion transaction;

•	a person whose functional currency for United States federal income tax purposes is not the U.S. dollar;

•	a person liable for alternative minimum tax;

•	a person that owns, or is treated as owning, 10% or more, by voting power or value, of our ordinary shares;

•	certain former U.S. citizens and residents who have expatriated; or

•	a person who receives our ordinary shares pursuant to the exercise of employee share options or otherwise as compensation.

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U.S. Holders

For purposes of the discussion below, you are a “U.S. Holder” if you are a beneficial owner of our ordinary shares who or which is:

•	an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust (x) if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) if it was in existence on August 20, 1996, was treated as a United States person prior to that date and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds our ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our ordinary shares, you should consult your tax advisor.

Distributions

In general, subject to the PFIC rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to our ordinary shares will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Unless we maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that any distribution will generally be treated as a dividend for U.S. federal income tax purposes. Any dividends from us will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations. For U.S. foreign tax credit purposes, dividends received on our ordinary shares by a U.S. Holder will generally be treated as income from sources outside the United States and will generally constitute “passive category income.” A portion of such dividends, however, will be treated as U.S. source income, subject to certain exceptions, in proportion to our U.S. source earnings and profits if U.S. persons collectively own, directly or indirectly, 50% or more of the voting power or value of our ordinary shares.

U.S. Holders that are individuals and certain other non-corporate U.S. Holders will be subject to tax on dividend income from a “qualified foreign corporation” at preferential rates of taxation provided that certain holding period and other requirements are met. For this purpose, a foreign corporation (other than a corporation that is classified as a PFIC (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Our ordinary shares are listed on Nasdaq, which is an established securities market in the United States, and are expected to be readily tradable. Thus, we expect that dividends paid on its ordinary shares will meet the conditions above required for the preferential tax rates, provided we are not a PFIC in the year such dividend is paid or the preceding taxable year.

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Sale, Exchange or Other Taxable Disposition

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of our ordinary shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such ordinary shares. As discussed above, a U.S. Holder’s initial tax basis in our ordinary shares will generally equal the fair market value on the distribution date of such shares. Such gain or loss will be a long-term capital gain or loss if our ordinary shares have been held for more than one year and will be a short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss will generally be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Passive Foreign Investment Company (PFIC)

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain "look-through" rules with respect to related companies, either (i) 75% or more of our gross income consists of "passive income," or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, "passive income." Passive income generally includes interest, dividends, rents, rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from year to year based on our income and assets. We believe that we were a PFIC in the fiscal year ended in 2018 and that we were a PFIC for the fiscal years ended March 31, 2023 and 2024. We may have been a PFIC in other years and we may be a PFIC in the future.

If we are a PFIC for any fiscal year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding fiscal years during which the U.S. Holder holds our ordinary shares, unless we cease to meet the threshold requirements for PFIC status and that U.S. Holder makes a qualifying "deemed sale" election with respect to the ordinary shares. If such an election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last fiscal year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the consequences described below. After the deemed sale election, the ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition of our ordinary shares by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for such ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on our ordinary shares exceeds 125% of the average of the annual distributions on such ordinary shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

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If we are a PFIC for any fiscal year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder of our ordinary shares during such year will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. U.S. Holders should consult their tax advisers regarding the tax consequences if the PFIC rules apply to any of our subsidiaries. Alternatively, if we are a PFIC and if our ordinary shares are "regularly traded" on a “qualified exchange,” a U.S. Holder may be eligible to make a mark-to-market election that would result in tax treatment different from the general tax treatment described above. Our ordinary shares would be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq is a qualified exchange for this purpose. However, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. Holder that makes a mark-to-market election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a so-called “Qualified Electing Fund” election to avoid the PFIC rules regarding distributions and gain described above. The PFIC taxation regime would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held our ordinary shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made a valid and effective QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. U.S. Holders should be aware, however, that we are not required to make this information available but have agreed to do so for prior fiscal years for those U.S. Holders who ask for it. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns our ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder’s federal income tax return for that year. If we are a PFIC for a given taxable year, you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisers with respect to the ownership and disposition of our ordinary shares, the consequences if we are or become a PFIC, any elections available with respect to our ordinary shares, and the IRS information reporting obligations with respect to the ownership and disposition of our ordinary shares.

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Foreign asset reporting

Certain U.S. Holders, who are individuals, are required to report information relating to an interest in ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of ordinary shares.

Non-U.S. Holders

If you are not a U.S. Holder, you are a “Non-U.S. Holder.”

Distributions on Our Ordinary Shares

You generally will not be subject to U.S. federal income tax, including withholding tax, on distributions made on our ordinary shares unless:

•	you conduct a trade or business in the United States; and

•	the distributions are effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of income from our ordinary shares, such distributions are attributable to a permanent establishment that you maintain in the United States).

If you meet the two tests above, you generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder, as described above. In addition, any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Generally, you will not be subject to U.S. federal income tax, including withholding tax, in respect of gain recognized on a sale or other taxable disposition of our ordinary shares unless:

•	your gain is effectively connected with a trade or business that you conduct in the United States (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of gain from the sale or other disposition of our ordinary shares, such gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale or other disposition, and certain other conditions exist.

If you meet one of tests above, you generally will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including dividends and proceeds of sales, in respect of our ordinary shares that are made in the United States or by a United States related financial intermediary may be subject to United States information reporting rules. In addition, U.S. Holders may be subject to United States federal backup withholding tax. U.S. Holders will not be subject to backup withholding provided that:

•	you are a corporation or other exempt recipient; or

•	you provide your correct United States federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your United States federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

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(F)	DIVIDEND AND PAYING AGENTS

Not applicable.

(G)	STATEMENT BY EXPERTS

Not applicable.

(H)  DOCUMENTS ON DISPLAY

We are currently subject to the informational requirements of the Exchange Act applicable to foreign private issuers. To fulfill these requirements, we file with the SEC, within four months after the end of our fiscal year an annual report on Form 20-F containing consolidated financial statements that will be examined and reported on, with an opinion expressed, by an independent public accounting firm. We also file current reports on Form 6-K for significant corporate events throughout the year. As a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing of proxy statements. Also, because we are a foreign private issuer our officers, directors and principal shareholders are exempt from the reporting and short swing profit provisions contained in Section 16 of the Exchange Act.

You may read and copy any document we file with the SEC without charge at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through this web site at http://www.sec.gov.

(I)	SUBSIDIARY INFORMATION

Not applicable.

(J)	ANNUAL REPORT TO SECURITY HOLDERS

If we are required to provide an annual report to security holders in response to the requirements of Form 6-K, we will submit the annual report to security holders in electronic format in accordance with the EDGAR Filer Manual.

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ITEM 11 – QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed in varying degrees to a number of risks arising from financial instruments. Management's close involvement in the operations allows for the identification of risks and variances from expectations. We do not participate in the use of financial instruments to mitigate these risks and we have no designated hedging transactions. The Board approves and monitors the risk management processes. The Board's main objectives for managing risks are to ensure liquidity, the fulfilment of obligations, the continuation of our search for new business participation opportunities, and limited exposure to credit and market risks while ensuring greater returns on the surplus funds on hand. There were no changes to the objectives or the process from the prior year.

A summary of our risk exposures as it relates to financial instruments are reflected below.

Fair value of Financial Instruments

Our financial assets and liabilities are comprised of cash and cash equivalents, receivables and investments in equities and public entities, accounts payable and accrued liabilities, lease liability, warrant liability, deferred purchase price payable and deferred obligation.

We classify the fair value of these transactions according to the following fair value hierarchy based on the amount of observable inputs used to value the instrument:

•	Level 1 – Values are based on unadjusted quoted prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2 – Values are based on inputs, including quoted forward prices for commodities, time value and volatility factors, which can be substantially observed or corroborated in the marketplace. Prices in Level 2 are either directly or indirectly observable as of the reporting date.

•	Level 3 – Values are based on prices or valuation techniques that are not based on observable market data. Investments are classified as Level 3 financial instrument.

Assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy.

Management has assessed that the fair values of cash and cash equivalents, other receivables and accounts payable approximate their carrying amounts largely due to the short-term maturities of these instruments.

Our financial instruments are exposed to certain financial risks: Credit Risk, Liquidity Risk and Foreign Currency Risk.

Credit Risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The credit risk is attributable to various financial instruments, as noted below. The credit risk is limited to the carrying value as reflected in our consolidated statements of financial position.

Cash and cash equivalents: Cash and cash equivalents comprise cash on hand and amounts invested in underlying treasury and money market funds that are readily convertible to a known amount of cash with three months or less from date of acquisition and are subject to an insignificant risk of change in value. As of March 31, 2025 and 2024, cash equivalents was comprised of a money market account with maturities less than 90 days from the date of purchase. Cash and cash equivalents are held with major international financial institutions and therefore the risk of loss is minimal.

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Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in satisfying financial obligations as they become due.

Our approach to managing liquidity is to ensure, as far as possible, that we will have sufficient liquidity to meet our liabilities when due, under both normal and stressed conditions without incurring unacceptable losses or risking harm to our reputation. We hold sufficient cash and cash equivalents to satisfy current obligations under accounts payable and accruals.

We monitor our liquidity position regularly to assess whether we have the funds necessary to meet our operating needs and needs for investing in new projects.

As a biotech company at an early stage of development and without significant internally generated cash flows, there are inherent liquidity risks, including the possibility that additional financing may not be available to us, or that actual drug development expenditures may exceed those planned. The current uncertainty in global capital markets could have an impact on our future ability to access capital on terms that are acceptable us. There can be no assurance that required financing will be available to us.

Foreign Currency Risk

While we operate in various jurisdictions, substantially all of our transactions are denominated in the U.S. Dollar, except the deferred tax liability in the U.K. settleable in British pound sterling and the Stimunity Convertible Note receivable settleable in euros.

ITEM 12 – DESCRIPTION OF SECURITIES OTHER THAN EQUITY SECURITIES

Not applicable.

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PART II

ITEM 13 – DEFAULTS, DIVIDEND ARREARAGES AND DELINQUENCIES

None.

ITEM 14 – MATERIAL MODIFICATIONS TO THE RIGHTS OF SECURITY HOLDERS AND USE OF PROCEEDS

None.

ITEM 15 – CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Our disclosure controls and procedures, as such term is defined in Rules 13(a)-15(e) and 15(d)-15(e) of the Exchange Act, are designed to provide reasonable assurance that all relevant information is communicated to senior management, including the CEO and the CFO, to allow timely decisions regarding required disclosure. We carried out an evaluation, under the supervision and with the participation of our management, including our CEO and CFO. Based on this evaluation, these officers concluded that as of the end of the period covered by this Annual Report on Form 20-F, our disclosure controls and procedures were not effective to ensure that the information required to be disclosed by our company in reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”). These disclosure controls and procedures include controls and procedures designed to ensure that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. The conclusion that the disclosure controls and procedures were not effective was due to the presence of material weaknesses in internal control over financial reporting as identified below under the heading " Management's Annual Report on Internal Control over Financial Reporting". Management anticipates that such disclosure controls and procedures will not be effective until the material weakness is remediated.

Management's Annual Report on Internal Control over Financial Reporting (ICFR)

Our management, including the CEO and CFO, is responsible for establishing and maintaining adequate internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Our internal control system was designed to provide reasonable assurance to our management and our Board regarding the reliability of financial reporting and preparation and fair presentation of published financial statements for external purposes in accordance with IFRS. Internal control over financial reporting includes those policies and procedures that:

1.	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

2.	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

3.	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that have a material effect on the financial statements.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of March 31, 2025. In making this assessment, it used the criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on the evaluation under these criteria, management identified material weaknesses in our internal controls over financial reporting and, as a result, management concluded that our internal control over financial reporting was not effective as of March 31, 2025.

Management identified the following material weaknesses in our internal control over financial reporting.

•	Management was unable to perform an effective risk assessment or monitor internal controls over financial reporting;

•	Management lacks the number of skilled persons that it requires given the complexity of the reporting requirements that it has to make, which more specifically include the staff and expertise to (i) properly segregate duties and perform oversight of work performed and to perform compensating controls over the finance and accounting functions, (ii) establish and perform fair value estimates or subsequently monitor fluctuations in fair value estimates, and (iii) apply complex accounting principles, including those relating to business combination accounting, income taxes, warrant liabilities and fair value estimates; and

•	There are insufficient written policies and procedures in place to ensure the correct application of accounting and financial reporting with respect to the current requirements of IFRS and SEC disclosure requirements, some of which specifically relate to investment accounting and fair value measures, assessment of in-process R&D assets, share-based payments, carrying amounts of goodwill and intangible assets and business combination accounting.

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Attestation Report of the Registered Public Accounting Firm

This Annual Report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management's report is not subject to attestation by our registered public accounting firm pursuant to rules of the SEC that permit us to provide only management's report in this Annual Report.

Changes in Internal Control over Financial Reporting and Planned Remediation Activities

Management continues to improve its control over financial reporting and leverages experienced personnel, including consultants to perform ongoing IFRS and SEC compliance requirements. There have been no significant changes to our internal controls in Fiscal 2025.

ITEM 16A – AUDIT COMMITTEE FINANCIAL EXPERT

Our Board has determined that Mr. Mintz is an “audit committee financial expert,” as such term is defined in Part II Item 16A.(b) of the General Instructions to Form 20-F, and is “independent,” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

ITEM 16B – CODE OF ETHICS

We have adopted a Code of Ethics, which applies to all consultants, officers and directors. A copy of our current code of ethics was included in the exhibits to the fiscal 2014 annual report on Form 20-F and is incorporated by reference into the exhibit index to this Annual Report on Form 20-F.

During the most recently completed fiscal year, we neither: (a) amended its Code of Ethics; nor (b) granted any waiver (including any implicit waiver) from any provision of its Code of Ethics.

ITEM 16C – PRINCIPAL ACCOUNTANT FEES AND SERVICES

Marcum LLP (“Marcum”) served as our independent registered public accountants until May 29, 2025, and audited our annual consolidated financial statements for the fiscal year ended March 31, 2024. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum. On May 29, 2025, Marcum resigned as our auditors, and with the approval of our Audit Committee of our Board of Directors, CBIZ CPAs was engaged as our independent registered public accounting firm.

Prior to engaging CBIZ CPAs, the Company did not consult with CBIZ CPAs regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The reports of Marcum regarding the Company’s consolidated financial statements for the fiscal years ended March 31, 2024, 2023 and 2022, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for the inclusion of an explanatory paragraph in the audit report in the audit report for the fiscal years ended March 31, 2024, 2023 and 2022 as to the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended March 31, 2024, 2023, and 2022, and the subsequent interim period through May 29, 2025, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in their reports on the Company’s consolidated financial statements for such years or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for a material weakness related to a lack of design and maintenance of effective information technology general controls due to certain privileged access rights, lack of formal processes for user provisioning, periodic user access review, change management for the financial reporting system and lack of formal reviews of key third party service provider SOC reports, all of which could allow for inappropriate financial transactions to be recorded that would not be detected by the Company's other manual controls, rendering them ineffective, as disclosed in the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2024.

The Company provided Marcum with a copy of the Current Report on Form 6-K reporting the change in the registered public accounting firms prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the aspects in which it did not agree. Marcum provided its letter in which it did not object to the statements made by the Company, and a copy of the letter, dated May 29, 2025, was filed as Exhibit 16 to the Current Report on Form 6-K.

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The following outlines the expenditures for accounting fees paid or accrued to our independent public accountants, for the fiscal years ended March 31, 2025 and 2024 by CBIZ CPAs and Marcum:

	CBIZ CPAs		Marcum		Total
	2025	2024	2025	2024	2025	2024

Audit fees(1)	$128,750	$—	$201,253	$345,750	$330,003	$345,750
Audit-related fees(2)	$—	$—	$16,995	$56,250	$16,995	$56,250

(1)	“Audit fees” means the aggregate fees incurred in connection with the audit of our annual consolidated financial statements included in our Annual Report on Form 20-F, review of the six month consolidated interim financial statements included in our Form 6-K, and services normally provided by our independent public accountants in connection with statutory and regulatory filings or engagements.

(2)	"Audit-related fees” relate to assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “audit fees.” This category would include fees related to non-routine SEC filings.

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. During the years ended March 31, 2025 and 2024, 100% of the fees paid to our independent public accountants were approved by the Audit Committee.

We did not have any engagement with our independent public accountants during the Fiscal 2025 and Fiscal 2024 with respect to professional services for tax compliance, tax advice or tax planning or for any audit-related services.

ITEM 16D – EXEMPTIONS FROM THE LISTING STANDARDS FOR AUDIT COMMITTEES

Not applicable.

ITEM 16E – PURCHASES OF EQUITY SECURITIES BY THE ISSUER AND AFFILIATED PURCHASERS

On January 29, 2025, Portage Biotech Inc. (the “Company”) completed the sale of 524,390 ordinary shares for aggregate proceeds of $2,150,000, at a per share price of $4.10, the closing price of a share on the Nasdaq Stock Market on the date preceding the date of the securities purchase agreement. The shares were sold to two directors of the Company, Messrs. Gregory Bailey and James Mellon. The shares were sold in a private placement transaction pursuant to Regulation S, and are being issued as restricted stock. The proceeds will be used for general corporate purposes and working capital.

In connection with the sale of the shares, the Company entered into a registration rights agreement that provides for two demand registrations at any time on a Form F-1 or equivalent and once each year on a Form F-3, provided the anticipated value of the shares being registered is at least $500,000. The registration rights agreement has a term of seven years. The Company is obligated to pay the costs of the registration statement but not any broker or other selling commissions due to a broker or dealer engaged by the selling shareholders.

On June 5, 2025, the Company and Compedica Holdings Limited, a company formed under the laws of the Isle of Man (“Compedica”), entered a mutual Subscription Agreement (“Subscription Agreement”). Pursuant to the Subscription Agreement, the Company issued 625,000 ordinary shares at a per share price of $8.00 in exchange for 1,165,501 shares of Compedica with a per share value of $4.29, in a transaction valued at $5,000,000. Compedica purchased 37.8% of Portage based on the issued and outstanding ordinary shares of the Company immediately prior to the consummation of the Subscription Agreement, resulting in a then ownership of 27.4% of the issued and outstanding ordinary shares of the Company immediately after the consummation of the Subscription Agreement.

The Company;s ordinary shares were sold pursuant to an exemption under the Securities Act of 1933, as amended, under Regulation S, and were issued as “restricted stock.” Compedica was granted registration rights on a resale basis, upon demand, while the shares are restricted stock and Compedica is not otherwise able to sell the shares in the public market. The ordinary shares acquired by Compedica are not subject to any lock up arrangement. The Company reimbursed Compedica for up to $50,000 of its legal fees in the transaction. Compedica was also granted the right to have an observer attend board meetings and review written consents of the board of directors, subject to being restricted from access (including participation in the meeting) to confidential or market sensitive information without a non-disclosure obligation with respect to such information. There are no broker fees payable by either party to the Subscription Agreement.

If the Company enters into an equity funding arrangement, subject to the monthly working capital requirements of the Company and unless agreed otherwise by the parties in writing, for a period of 12 months from the date of the Subscription Agreement, the Company will use not less than 50% of the net funds to subscribe for new Compedica equity at a price of $4.29 per share, the intended use of proceeds to be to support the continued development of the Compedica device and its commercialization. To the extent less than 50% of the equity financing are invested in Compedica by the Company in any month (the “Shortfall”), the Shortfall amount shall be added to the obligation of the Company to fund in the next following month (and the aggregate of Shortfalls shall continue to accrue and be rolled forward for the duration of the 12 month term, with any outstanding Shortfall amount not advanced as an equity investment at the end of the 12 month term immediately due and payable (unless agreed otherwise in writing by Compedica)).

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ITEM 16F – CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

See Item 16C.

ITEM 16G – CORPORATE GOVERNANCE

We are incorporated under the BVI Act. Our ordinary shares are registered with the SEC and are listed on the Nasdaq Capital Market. As a result, our corporate governance framework is subject to laws of the British Virgin Islands, or BVI, the securities laws and regulations of the United States and the listing requirements of the Nasdaq Marketplace Rules.

Under Rule 5615 of the Nasdaq Marketplace Rules, a foreign private issuer may follow its home country practice in lieu of the requirements of the Nasdaq Marketplace Rules. We follow the exemptions provide under the Nasdaq Marketplace Rules as described below.

British Virgin Islands law does not require that a majority of our board of directors consist of independent directors or that our board committees consist of entirely independent directors. Our board of directors and board committees, therefore, may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1). In addition, we will not be subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors must regularly have scheduled meetings at which only independent directors are present.

We also are exempt from the Nasdaq listing rules as to quorum, and instead to follow the quorum rules for shareholder meetings under British Virgin Islands law. We also are exempt from the Nasdaq listing rules so as to not be required to obtain shareholder approval for certain issuance of securities, shareholder approval of share option plans and change of control transactions under Nasdaq Listing Rule 5635 and to hold annual shareholder meetings under Nasdaq Listing Rule 5620(a).

As a foreign private issuer, we are exempt from the proxy rules set forth in Sections 14(a), 14(b), 14(c) and 14(f) of the Securities Exchange Act of 1934. We solicit proxies in accordance with applicable rules and regulations in the British Virgin Islands.

ITEM 16H – MINE SAFETY DISCLOSURE

Not applicable.

ITEM 16I – DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS

Not applicable.

ITEM 16J – INSIDER TRADING POLICIES

We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by directors, senior management, and employees that are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and any applicable listing standards. A copy of our insider trading policy is included in the exhibits to this Annual Report on Form 20-F.

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ITEM 16K – CYBERSECURITY

We are increasingly dependent on software applications and computing infrastructure to conduct key operations. We depend on both our own record retention and technology as well as the systems, networks and technology of our contractors, consultants, vendors and other business partners.

Cybersecurity Program

Given the importance of cybersecurity to our business, we maintain a cybersecurity program to support both the effectiveness of our systems and our preparedness for information security risks. This program includes a number of safeguards, such as: password protection; multi-factor authentication; continuous monitoring and alerting systems for internal and external threats; regular evaluations of our cybersecurity program, including retention of outsourced experts.

We use a risk-based approach with respect to our use and oversight of third-party service providers, tailoring processes according to the nature and sensitivity of the data accessed, processed, or stored by such third-party service provider.

Process for Assessing, Identifying and Managing Material Risks from Cybersecurity Threats

In the event of a cybersecurity incident, we maintain a regularly tested incident response program. Pursuant to the program and its escalation protocols, designated personnel are responsible for assessing the severity of an incident and associated threat, containing the threat, remediating the threat, including recovery of data and access to systems, analyzing any reporting obligations associated with the incident, and performing post-incident analysis and program enhancements.

We have relationships with a number of third-party service providers to assist with cybersecurity containment and remediation efforts.

Governance

We currently engage a qualified IT consultant who reports to our Chief Executive Officer. This consultant has robust experience with cybersecurity, information technology development and deployment and information technology risk assessment and management, including information security management.

Our IT consultant regularly monitors our information technology systems and monitors the prevention, detection, mitigation and remediation of cybersecurity incidents in consultation with our Chief Executive Officer. To the extent necessary, our Chief Executive Officer reports such risks to our Board, which has overall responsibility for risk oversight.

Over the last two years, we have not experienced any cybersecurity incidents that have materially affected or are reasonably likely to materially affect is, including our business, results of operations, or financial condition.

Board Oversight

While the Board of Directors has overall responsibility for risk oversight, our Audit Committee oversees cybersecurity risk matters. The Audit Committee is responsible for reviewing, discussing with management, and overseeing the Company’s data privacy, information technology and security and cybersecurity risk exposures, including: (i) the potential impact of those exposures on the Company’s business, financial results, operations and reputation; (ii) the programs and steps implemented by management to monitor and mitigate any exposures; (iii) the Company’s information governance and cybersecurity policies and programs; and (iv) major legislative and regulatory developments that could materially impact the Company’s data privacy and cybersecurity risk exposure.

In the event of a cybersecurity incident, the Chief Financial Officer would apprise the full Board promptly with respect to any incident.

Cybersecurity Risks

Our cybersecurity risk management processes are integrated into our overall Enterprise Risk Management (“ERM”) process. As part of our ERM process, we identify, assess and evaluate risks impacting our operations across the Company, including those risks related to cybersecurity. We consider the severity and likelihood of certain risk factors, drawing upon our industry experience and company knowledge. While we maintain a robust cybersecurity program, the techniques used to infiltrate information technology systems continue to evolve. Accordingly, we may not be able to timely detect threats or anticipate and implement adequate security measures. For additional information, see Item 3 (D) “Risk Factors.”

We also maintain cybersecurity insurance providing coverage for certain costs related to cybersecurity-related incidents that impact our own systems, networks, and technology or the systems, networks and technology of our contractors, consultants, vendors and other business partners.

In the last three years, we did not experience any material cybersecurity incidents or threats.

84

PART III

ITEM 17 – FINANCIAL STATEMENTS

The financial statements are provided pursuant to Item 18.

ITEM 18 – FINANCIAL STATEMENTS

See the Financial Statements and Exhibits listed in Item 19 hereof and filed as part of this Annual Report.

ITEM 19 – EXHIBITS

(a) Financial Statements

85

PORTAGE BIOTECH INC.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Portage Biotech Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Portage Biotech Inc. (the “Company”) as of March 31, 2025, the related consolidated statements of operations and comprehensive income (loss), changes in equity and cash flows for the year ended March 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and the results of its operations and its cash flows for the year ended March 31, 2025, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise significant doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Prior Period Financial Statements

The financial statements of the Company as of and for the two year period ended March 31, 2024 were audited by Marcum LLP, whose report dated August 14, 2024 included an explanatory paragraph expressing significant doubt about the Company’s ability to continue as a going concern.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2019.

New York, NY

July 25, 2025

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Portage Biotech Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Portage Biotech Inc. (the “Company”) as of March 31, 2024, the related consolidated statements of operations and other comprehensive income (loss), changes in equity and cash flows for each of the two years in the period ended March 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2024, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Marcum llp

Marcum llp

We served as the Company’s auditor from 2019 through 2025.

New York, NY

August 14, 2024

F-2

PORTAGE BIOTECH INC.

Consolidated Statements of Financial Position

(U.S. Dollars in thousands)

		March 31,
	Notes	2025	2024
Assets
Current assets
Cash and cash equivalents	4	$1,670	$5,028
Prepaid expenses and other receivables	5	555	2,667
Total current assets		2,225	7,695
Non-current assets
Right-of-use asset	6	-	35
Other assets, including equipment, net		-	49
Total non-current assets		-	84
Total assets		$2,225	$7,779

Liabilities and Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	7	$1,100	$2,836
Lease liability - current, including interest	6	-	40
Other current liabilities		-	3
Total current liabilities		1,100	2,879
Non-current liabilities
Lease liability - non-current	6	-	7
Warrant liability	8	1,952	1,564
Total non-current liabilities		1,952	1,571
Total liabilities		3,052	4,450

Shareholders’ Equity (Deficit)
Capital stock	10	221,800	219,499
Share option reserve	11	23,530	23,841
Accumulated deficit		(245,453)	(239,318)
Total equity (deficit) attributable to owners of the Company		(123)	4,022
Non-controlling interest	17	(704)	(693)
Total equity (deficit)		(827)	3,329
Total liabilities and equity (deficit)		$2,225	$7,779
Commitments and Contingent Liabilities (Note 13)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PORTAGE BIOTECH INC.

Consolidated Statements of Operations and Other Comprehensive Loss

(U.S. Dollars in thousands, except per share amounts)

		Years Ended March 31,
	Notes	2025	2024	2023
Expenses
Research and development		$3,129	$12,535	$8,674
General and administrative expenses		4,254	5,664	7,901
Loss from operations		(7,383)	(18,199)	(16,575)
Change in fair value of warrant liability	8	(388)	6,868	33
Change in fair value of deferred purchase price payable - Tarus and deferred obligation - iOx milestone		-	11,305	2,711
Gain on settlement with Parexel – iOx CRO	13	946	-	-
Loss on Registered Direct Offering		-	(2,432)	-
Offering costs		-	(662)	-
Impairment loss - iOx IPR&D		-	(57,890)	(59,320)
Impairment loss - Tarus IPR&D		-	(23,615)	(4,585)
Impairment loss - Goodwill		-	-	(43,862)
Impairment loss - Stimunity		-	(1,002)	(818)
Impairment loss - Saugatuck		-	(178)	-
Commitment fee under Committed Purchase Agreement		-	(839)	-
Share of loss in associate accounted for using equity method		-	(233)	(260)
Gain on dissolution of investment in associate		-	27	-
Gain from sale of investment in public company		-	725	-
Foreign exchange transaction gain (loss)		(7)	7	(53)
Depreciation expense		(35)	(54)	(1)
Interest income		89	274	217
Interest expense		(3)	(32)	(9)
Loss before provision for income taxes		(6,781)	(85,930)	(122,522)
Income tax benefit	9	3	10,548	17,856
Net loss		(6,778)	(75,382)	(104,666)
Other comprehensive loss
Net unrealized loss on investments		-	(38)	(5,283)
Total comprehensive loss for year		$(6,778)	$(75,420)	$(109,949)

Net loss attributable to:
Owners of the Company		$(6,767)	$(75,339)	$(104,611)
Non-controlling interest	17	(11)	(43)	(55)
Net loss		$(6,778)	$(75,382)	$(104,666)

Comprehensive loss attributable to:
Owners of the Company		$(6,767)	$(75,377)	$(109,894)
Non-controlling interest	17	(11)	(43)	(55)
Total comprehensive loss for year		$(6,778)	$(75,420)	$(109,949)

Loss per share	12
Basic and diluted		$(5.72)	$(77.83)	$(129.79)

Weighted average shares outstanding	12
Basic and diluted*		1,183	968	806

*Giving retroactive effect to the 1-for-20 reverse share split effected on August 15, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PORTAGE BIOTECH INC.

Consolidated Statements of Changes in Equity (Deficit)

(U.S. Dollars in thousands)

				Accumulated		Equity (Deficit)
	Number		Stock	Other		Attributable	Non-	Total
	of	Capital	Option	Comprehensive	(Accumulated	to Owners	Controlling	Equity
	Shares*	Stock	Reserve	Income (Loss)	Deficit)	of Company	Interest	(Deficit)
Balance, April 1, 2022 (Pre-Split)	13,349
Balance, April 1, 2022 (After 1-for-20 reverse share split)	667	$158,324	$16,928	$958	$(55,005)	$121,205	$44,229	$165,434
Share-based compensation expense	-	-	4,276	-	-	4,276	-	4,276
Shares issued in Tarus acquisition	121	17,200	-	-	-	17,200	-	17,200
Shares issued in iOx exchange	54	9,737	-	-	-	9,737	(9,737)	-
Deferred obligation - iOx milestone	-	-	-	-	-	-	(5,478)	(5,478)
Excess of non-controlling interest acquired over consideration - iOx	-	29,609	-	-	-	29,609	(29,609)	-
Shares issued to Lincoln for commitment fee under Committed Purchase Agreement	5	900	-	-	-	900	-	900
Shares issued under ATM	8	944	-	-	-	944	-	944
Purchase of shares issued under Committed Purchase Agreement	24	2,038	-	-	-	2,038	-	2,038
Share issuance costs	-	(90)	-	-	-	(90)	-	(90)
Shares issued or accrued for services	1	120	-	-	-	120	-	120
Net unrealized loss on investments	-	-	-	(5,283)	-	(5,283)	-	(5,283)
Net loss for year	-	-	-	-	(104,611)	(104,611)	(55)	(104,666)
Balance, March 31, 2023	880	218,782	21,204	(4,325)	(159,616)	76,045	(650)	75,395
Share-based compensation expense	-	-	2,637	-	-	2,637	-	2,637
Shares issued under Registered Direct Offering	98	-	-	-	-	-	-	-
Shares issued under ATM	9	682	-	-	-	682	-	682
Share issuance costs under ATM	-	(20)	-	-	-	(20)	-	(20)
Shares issued or accrued for services	1	50	-	-	-	50	-	50
Shares issued pursuant to distribution of restricted stock units	1	5	-	-	-	5	-	5
Derecognition of investment in public company	-	-	-	4,363	(4,363)	-	-	-
Net unrealized loss on investments	-	-	-	(38)	-	(38)	-	(38)
Net loss for year	-	-	-	-	(75,339)	(75,339)	(43)	(75,382)
Balance, March 31, 2024	989	219,499	23,841	-	(239,318)	4,022	(693)	3,329
Share-based compensation expense	-	-	321	-	-	321	-	321
Correction of prior period overstated share-based compensation expense	-	-	(632)	-	632	-	-	-
Shares issued under private placement	524	2,150	-	-	-	2,150	-	2,150
Pre-Funded warrants exercised	60	1	-	-	-	1	-	1
Additional round up shares issued for fractional shares in connection with 1-for-20 reverse share split	52	-	-	-	-	-	-	-
Shares issued for accrued bonuses	19	120	-	-	-	120	-	120
Shares issued pursuant to distribution of restricted stock units	9	30	-	-	-	30	-	30
Net loss for year	-	-	-	-	(6,767)	(6,767)	(11)	(6,778)
Balance, March 31, 2025	1,653	$221,800	$23,530	$-	$(245,453)	$(123)	$(704)	$(827)

*Giving retroactive effect to the 1-for-20 reverse share split effected on August 15, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PORTAGE BIOTECH INC.

Consolidated Statements of Cash Flows

(U.S. Dollars in thousands)

	Years Ended March 31,
	2025	2024	2023
Cash flows from operating activities:
Net loss for the year	$(6,778)	$(75,382)	$(104,666)
Adjustments for non-cash items:
Share-based compensation expense	321	2,637	4,276
Change in fair value of warrant liability	388	(6,868)	(33)
Change in fair value of deferred purchase price payable - Tarus and deferred obligation - iOx milestone	—	(11,305)	(2,711)
Loss on Registered Direct Offering	—	2,432	—
Offering costs	—	662	—
Impairment loss - iOx IPR&D	—	57,890	59,320
Impairment loss - Tarus IPR&D	—	23,615	4,585
Impairment loss - Stimunity	—	1,002	818
Impairment loss - Saugatuck	—	178	—
Impairment loss - Goodwill	—	—	43,862
Commitment fee under Committed Purchase Agreement	—	839	—
Gain on settlement with Parexel – iOx CRO	(946)	—	—
Gain on dissolution of investment in associate	—	(27)
Gain from sale of investment in public company	—	(725)	—
Decrease in deferred tax liability	—	(10,564)	(17,881)
Share of loss in associate	—	233	260
Fair value of shares issued for services	—	50	120
Depreciation	35	54	1
Foreign exchange transaction gain	—	—	(14)
Changes in operating working capital:
Prepaid expenses and other receivables	1,574	(32)	(1,232)
Other assets	46	40	24
Accounts payable and accrued liabilities	(99)	972	1,114
Other	(3)	2	84
Net cash used in operating activities	(5,462)	(14,297)	(12,073)

Cash flows from investing activities:
Proceeds from sale of investment in public company	—	2,812	—
Purchase of convertible note receivable	—	—	(614)
Purchase of equipment	—	—	(3)
Net cash provided by (used in) investing activities	—	2,812	(617)

Cash flows from financing activities:
Proceeds from shares issued under private placement	2,150	—	—
Proceeds from the exercise of Pre-Funded Warrants	1	—	—
Proceeds from Registered Direct Offering	—	5,338	—
Proceeds from shares issued under ATM and Committed Purchase Agreement	—	682	2,982
Share issuance costs	—	(20)	(90)
Repayment of lease liability	(47)	(40)	—
Shares from RSU distribution	—	8	—
Repayment of notes payable assumed in Tarus acquisition	—	—	(2,000)
Repayment of milestone obligation assumed in Tarus acquisition	—	—	(1,009)
Net cash provided by (used in) financing activities	2,104	5,968	(117)

Decrease in cash and cash equivalents during year	(3,358)	(5,517)	(12,807)
Cash and cash equivalents at beginning of year	5,028	10,545	23,352
Cash and cash equivalents at end of year	$1,670	$5,028	$10,545

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PORTAGE BIOTECH INC.

Consolidated Statements of Cash Flows (Cont’d)

(U.S. Dollars in thousands)

	Years Ended March 31,
	2025	2024	2023
Supplemental disclosure of cash flow information:
Cash paid for interest	$3	$30	$—
Supplemental disclosure of non-cash investing and financing activities:
Exchange of Stimunity Convertible Note for Stimunity shares at fair value	$—	$429	$—
Right to use asset acquired	$—	$87	$—
Lease liability incurred	$—	$87	$—
Fair value of shares issued for Tarus	$—	$—	$17,200
Fair value of shares issued for non-controlling interest purchase of iOx	$—	$—	$9,737
Fair value of deferred purchase price payable - Tarus	$—	$—	$8,538
Fair value of deferred obligation - iOx milestone	$—	$—	$5,478
Liabilities assumed in Tarus acquisition	$—	$—	$3,000
Fair value of shares issued for commitment fees - Committed Purchase	$—	$—	$900
Net unrealized loss on investments in Intensity and Stimunity Convertible Note	$—	$—	$(5,283)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

NOTE 1. NATURE OF OPERATIONS

Portage Biotech Inc. (the “Company” or “Portage”) is incorporated in the British Virgin Islands (“BVI”) with its registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI. Its USA agent, Portage Development Services Inc. (“PDS”), is located at 1111B S Governors Ave STE 25907 Dover, DE 19904, USA.

The Company is a foreign private issuer under the Securities and Exchange Commission (the “SEC”) rules. It is also a reporting issuer under the securities legislation of the provinces of Ontario and British Columbia. Its ordinary shares were listed on the Canadian Securities Exchange (“CSE”) under the symbol “PBT.U”. On February 25, 2021, the ordinary shares of the Company began trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PRTG”.

Portage is a clinical-stage immuno-oncology company advancing treatments the Company believes will be first-in class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers. Portage’s access to next-generation technologies coupled with a deep understanding of biological mechanisms enables the identification of clinical therapies and product development strategies that accelerate these medicines through the translational pipeline. After a review of the Company’s future funding needs for clinical development of its programs as well as the current capital raising market for biotechnology companies, the Company made the decision to discontinue the Company sponsored trial for the invariant natural killer T-cell (“iNKT”) program and pause further accrual to the Company sponsored adenosine program for both PORT-6 and PORT-7 during Fiscal 2024. In March 2025, Portage resumed patient enrollment into the final cohort arm of PORT-6 as part of the Phase 1a ADPORT-601 clinical trial, following a prior pause due to funding constraints. This decision reflects the favorable safety and preliminary activity signals observed in earlier dose cohorts. In April 2025, we announced confirmatory preclinical results in mesothelioma with our PORT-7 compound, supporting advancement of this indication in its first-in-human trial of PORT-7. Upon completion of the PORT-6 cohort, Portage will evaluate advancement of this trial and the PORT-7 monotherapy and PORT-6 + PORT-7 combination arms, but remain on pause at this time. The Company is exploring strategic alternatives, which may include finding a partner for one or more of its assets, a sale of the company, a merger, restructurings, both in and out of court, a company wind down, further financing efforts or other strategic action.

Reverse Share Split

The Company’s Board of Directors (the “Board”) approved a reverse share split of its ordinary shares at a ratio of 1-for-20. Beginning with the opening of trading on August 15, 2024, the Company’s ordinary shares began trading on Nasdaq on a split-adjusted basis under the existing trading symbol “PRTG”.

The reverse share split was implemented to increase the per share trading price of the Company’s ordinary shares for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on Nasdaq. The Company received notice from Nasdaq on August 30, 2024 informing the Company that it had regained compliance with the minimum $1.00 bid price requirement for continued listing on Nasdaq.

As a result of the reverse share split, every twenty (20) pre-split ordinary shares were converted into one (1) post-split ordinary share. Any fractional shares resulting from the reverse share split were rounded up to the nearest whole post-split ordinary share. The reverse share split affected all shareholders uniformly and did not alter any shareholder’s percentage interest in the Company’s ordinary shares, except for adjustments that may result from the treatment of fractional shares. All outstanding options and warrants entitling their holders to purchase the Company’s ordinary shares were adjusted as a result of the reverse share split, in accordance with the terms of each such security. In addition, the number of ordinary shares reserved for future issuance pursuant to the Company’s equity incentive plans were also appropriately adjusted. The number of authorized ordinary shares was not proportionately reduced because the Company has an unlimited number of authorized ordinary shares available for issuance, as permitted under the laws of the British Virgin Islands.

All share and per share information included in the consolidated financial statements have been retroactively adjusted to reflect the impact of the reverse share split as if the share split occurred at the beginning of the periods presented. The shares of ordinary shares authorized remained at an unlimited number of ordinary shares without par value.

F-8

NOTE 2. GOING CONCERN

As of March 31, 2025, the Company had cash and cash equivalents of approximately $1.7 million and total current liabilities of approximately $1.1 million. For the year ended March 31, 2025, the Company is reporting a net loss of approximately $6.8 million, and cash used in operating activities of approximately $5.5 million. The Company’s cash and cash equivalents balance is decreasing, and the Company did not generate positive cash flows from operations for the fiscal year ended March 31, 2025 (“Fiscal 2025”).

Due to the Company’s future funding needs for clinical development of its programs as well as the current capital raising market for biotechnology companies, during Fiscal 2024, the Company made the decision to discontinue further clinical development of its iNKT program and temporarily pause further accrual to its sponsored adenosine program for both PORT-6 and PORT-7. The Company is exploring strategic alternatives, which may include finding a partner for one or more of its assets, a sale of our company, a merger, restructurings, both in and out of court, company wind down, further financing efforts or other strategic action.

In March 2025, Portage resumed patient enrollment into the final cohort arm of PORT-6 as part of the Phase 1a ADPORT-601 clinical trial, following a prior pause due to funding constraints. This decision reflects the favorable safety and preliminary activity signals observed in earlier dose cohorts. In April 2025, we announced confirmatory preclinical results in mesothelioma with our PORT-7 compound, supporting advancement of this indication in its first-in-human trial of PORT-7. Upon completion of the PORT-6 cohort, Portage will evaluate advancement of this trial and the PORT-7 monotherapy and PORT-6 + PORT-7 combination arms, but remain on pause at this time.

The Company has incurred significant operating losses since inception and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. The losses result primarily from its conduct of research and development activities.

The Company historically has funded its operations principally from proceeds from issuances of equity and debt securities. The Company will require significant additional capital to make the investments it needs to execute its longer-term business plan, beyond the potential proceeds that could be reasonably generated from its ATM program given the Company’s current trading volume on Nasdaq. The Company’s ability to successfully raise sufficient funds through the sale of debt or equity securities when needed is subject to many risks and uncertainties and, future equity issuances would result in dilution to existing stockholders and any future debt securities may contain covenants that limit the Company's operations or ability to enter into certain transactions. See Note 10, “Capital Stock and Reserves,” for a further discussion.

There can be no assurance that the Company’s evaluation of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. Any potential transaction would be dependent on a number of factors that may be beyond the Company’s control, including, among other things, market conditions, industry trends, the interest of third parties in a potential transaction with the Company and the availability of financing to the Company or third parties in a potential transaction with the Company on reasonable terms. The process of reviewing strategic alternatives may require the Company to incur additional costs and expenses. It could negatively impact the Company’s ability to attract, retain and motivate key employees, and expose the Company to potential litigation in connection with this process or any resulting transaction. If the Company is unable to effectively manage the process, the Company’s financial condition and results of operations could be adversely affected. In addition, any strategic alternative that may be pursued and completed ultimately may not deliver the anticipated benefits or enhance shareholder value. There can be no guarantee that the process of evaluating strategic alternatives will result in the Company entering into or completing a potential transaction within the anticipated timing or at all. There is no set timetable for this evaluation and the Company does not intend to disclose developments with respect to this evaluation unless and until the Company determines that further disclosure is appropriate or legally required.

Based on the Company’s most recent projected cash flows, the Company believes that its cash and cash equivalents of $0.6 million as of July 21, 2025 and the proceeds of up to $3,377,250 the Company may receive from the sale of additional shares of the Company’s ordinary shares in “at-the-market” transactions through a Sales Agreement with Rodman & Renshaw LLC (“Rodman”) as a sales agent, would not be sufficient to satisfy the Company’s anticipated operating and other funding requirements and raise significant doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these consolidated financial statements.

F-9

NOTE 3. BASIS OF PRESENTATION

Statement of Compliance and Basis of Presentation

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These consolidated financial statements have been prepared on an historical cost basis except for items disclosed herein at fair value (see Note 15, “Financial Instruments and Risk Management”). In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The Company has only one reportable operating segment.

These consolidated financial statements were approved and authorized for issuance by the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) on July 25, 2025.

Revision of prior period financial statements

A revision was made to correct an overstatement of operating expense in the statement of operations for the interim reporting periods ended June 30, 2024 and September 30, 2024 for options forfeited in those periods. The correcting adjustment recorded for these periods resulted in decreased share-based compensation expense, share option reserve for share-based payments and accumulated deficit in equal amounts. All adjustments resulted in a net zero impact on total stockholders’ deficit.

The table below illustrate the revisions discussed above in each respective period (in thousands, except per share data):

	Three Months Ended			Three Months Ended			Six Months Ended
	June 30, 2024			September 30, 2024			September 30, 2024
	As Filed	Adjustment	Adjusted	As Filed	Adjustment	Adjusted	As Filed	Adjustment	Adjusted
Consolidated Statements of Financial Position

Share option reserve	$23,985	$(297)	$23,688	$24,126	$(633)	$23,493	$24,126	$(633)	$23,493
Accumulated deficit	(240,974)	297	(240,677)	(242,334)	633	(241,701)	(242,334)	633	(241,701)

Consolidated Statements of Operations and Other Comprehensive Loss
General and administrative expense	1,534	(297)	1,237	881	(336)	545	2,415	(633)	1,782
Loss from operations	2,839	(297)	2,542	1,604	(336)	1,268	4,443	(633)	3,810
Loss before provision for income taxes	1,662	(297)	1,365	1,362	(336)	1,026	3,024	(633)	2,391
Net loss	1,664	(297)	1,367	1,362	(336)	1,026	3,026	(633)	2,393
Comprehensive loss	1,664	(297)	1,367	1,362	(336)	1,026	3,026	(633)	2,393

(Loss) income per share
Basic and Diluted*	$(1.58)	$0.28	$(1.30)	$(1.26)	$0.31	$(0.95)	$(2.84)	$0.60	$(2.24)

Consolidated Statements of Equity
Share option reserve	23,985	(297)	23,688	24,126	(633)	23,493	24,126	(633)	23,493
Accumulated deficit	(240,974)	297	(240,677)	(242,334)	633	(241,701)	(242,334)	633	(241,701)

Consolidated Statements of Cash Flows
Net loss	1,664	(297)	1,367	1,362	(336)	1,026	3,026	(633)	2,393
Share-based compensation expense	144	(297)	(153)	141	(336)	(195)	285	(633)	(348)

F-10

NOTE 3. BASIS OF PRESENTATION (Cont’d)

Consolidation

The consolidated financial statements include the accounts of the Company and:

(a)	SalvaRx, a wholly-owned subsidiary, incorporated on May 6, 2015 in the British Virgin Islands;

(b)	iOx, a wholly-owned subsidiary incorporated in the United Kingdom (“U.K.”) on February 10, 2015. In September 2021, the Company, through SalvaRx, exchanged certain notes, accrued interest, warrants and receivables in exchange for shares of iOx representing 17.83% of the outstanding shares of iOx. As a result of this exchange, the Company, through SalvaRx, increased its ownership of iOx from 60.49% to 78.32%. On July 18, 2022, the Company purchased the remaining 21.68% non-controlling interest of iOx. See Note 14, “Related Party Transactions – Share Exchange Agreement – iOx,” for a further discussion. The Company’s 44% interest in Stimunity was transferred from Portage to iOx in December 2023 and was increased to 48.9% upon the conversion of the convertible note to equity;

(c)	Saugatuck, a 70% owned subsidiary through SalvaRx incorporated in the British Virgin Islands. “Saugatuck and subsidiary” refers to Saugatuck and Saugatuck Rx LLC;

(d)	PDS, a wholly-owned subsidiary incorporated in Delaware, which provides human resources, and other services to each operating subsidiary via a shared services agreement;

(e)	SalvaRx LLC, a wholly-owned subsidiary through SalvaRx incorporated in Delaware;

(f)	Saugatuck Rx LLC, a wholly-owned subsidiary of Saugatuck incorporated in Delaware; and

(g)	Tarus Therapeutics, LLC (“Tarus”), a wholly-owned subsidiary incorporated in Delaware.

All inter-company balances and transactions have been eliminated in consolidation.

Non-controlling interest in the equity of a subsidiary is accounted for and reported as a component of stockholders’ equity. As of March 31, 2025, non-controlling interest represents the 30% shareholder ownership interest in Saugatuck and subsidiary, which is consolidated by the Company. See Note 14, “Related Party Transactions – Share Exchange Agreement – iOx” for a discussion of the Company’s purchase of the balance of the non-controlling interest in iOx.

Functional and Presentation Currency

The Company’s functional and presentation currency is the United States Dollar (“US$”, “$”).

Use of Estimates and Judgments

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Significant areas where estimates are made include valuation of financial instruments (including the Stimunity Convertible Note) (as defined below), deferred tax assets and liabilities, warrant liabilities, research and development costs, fair value used for acquisition of intangible assets, contingent consideration assumed and measurement of share-based compensation. Significant areas where critical judgments are applied include assessment of impairment of investments, in-process research and development and warrant liabilities.

Transactions with Non-controlling Interests

Changes in the Company’s ownership interest in a subsidiary corporation that do not result in a loss of control over the subsidiary corporation are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognized within equity attributable to the equity holders of the Company.

Reclassifications

Certain prior year amounts between research and development costs and general and administrative expenses have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

F-11

NOTE 4. SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements, which have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Financial Instruments

i) Financial Assets

Classification

Upon the initial recognition of financial assets, the financial assets are classified as one of the following measurement methodologies: (a) amortized cost, (b) fair value through other comprehensive income (“FVTOCI”), or (c) fair value through profit or loss (“FVTPL”). Subsequent measurement will be based on the initial classification of the financial assets.

The classification of a financial asset at initial recognition depends on the Company's business model for managing the financial asset and the financial asset's contractual cash flow characteristics.

In order for a financial asset to be measured at amortized cost or fair value through other comprehensive income (“OCI”), it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding. This assessment is referred to as the SPPI test and is performed at an instrument level.

The Company's business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both.

Measurement

For purposes of subsequent measurement, financial assets are classified in three categories:

•	Financial assets at amortized cost (debt instruments);

•	Financial assets at FVTOCI (equity instruments); and

•	Financial assets at FVTPL.

F-12

NOTE 4. SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Financial Assets at Amortized Cost (Debt Instruments)

The Company measures financial assets at amortized cost if both of the following conditions are met:

•	The financial asset is held within a business model with the objective of holding the financial asset in order to collect contractual cash flows; and

•	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortized cost are subsequently measured using the effective interest rate method and are subject to a period impairment review. Gains and losses are recognized in profit or loss when the asset is derecognized, modified or impaired.

The Company's financial assets classified at amortized cost includes other receivables.

Financial Assets designated at Fair Value through OCI (Equity Instruments)

Upon initial recognition, the Company can elect to classify irrevocably its equity investments as equity instruments designated at FVTOCI when they meet the definition of equity under IAS 32, “Financial Instruments: Presentation,” and are not held for trading. The classification is determined on an instrument-by-instrument basis.

Gains and losses on these financial assets are never recycled to profit or loss. Dividends are recognized as other income in the statement of profit or loss when the right of payment has been established, except when the Company benefits from such proceeds as a recovery of part of the cost of the financial asset, in which case, such gains are recorded in OCI. Equity instruments designated at fair value through OCI are not subject to impairment assessment.

The Company irrevocably elected to classify its investment in Intensity as FVTOCI. During the year ended March 31, 2024, the Company sold 100% of its investment in Intensity for proceeds of $2.812 million and recognized a gain of $0.725 million.

F-13

NOTE 4. SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Financial Assets at Fair Value through Profit or Loss

Financial assets at FVTPL include financial assets held for trading, financial assets designated upon initial recognition at fair value through profit or loss, or financial assets mandatorily required to be measured at fair value. Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term. Derivatives, including separated embedded derivatives, are also classified as held for trading unless they are designated as effective hedging instruments. Financial assets with cash flows that are not solely payments of principal and interest are classified and measured FVTPL, irrespective of the business model.

Financial assets at fair value through profit or loss are carried in the consolidated statements of financial position at fair value with net changes in fair value recognized in the statement of profit or loss. The investment in associate (Stimunity) and the Stimunity Convertible Note receivable are accounted for as FVTPL.

ii) Financial Liabilities

The Company’s financial liabilities include accounts payable and accrued liabilities, which approximate fair value due to their short maturity, lease liability, warrant liability, deferred purchase price payable and deferred obligation.

Warrant Liability

Warrant liabilities are initially measured at fair value on the date of issuance. After initial recognition, the warrant liabilities are remeasured at fair value at each reporting period, with changes in fair value recognized through the consolidated statement of operations and other comprehensive loss in accordance with IFRS 9 “Financial Instruments.” When the Company issues equity instruments to extinguish all or part of the liability, a gain or loss is recognized in the consolidated statement of operations and other comprehensive loss, which is measured as the difference between the carrying amount of the financial liability and the fair value of the equity instruments issued. Liability classified warrants are accounted for in accordance with IFRS 9 and IFRS 13 “Fair Value Measurement,” where the terms of the instruments do not meet the criteria for classification as equity under IAS 32 “Financial Instruments: Presentation.” See Note 8, “Warrant Liability” for a further discussion.

F-14

NOTE 4. SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Impairment of Financial Assets and Intangible Assets

IFRS 9, “Financial Instruments,” requires the Company to recognize an allowance for expected credit losses ("ECLs") for all debt instruments and investments not held at fair value through profit or loss and contract assets. For intangible assets, at the end of each reporting period and whenever there is an indication that the intangible asset may be impaired, the Company reviews the carrying amounts of its intangible assets to determine whether there is any indication that those assets have suffered an impairment loss.

At the end of each reporting period, the Company assesses whether there was objective evidence that a financial asset was impaired. The Company recognizes an allowance for ECLs for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

F-15

NOTE 4. SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Cash and Cash Equivalents

Cash and cash equivalents comprise cash in readily available checking accounts and amounts invested in underlying Treasury and money market funds that are readily convertible to a known amount of cash within three months or less from date of acquisition and are subject to an insignificant risk of change in value. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in the United States ("U.S."). As of March 31, 2025 and 2024, cash equivalents was comprised of a money market account with maturities less than 90 days from the date of purchase. Interest income earned on such investments totaled $0.089 million, $0.274 million and $0.217 million in the years ended March 31, 2025, 2024 and 2023, respectively.

Impairment of Indefinite Life Intangible Assets other than Goodwill

At the end of each annual reporting period and whenever there is an indication that an indefinite life intangible asset may be impaired, the Company reviews the carrying amounts of such intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of impairment loss (if any). When it is not possible to estimate the recoverable amount of any individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units ("CGU" or "CGUs"), or the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

Share-based Payments

The Company determines the fair value of share-based payments granted to directors, officers, employees and consultants using the Black-Scholes option-pricing model at the grant date. Assumptions for the Black-Scholes model are determined as follows:

•	Expected Volatility. The expected volatility rate used to value share option grants is based on the Company’s historical volatility.

•	Expected Term. The Company used historical experience.

•	Risk-free Interest Rate. The risk-free interest rate assumption was based on zero-coupon U.S. Treasury instruments that had terms consistent with the expected term of the Company's share option grants.

•	Expected Dividend Yield. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.

F-16

NOTE 4. SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Share-based payments to employees, officers and directors are recorded and reflected as an expense over the vesting period with a corresponding increase in the share option reserve. On exercise, the associated amounts previously recorded in the share option reserve are transferred to common share capital.

Loss Per Share

Basic loss per share is calculated by dividing net loss (the numerator) by the weighted average number of ordinary shares outstanding (the denominator) during the period. Diluted loss per share reflects the dilution that would occur if outstanding share options and share purchase warrants were exercised into ordinary shares using the treasury stock method and convertible debt instruments were converted into ordinary shares using the if-converted method. Diluted loss per share is calculated by dividing net loss applicable to ordinary shares by the sum of the weighted average number of ordinary shares outstanding and all additional ordinary shares that would have been outstanding if potentially dilutive ordinary shares had been issued. The share and per share information has been retroactively adjusted to reflect the impact of the stock dividend.

The inclusion of the Company's share options, restricted stock units and share purchase warrants in the computation of diluted loss per share would have an anti-dilutive effect on loss per share and are therefore excluded from the computation. Consequently, there is no difference between basic loss per share and diluted loss per share for the years ended March 31, 2025, 2024, and 2023. The following table reflects the outstanding securities by year that would have an anti-dilutive effect on loss per share, and accordingly, were excluded from the calculation (see Note 12, “Loss Per Share”).

	As of March 31,
	2025	2024	2023
Warrants	481,581	481,581	—
Share options	225,117	90,281	98,171
Restricted stock units	5,410	18,467	18,937

Investment in Public Company

The investment is comprised of shares of private/public companies that have been acquired through a private placement. The investment is initially recorded at fair value. Following acquisition, the Company evaluates whether control or significant influence is exerted by the Company over the affairs of the investee company. Based on the evaluation, the Company accounts for the investment using either the consolidation, equity accounting or fair value method. The Company sold the entire investment in Fiscal 2024.

Investment in Associate

An associate is an entity over which the Company has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies. The investment in associate was written down to nil as of March 31, 2024.

F-17

NOTE 4. SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

The results and assets and liabilities of associates are incorporated in these consolidated financial statements using the equity method of accounting, except when the investment, or a portion thereof, is classified as held for sale, in which case it is accounted for in accordance with IFRS 5, “Non-current Assets Held for Sale and Discontinued Operations”. Under the equity method, an investment in an associate is initially recognized in the consolidated statement of financial position at cost from the date the investee becomes an associate and adjusted thereafter to recognize the Company's share of the profit or loss and other comprehensive income of the associate. When the Company's share of losses of an associate exceed the Company's interest in that associate (which includes any long-term interests that, in substance, form part of the Company's net investment in the associate), the Company discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the associate.

After application of the equity method, the Company determines whether it is necessary to recognize an impairment loss on its investment in its associate. At each reporting date, the Company determines whether there is objective evidence that the investment in the associate is impaired. If there is such evidence, the Company calculates the amount of impairment as the difference between the recoverable amount of the associate and its carrying value, and then recognizes the loss within 'share of (loss) income in associate' in the consolidated statements of operations.

Research and Development Expenses

(i) Research and Development

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is expensed as incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically, and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. Following initial recognition of the development expenditure as an asset, the asset is carried at cost less any accumulated amortization. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future benefit. During the period of development, the asset is tested for impairment annually.

Research and development expenses include all direct and indirect operating expenses supporting the products in development.

(ii) Subsequent Expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditures are recognized in income or loss as incurred.

(iii) Clinical Trial Expenses

Clinical trial expenses are a component of the Company's research and development costs. These expenses include fees paid to contract research organizations, clinical sites, and other organizations who conduct development activities on the Company's behalf. The amount of clinical trial expenses recognized in a period related to clinical agreements is based on estimates of the work performed using an accrual basis of accounting. These estimates incorporate factors such as patient enrollment, services provided, contractual terms, and prior experience with similar contracts.

F-18

NOTE 4. SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Contingent Liability

A provision in accordance with IAS 37 “Provisions, Contingent Liabilities and Contingent Assets,” is recognized when the Company has a present (legal or constructive) obligation as a result of a past event and it is probable that economic resources shall be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Company expects that some or all of the expense will be reimbursed to it, such as in an insurance contract, the repayment will be recognized as a separate asset, only when it is highly likely that the asset will be received. The expense will be recognized in profit and loss net of the portion reimbursed.

Determination of Fair Value

A number of the Company's accounting policies and disclosures required the determination of fair value, both for financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. When applicable, further information about the assumptions made in determining fair values is disclosed in Note 15, “Financial Instruments and Risk Management” and other footnotes that specifically relate to assets or liabilities measured at fair value.

Income Tax

The Company uses the asset and liability method to account for income taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for accounting purposes, and their respective tax bases.

Deferred income tax assets and liabilities are measured using tax rates that have been enacted or substantively enacted and applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in statutory tax rates is recognized in profit or loss in the year of change. Deferred income tax assets are recorded when their recoverability is considered probable and are reviewed at the end of each reporting period.

F-19

NOTE 4. SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Recent Accounting Pronouncements

New IFRS Accounting Standards adopted in the period

Certain pronouncements were issued by the IASB or the IFRIC that are mandatory for accounting periods commencing on or after January 1, 2024.

In May 2023, the IASB published Supplier Finance Arrangements with amendments to IAS 7 Statement of Cash Flows and IFRS 7 Financial Instruments Disclosures. The amendments require disclosures to enhance the transparency of supplier finance arrangements and their effects on an entity’s liabilities, cash flows and exposure to liquidity risk. The amendments to IAS 7 and IFRS 7 were effective for annual periods beginning on or after January 1, 2024 (with transition reliefs in the first year). The adoption of these amendments did not have a material effect on the Company.

In September 2022, the IASB issued amendments to IFRS 16, Leases, which add to requirements explaining how a company accounts for a sale and leaseback after the date of the transaction. Accordingly, following a sale, a seller/lessee must measure the lease liability in such a way that not any amount in profit or loss resulting from the retained right of use is recognized. The amendments are to be applied at the latest to financial years beginning on or after January 1, 2024. The adoption of these amendments did not have a material effect on the Company.

In January 2020, IAS 1, Presentation of Financial Statements (“IAS 1”) was amended to provide a more general approach to the classification of liabilities under IAS 1 based on the contractual arrangements in place at the reporting date. The amendments clarify that the classification of liabilities as current or noncurrent is based solely on a company’s right to defer settlement at the reporting date. The right needs to be unconditional and must have substance. The amendments also clarify that the transfer of a company’s own equity instruments is regarded as settlement of a liability, unless it results from the exercise of a conversion option meeting the definition of an equity instrument. The amendments are effective for annual periods beginning on January 1, 2024. The adoption of these amendments did not have a material effect on the Company.

New IFRS Accounting Standards not yet effective

In April 2024, IFRS 18, Presentation and Disclosure in Financial Statements (“IFRS 18”) was issued. IFRS 18 replaces IAS 1 and introduces significant changes to the presentation of financial statements to enhance comparability across entities. The key requirements of the standard include:

•	Separate reporting of operating, investing, and financing activities in the statement of earnings, with prescribed subtotals for each category.
•	Disclosure of management-defined performance measures in a dedicated note within the financial statements.

The standard is effective for annual reporting periods beginning on or after January 1, 2027, with retrospective application required. The Company intends to assess the impact of IFRS 18 on its consolidated financial statements closer to the effective date. The effect of the new standard, however it may be, will only affect matters of presentation and disclosure.

In August 2023, the IASB amended IAS 21, The Effects of Changes in Foreign Exchange Rates (“IAS 21”) to clarify when a currency is exchangeable into another currency and how a company estimates a spot rate when a currency lacks exchangeability, requiring consistent assessment and disclosure practices for companies. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early adoption permitted. However, an entity cannot restate comparative information. The Company is evaluating whether the adoption of the amendments will have a material impact on its consolidated financial statements.

F-20

NOTE 5. PREPAID EXPENSES AND OTHER RECEIVABLES

At March 31, 2025 and 2024, prepaid expenses and other receivables were comprised of the following (in thousands):

	As of March 31,
	2025	2024

Prepaid clinical research costs	$192	$1,924
Prepaid insurance	241	575
Other prepaid expenses	42	65
Tax deposits	68	64
Other receivables	12	39
Total prepaid expenses and other receivables	$555	$2,667

NOTE 6. RIGHT-OF-USE ASSET AND LEASE LIABILITY

The Company entered into a lease of office space, which commenced on May 1, 2023 (the “Original Lease”). The Original Lease provided for an original term of two years with an option to renew the Original Lease for an additional term of three years. The Company has included the extension option in the Original Lease analysis under IFRS 16, based upon management’s intentions. The Company calculated the Original Lease liability using its incremental borrowing rate of 13%. The Company provided a $0.013 million security deposit.

On February 20, 2024, the Company entered into an amendment of the Original Lease (the “Amended Lease”), which commenced on March 1, 2024. The Amended Lease provided for a smaller lease space and a lower base rent per month, subject to similar escalations as the Original Lease. The term of the Amended Lease was the same as the Original Lease’s expiration date of May 25, 2025. The Amended Lease provided for a term of one year with an option to renew the Amended Lease for an additional term of three years. The effect of the change in circumstance reduced the asset and liability by $0.215 million, prospectively, beginning March 2024. The Company forfeited its security deposit and early terminated its lease as of December 31, 2024.

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

At March 31, 2025 and 2024, accounts payable and accrued liabilities were comprised of the following (in thousands):

	As of March 31,
	2025	2024

Accounts payable	$427	$482
Accrued other professional fees	262	157
Accrued accounting and auditing fees	155	189
Accrued bonuses and other payroll-related expenses	89	525
Accrued CRO	80	1,137
Accrued legal fees	60	194
Accrued clinical and R&D services	14	109
Other	13	43
Total accounts payable and accrued liabilities	$1,100	$2,836

F-21

NOTE 8. WARRANT LIABILITY

As of March 31, 2025, the Company had issued and outstanding three types of warrants that are classified as financial liabilities in accordance with IFRS 9, “Financial Instruments,” IFRS 13, “Fair Value Measurement,” and IAS 32, “Financial Instruments: Presentation.”

On September 29, 2023, the Company entered into the Purchase Agreement with an institutional and accredited investor in connection with the Registered Direct Offering and the Private Placement. The Offerings closed on October 3, 2023.

Pursuant to the Purchase Agreement, in the Registered Direct Offering, the Company sold (i) 98,500 shares of the Company’s ordinary shares at a purchase price of $38.00 per share and (ii) Pre-Funded Warrants to purchase up to 59,395 ordinary shares, at a purchase price of $37.98 per Pre-Funded Warrant. All Pre-Funded Warrants, which were exercisable for one ordinary share at an exercise price of $0.02 per share, were exercised in full on May 29, 2024.

In the Private Placement, the Company issued to such institutional and accredited investor Series A Warrants to purchase up to 157,895 ordinary shares, Series B Warrants to purchase up to 157,895 ordinary shares, and Series C Warrants to purchase up to 157,895 ordinary shares, together exercisable for an aggregate of up to 473,685 ordinary shares. Pursuant to the terms of the Purchase Agreement, for each ordinary share and Pre-Funded Warrant issued in the Registered Direct Offering, an accompanying Series A Warrant, Series B Warrant and Series C Warrant were issued to such institutional and accredited investor. Each Series A Warrant was immediately exercisable for one Private Warrant Share at an exercise price of $38.00 per share but expired on April 3, 2025, 18 months from the date of issuance. Each Series B Warrant is exercisable for one Private Warrant Share at an exercise price of $45.20 per share, is immediately exercisable and will expire three years from the date of issuance. Each Series C Warrant is exercisable for one Private Warrant Share at an exercise price of $45.20 per share, is immediately exercisable and will expire five years from the date of issuance. The net proceeds to the Company from the Offerings were approximately $5.3 million, after deducting placement agent’s fees and estimated offering expenses of approximately $0.7 million.

F-22

NOTE 8. WARRANT LIABILITY (Cont’d)

Pursuant to an engagement letter, dated as of August 26, 2023, between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company paid the Placement Agent a total cash fee equal to 6.0% of the aggregate gross proceeds received in the Offerings, or $0.36 million. The Company also paid the Placement Agent in connection with the Offerings a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offerings ($0.06 million), $75,000 for non-accountable expenses and $15,950 for clearing fees. In addition, the Company issued to the Placement Agent, or its designees, warrants to purchase up to 7,896 ordinary shares (the “Placement Agent Warrants,” and together with the Pre-Funded Warrants and the Private Warrants, the “Warrants”), which represented 5.0% of the aggregate number of ordinary shares and Pre-Funded Warrants sold in the Registered Direct Offering. The Placement Agent Warrants have substantially the same terms as the Series B Warrants and the Series C Warrants, except that the Placement Agent Warrants have an exercise price equal to $47.50, or 125% of the offering price per ordinary share sold in the Registered Direct Offering and will be exercisable for five years from the commencement of the sales pursuant to the Offerings. The Private Warrants, Private Warrant Shares, Placement Agent Warrants and ordinary shares underlying the Placement Agent Warrants were registered for resale under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a registration statement on Form F-1 that was declared effective by the SEC on November 7, 2023 (the “Resale Registration Statement”).

The Company filed the Resale Registration Statement to register for the resale of the Private Warrant Shares and the ordinary shares issuable upon the exercise of the Placement Agent Warrants, which was declared effective by the SEC on November 7, 2023. Pursuant to the terms of the Purchase Agreement, the Company is obligated to use its commercially reasonable efforts to keep the Resale Registration Statement effective at all times until such institutional and accredited investor (and its successors and assigns) no longer owns any Private Warrants or ordinary shares issuable upon exercise thereof.

Series B Warrants, Series C Warrants and Placement Agent Warrants

The Series B Warrants, the Series C Warrants and the Placement Agent Warrants include the obligation, in the event of a Fundamental Transaction, as defined in the Series B Warrants, the Series C Warrants and the Placement Agent Warrants, for the Company or the successor entity to purchase the warrants from the holder at the discretion of the holder and at the Black-Scholes value, as defined in the warrant agreements. As a result, management concluded that, in line with IFRS 9 and paragraphs 16A and 16B of IAS 32, such warrants will be accounted for as financial liabilities on the consolidated statement of financial position with the changes in fair value recognized in the consolidated statement of operations and other comprehensive loss.

The following table summarizes the changes in the warrant liability during the year ended March 31, 2025 and 2024:

	Exercise Price	Warrants	Fair Value Balance
			In 000’$
Warrant liability as of April 1, 2023	$—	—	$—
Fair value of warrants at issuance on October 3, 2023:
Class B Warrants	$45.20	157,895	3,537	(1)
Class C Warrants	$45.20	157,895	4,663	(1)
Placement Agent Warrants	$47.50	7,896	232	(1)
Change in fair value of warrant liability	—	—	(6,868)
Warrant liability as of March 31, 2024		323,686	$1,564
Change in fair value of warrant liability	—	—	388
Warrant liability as of March 31, 2025		323,686	$1,952

(1)	The Company allocated the net proceeds of $5.3 million for the Registered Direct Offering to the warrant liability and recognized the excess of the fair value of the warrant liabilities at inception of $3.1 million as a loss on the Registered Direct Offering of $2.4 million and offering expenses of $0.7 million.

Series A Warrants and Pre-Funded Warrants

The Series A Warrants and the Pre-Funded Warrants are classified as a component of equity because they are freestanding financial instruments that are legally detachable and separately exercisable from the ordinary shares with which they were issued, are immediately exercisable, do not embody an obligation for the Company to repurchase such warrants, and permit the holders to receive a fixed number of ordinary shares upon exercise. In addition, the Series A Warrants and the Pre-Funded Warrants do not provide any guarantee of value or return. See Note 10, “Capital Stock and Reserves,” for a further discussion.

F-23

NOTE 8. WARRANT LIABILITY (Cont’d)

Series B Warrants

A fair value of $22.40 per each Series B Warrant was identified at the issue date of October 3, 2023. A fair value of $5.65 per each warrant has been identified as of March 31, 2025.

The inputs associated with calculating the fair value are reflected below.

	October 3, 2023	March 31, 2025
Exercise price	$45.20	$45.20
Share price	$39.40	$9.25
Expected life (in years)	3.01	1.51
Expected volatility	90.4%	207.73%
Risk-free interest rate	4.95%	3.96%
Dividend yield	—	—

Series C Warrants

A fair value of $29.60 per each Series C Warrant was identified at the issue date of October 3, 2023. A fair value of $6.40 per each warrant has been identified as of March 31, 2025.

The inputs associated with calculating the fair value are reflected below.

	October 3, 2023	March 31, 2025
Exercise price	$45.20	$45.20
Share price	$39.40	$9.25
Expected life (in years)	5.00	3.51
Expected volatility	100.7%	152.01%
Risk-free interest rate	4.80%	3.91%
Dividend yield	—	—

Placement Agent Warrants

A fair value of $29.40 per each Placement Agent Warrant was identified at the issue date of October 3, 2023. A fair value of $6.34 per each warrant has been identified as of March 31, 2025.

The inputs associated with calculating the fair value are reflected below.

	October 3, 2023	March 31, 2025
Exercise price	$47.60	$47.50
Share price	$39.40	$9.25
Expected life (in years)	4.99	3.51
Expected volatility	100.7%	152.01%
Risk-free interest rate	4.80%	3.91%
Dividend yield	—	—

F-24

NOTE 9. INCOME TAXES

The Company is a BVI business company. The BVI government does not, under existing legislation, impose any income or corporate tax on corporations. PDS is a U.S. corporation and is subject to U.S. federal, state and local income taxes, as applicable. iOx is subject to U.K. taxes.

The expense (benefit) from income taxes consists of the following for the years ended March 31, 2025 and 2024 (in thousands):

	Years Ended March 31,
	2025	2024

Current tax:
Current tax on profits for the year	$—	$16
Adjustments for current tax of prior periods	(3)	—
Total current tax expense (benefit)	(3)	16

Deferred income tax:
Decrease (increase) in deferred tax assets	—	(10,564)
Income tax	$(3)	$(10,548)

Reconciliation of tax expense (benefit) at statutory tax rate and the income tax expense (benefit) as reported in the consolidated statement of profit or loss and other comprehensive income for the years ended March 31, 2025 and 2024 is as follows (in thousands):

	Years Ended March 31,
	2025	2024
Loss before income tax	$(6,781)	$(85,930)

Tax using BVI tax rate of 0%	—	—
Effect of tax rates in other countries	(24)	(16,635)
Derecognition of deferred tax assets	23	4,090
Nondeductible expenses	—	764
Utilization of losses not previously benefitted	—	(50)
Foreign currency effect and other	(2)	1,283
Income tax in the statement of loss	$(3)	$(10,548)

As of March 31, 2025 and 2024, the Company had $0.6 million of federal net operating losses, which carryforward indefinitely but are limited to 80% of taxable income when utilized. As of March 31, 2025, the Company also had $15.2 million in UK loss carryforwards, which carryforward indefinitely.

F-25

NOTE 9. INCOME TAXES (Cont’d)

As of March 31, 2025 and 2024, the Company’s deferred tax assets and liabilities consisted of the effects of temporary differences attributable to the following (in thousands):

	As of March 31,
	2025	2024
Deferred tax assets:
The balance comprises temporary differences attributable to:
Tax loss	$3,935	$5,590
Share-based compensation	397	—
Reserves and accruals	17	—
Total deferred tax assets	4,349	5,590
Deferred tax asset not recognized	(4,349)	(5,590)
Net deferred tax asset	—	—

The Company assesses its deferred tax assets for recognition by considering both positive and negative evidence in order to ascertain whether it is probable that deferred tax assets will be realized. Realization of deferred tax assets is dependent upon the generation of future taxable income, if any, the timing and amount of which are uncertain. Due to the history of losses the Company has generated in the past, the Company believes that it is not probable that all of the deferred tax assets in the U.S. and U.K. can be realized as of March 31, 2025; accordingly, the Company has not recognized any of its deferred tax assets.

The Company’s deferred tax assets not recognized decreased by $1.24 million for the year ended March 31, 2025. The change in the deferred tax assets not recognized was primarily due to the true-up of U.K. loss carryforwards.

The Company has concluded that there are no uncertain tax treatments that require disclosure or recognition.

On December 20, 2021, the OECD published the Global Anti-Base Erosion Model Rules (the "GloBE Rules"), also known as Pillar II. The GloBE Rules aim to impose a global minimum tax of 15% on multinational enterprises with a revenue in excess of €750 million. As the Company’s revenue is below this threshold, it is currently outside the scope of the Pillar II rules.

The Company continues to monitor developments in jurisdictions where it operates, including the U.K., U.S., and British Virgin Islands. As of the reporting date, Pillar II is not expected to have a material impact on the Company’s financial statements.

F-26

NOTE 10. CAPITAL STOCK AND RESERVES

Authorized ordinary shares: Unlimited number of Portage ordinary shares without par value.

The following is a roll-forward of Portage’s ordinary shares for the years ended March 31, 2025 and 2024:

	Years Ended March 31,
	2025		2024
	Ordinary		Ordinary
	Shares	Amount	Shares	Amount
	In 000’	In 000’$	In 000’	In 000’$
Balance, beginning of year	989	$219,499	880	$218,782
Shares issued under private placement	524	2,150	—	—
Pre-Funded warrants exercised	60	1	—	—
Additional round up shares issued for fractional shares in connection with 1-for-20 reverse share split	52	—	—	—
Shares issued under Registered Direct Offering, net of issue costs	—	—	98	—
Shares issued under ATM, net of issue costs	—	—	9	662
Shares issued or accrued for bonuses or services	19	120	1	50
Shares issued pursuant to distribution of restricted stock units	9	30	1	5
Balance, end of year	1,653	$221,800	989	$219,499

Private Financing

On January 29, 2025, the Company completed the sale of 524,390 ordinary shares for aggregate proceeds of $2,150,000, at a per share price of $4.10, the closing price of a share on Nasdaq on the date preceding the date of the securities purchase agreement. The shares were sold to two directors of the Company, Messrs. Gregory Bailey and James Mellon. The shares were sold in a private placement transaction pursuant to Regulation S, and were issued as restricted stock. The proceeds are being used for general corporate purposes and working capital.

F-27

NOTE 10. CAPITAL STOCK AND RESERVES (Cont’d)

Reverse Share Split

On August 15, 2024, the Company effected a reverse share split of its ordinary shares at a ratio of 1-for-20. The reverse share split decreased the number of ordinary shares outstanding as of March 31, 2024, from 19,784,390 to 989,370. All share and per share information included in the consolidated financial statements and in the Notes to the consolidated financial statements have been retroactively adjusted to reflect the impact of the reverse share split unless otherwise noted. The number of ordinary shares authorized remained at an unlimited number of ordinary shares without par value.

Any fractional shares resulting from the reverse share split were rounded up to the nearest whole post-split ordinary share. As a result of this roundup provision, the Company issued an additional 52,254 shares.

March 2021 Registration Statement

Portage filed a shelf registration statement with the SEC in order to sell ordinary shares, warrants and units in one or more offerings from time to time, which became effective on March 8, 2021 (“March 2021 Registration Statement”). In connection with the March 2021 Registration Statement, Portage has filed with the SEC:

•	a base prospectus, which covered the offering, issuance and sale by Portage of up to $200 million in the aggregate of the securities identified above from time to time in one or more offerings;

•	a prospectus supplement, which covered the offer, issuance and sale by Portage in its ATM offering of up to a maximum aggregate offering price of $50 million of Portage’s ordinary shares that may be issued and sold from time to time under a Controlled Equity Offering Sales Agreement, dated February 24, 2021 (the “2021 Sales Agreement”), with Cantor Fitzgerald & Co., the sales agent (“Cantor Fitzgerald”);

•	a prospectus supplement dated June 24, 2021, for the offer, issuance and sale by Portage of 57,500 ordinary shares for gross proceeds of approximately $26.5 million in a firm commitment underwritten public offering with Cantor Fitzgerald;

•	a prospectus supplement dated August 19, 2022, for the resale of up to $30 million in ordinary shares that Portage may sell from time to time to Lincoln and an additional 4,726 shares that were issued to Lincoln; and

•	a prospectus supplement dated September 29, 2023 for the offer, issuance and sale by Portage in a registered direct public offering through H.C. Wainwright & Co., the placement agent, to an institutional and accredited investor of (i) 98,500 ordinary shares at a purchase price of $38.00 per share; and (ii) Pre-Funded Warrants to purchase up to 59,395 ordinary shares, at a purchase price of $37.98 per Pre-Funded Warrant Shares, for aggregate gross proceeds of approximately $6 million. All Pre-Funded Warrants, which were exercisable for one ordinary share at an exercise price of $0.02 per share, were exercised in full on May 29, 2024.

The 2021 Sales Agreement permitted the Company to sell in an ATM program up to $50 million of ordinary shares from time to time. The sales under the prospectus were deemed to be made pursuant to an ATM program as defined in Rule 415(a)(4) promulgated under the Securities Act. The Company sold 8,308 ordinary shares in Fiscal 2023 (generating net proceeds of approximately $0.9 million) and 9,331 ordinary shares in Fiscal 2024 (generating net proceeds of approximately $0.7 million). The Company’s March 2021 Registration Statement expired on February 24, 2024.

F-28

NOTE 10. CAPITAL STOCK AND RESERVES (Cont’d)

Series A Warrants and Pre-Funded Warrants

The Series A Warrants and the Pre-Funded Warrants are classified as a component of equity because they are freestanding financial instruments that are legally detachable and separately exercisable from the ordinary shares with which they were issued, are immediately exercisable, do not embody an obligation for the Company to repurchase its shares, and permit the holders to receive a fixed number of ordinary shares upon exercise. In addition, the Series A Warrants and the Pre-Funded Warrants do not provide any guarantee of value or return.

On the October 3, 2023 issue date, the calculated fair value of the Series A Warrants and the Pre-Funded Warrants was $2.968 million ($18.80 per such warrant). Because the fair value of the warrants accounted for as liabilities exceeded the net proceeds from the Registered Direct Offering, the proceeds allocated to our ordinary shares, the Pre-Funded Warrants and the Series A warrants was zero. The Series A Warrants expired on April 3, 2025, 18 months from the date of issuance, and all Pre-Funded Warrants were exercised in full on May 9, 2024.

Series A Warrants

The inputs associated with calculating the fair value are reflected below.

October 3, 2023
Exercise price	$38.00
Share price	$39.40
Expected life (in years)	1.50
Expected volatility	96.0%
Risk-free interest rate	5.32%
Dividend yield	—

F-29

NOTE 11. SHARE OPTION RESERVE

The share option reserve reflects the reserve of compensation expense recognized over the vesting period based upon the grant date fair value of the Company’s equity settled grants calculated in accordance with IFRS 2, “Share-based Payment”.

Amended and Restated 2021 Equity Incentive Plan and Grants of Share Options and Restricted Stock Units

The following table provides the activity for the Company’s share option reserve for the years ended March 31, 2025 and 2024 (in thousands):

	Years Ended March 31,
	2025		2024

Balance, beginning of year	$23,841		$21,204
Share-based compensation expense	321	(1)	2,637
Correction of prior period overstated share-based compensation expense	(632	)(2)	-
Balance, end of year	$23,530		$23,841

(1)	Amount is net of $0.6 million reversal of share-based compensation expense for unvested share options forfeited during the fiscal year ended. Refer to “Revision of Prior Period Financial Statements” in Note 3, Basis of Presentation for further details.

(2)	Amount represents the correction as of March 31, 2025 for the overstated share-based compensation expenses in Fiscal 2022 and Fiscal 2024.

On August 15, 2024, the Company effected a reverse share split of its ordinary shares at a ratio of 1-for-20. All share and per share information have been retroactively adjusted to reflect the impact of the reverse share split unless otherwise noted. See Note 1, “Nature of Operations” and Note 10, “Capital Stock and Reserves” for further discussion on the reverse share split.

The 2021 Equity Incentive Plan (the “Equity Incentive Plan”), as amended on January 19, 2022, allows for the grant of equity awards up to 248,043 or 15% of shares currently issued and outstanding, 1,653,622 as of March 31, 2025.

On March 7, 2025, the Board authorized the grant of a total of 160,000 options to purchase ordinary shares at a per share rate of $4.45, once vested, shall be exercisable for the period ending 10 years after the date of grant. Vesting will accelerate on a change of control of the Company. The options had a per share fair value of $4.04 and vest as to one-quarter immediately and the balance as to one-third on each March 7, 2026, 2027 and 2028. The grants were made to certain directors, officers and employees. The options were issued as discretionary options under the 2021 Equity Incentive Plan, and not part of any regularly constituted compensation plan.

F-30

NOTE 11. SHARE OPTION RESERVE (Cont’d)

The changes in the number of share options issued and outstanding for the fiscal years ended March 31, 2025 and 2024 were as follows:

	Years Ended March 31,
	2025	2024
Balance, beginning of period	90,281	98,171
Granted	160,000	—
Expired or forfeited	(25,164)	(7,890)
Balance, end of period	225,117	90,281
Exercisable, end of period	102,855	57,306
Available for future awards	17,516	34,827

The table above does not include fully vested restricted stock units (“RSUs”) granted to certain executives in January 2021 and January 2022. In January 2024, the Company issued 308 shares for the exercise of 470 RSUs net of 162 shares withheld to pay for an employee’s payroll taxes. In September 2024, the Company issued 882 shares for the exercise of 1,152 RSUs net of 270 shares withheld to pay for an employee’s payroll taxes. In December 2024, the Company issued 8,173 shares for the exercise of 11,905 RSUs net of 3,732 shares withheld to pay for an employee’s payroll taxes. As of March 31, 2025, there were 5,410 RSUs granted and outstanding, of which 4,550 and 860 RSUs expire on January 13, 2031 and January 19, 2032, respectively.

The weighted-average estimated fair value of share options granted during the year ended March 31, 2025 was $4.04 per share, using the Black-Scholes option pricing model with the following weighted-average assumptions:

Year Ended March 31, 2025
Grant Price	$4.45
Expected life (in years)	5.75
Risk-free interest rates	4.14%
Volatility	135.80%
Dividend yield	—%

There were no share options granted during the year ended March 31, 2024.

F-31

NOTE 11. SHARE OPTION RESERVE (Cont’d)

The following is the weighted average exercise price and the remaining contractual life for outstanding options under the Equity Incentive Plan as of March 31, 2025 and 2024:

	As of March 31,
	2025	2024
Weighted average exercise price	$62.51	$203.60
Weighted average remaining contractual life (in years)	9.10	7.86

Share options granted and outstanding at the end of the year have the following expiration dates and exercise prices:

Grant Date	Expiration Date	Exercise Price $	Share Options as of March 31, 2025
January 13, 2021	January 13, 2031	355.00	25,650
January 19, 2022	January 19, 2032	204.40	12,820
February 15, 2022	February 15, 2032	171.80	690
June 8, 2022	June 8, 2032	220.00	-
July 27, 2022	July 27, 2032	201.20	-
March 30, 2023	March 30, 2033	58.40	25,957
March 7, 2025	March 7, 2035	4.45	160,000
Total			225,117

The vested options can be exercised at any time in accordance with the applicable option agreement. The exercise price was greater than the market price for all options outstanding as of March 31, 2025 and 2024, except for 40,000 vested options and 120,000 unvested options as of March 31, 2025.

During Fiscal 2025, the Company recorded approximately $0.3 million of share-based compensation, which reflects an additional $0.3 million in share-based compensation expense for the accelerated vesting of certain employee share options offset by $0.6 million reversal of share-based compensation for unvested share options forfeited during the year. The Company recorded approximately $2.6 million and $4.3 million of share-based compensation expense in the years ended March 31, 2024 and 2023, respectively.

F-32

NOTE 12. LOSS PER SHARE

Basic earnings per share (“EPS”) is calculated by dividing the net loss attributable to ordinary equity holders of the Company by the weighted average number of ordinary shares outstanding during the period.

Diluted EPS is calculated by dividing the net loss attributable to ordinary equity holders of the Company by the weighted average number of ordinary shares outstanding during the period plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares. Shares issuable under Pre-Funded Warrants are considered outstanding for this purpose and included in the calculation of Basic and Diluted EPS as of March 31, 2024. The Pre-Funded Warrants were exercised in full on May 29, 2024.

The number of ordinary shares are retroactively adjusted to reflect the impact of the 1-for-20 reverse share split on August 15, 2024.

The following table reflects the loss and share data used in the basic and diluted EPS calculations (in thousands, except per share amounts):

	Years Ended March 31,
	2025	2024	2023
Numerator
Net loss attributable to owners of the Company	$(6,767)	$(75,339)	$(104,611)
Denominator
Weighted average number of shares – Basic and Diluted	1,183	968	806
Basic and diluted loss per share	$(5.72)	$(77.83)	$(129.79)

The inclusion of the Company’s share purchase warrants (other than Pre-Funded Warrants, as described above), share options and RSUs in the computation of diluted loss per share would have an anti-dilutive effect on loss per share and are therefore excluded from the computation. Consequently, there is no difference between basic loss per share and diluted loss per share for the years ended March 31, 2025, 2024, and 2023. The following table reflects the Company’s outstanding securities by year that would have an anti-dilutive effect on loss per share and, accordingly, were excluded from the calculation.

	As of March 31,
	2025	2024	2023
Warrants	481,581	481,581	—
Share options	225,117	90,281	98,171
Restricted stock units	5,410	18,467	18,937

F-33

NOTE 13. COMMITMENTS AND CONTINGENT LIABILITIES

iOx – Parexel Master Services Agreement

Effective March 15, 2022, iOx entered into a Master Services Agreement (the “MSA”) with Parexel International (IRL) Limited (“Parexel”) under which Parexel agreed to act as clinical service provider (CRO) pursuant to a work order (“Work Order”) effective June 1, 2022. Pursuant to such Work Order, Parexel planned to operate a Phase 2 trial of IMM60 and pembrolizumab in advanced melanoma and non-small lung cancer. The MSA provided for a five-year term, and the Work Order provided for a term to end upon the completion of the services required. The budget provided for service fees and pass-through expenses and clinical sites totaling $11.5 million. During the year ended March 31, 2023 (“Fiscal 2023”), the Company executed two change orders resulting in a $0.6 million increase in the overall estimated budgeted costs. As a result of the Company’s decision to discontinue the development with respect to this program, on December 20, 2023, the Company provided a notice of termination of the contract, with a planned termination date of April 18, 2024.

As the ongoing CRO services were wound down, the Company noticed that expenses incurred under the CRO agreement were higher than originally budgeted. Parexel agreed to refund the Company $0.552 million and release the liability for amounts invoiced and unbilled services totaling $1.486 million, and the Company forfeited advanced payments of $1.091 million. As a result, the Company recognized a net gain of $0.946 million in September 2024. The Company received the refund from Parexel on October 3, 2024. As of March 31, 2024, the Company reflected $1.414 million of payables to Parexel in accounts payable and accrued liabilities and $1.277 million in prepaid expenses and other receivables in the consolidated statement of financial position.

Tarus – Fortrea Clinical Service Agreement

On March 1, 2023, Tarus entered into a clinical service agreement with Fortrea Inc. (formerly Labcorp Drug Development Inc.), a third-party CRO. The term of the agreement has been extended to the earlier of February 20, 2026 or the completion of provision of services and the payment of contractual obligations. The budgeted costs for the services to be provided is approximately $6.9 million (previously $12.1 million).

In March 2025, Portage resumed patient enrollment into the final cohort arm of PORT-6 as part of the Phase 1a ADPORT-601 clinical trial, following a prior pause due to funding constraints. This decision reflects the favorable safety and preliminary activity signals observed in earlier dose cohorts. In April 2025, we announced confirmatory preclinical results in mesothelioma with our PORT-7 compound, supporting advancement of this indication in its first-in-human trial of PORT-7. Upon completion of the PORT-6 cohort, Portage will evaluate advancement of this trial and the PORT-7 monotherapy and PORT-6 + PORT-7 combination arms, but remain on pause at this time.

We continue to evaluate a broad set of strategic alternatives, which may include partnerships, asset sales, mergers, restructurings (in or out of court), company wind-downs, or new financing transactions. The following description assumes the availability of additional capital to support ongoing and future clinical development.

F-34

NOTE 13. COMMITMENTS AND CONTINGENT LIABILITIES (Cont’d)

Milestone Payments

The Company is obligated under the Merger Agreement and the Share Exchange Agreement to pay certain third-party earnouts based on the achievement of certain milestones. See Note 14, “Related Party Transactions – Share Exchange Agreement – iOx,” for further discussions.

Nasdaq Notifications

On December 10, 2024, the Company received written notice (the “Notice”) from The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that it was not in compliance with the minimum shareholders’ equity requirement for continued listing on The Nasdaq Capital Market (the “Capital Market”) as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Shareholders’ Equity Requirement”), because the shareholders’ equity of $695,000 as of September 30, 2024, as reported in the Company’s Report on Form 6-K containing unaudited condensed consolidated interim financial statements for the three and six months ended September 30, 2024, filed with the United States Securities and Exchange Commission (the “SEC”) on November 26, 2024, was below the required minimum of $2.5 million, and because as of the date of the Notice, the Company did not meet either of the alternative continued listing standards for the Nasdaq Capital Market, relating to market value of listed securities of at least $35 million or net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. The Company submitted a plan on January 24, 2025, to regain compliance with the shareholders’ equity requirement or achieve compliance with an alternative continued listing standard for the Capital Market (the “Compliance Plan”) and on February 11, 2025, the Company received notification from Nasdaq that Nasdaq accepted the Compliance Plan and granted the Company an extension to regain compliance with the continued listing standards by June 9, 2025. In keeping with the Compliance Plan, on June 5, 2025, the Company increased its shareholders’ equity, and submitted documentation to Nasdaq indicating compliance as of June 9, 2025, with the shareholders’ equity requirement. The Nasdaq Stock Market, LLC indicated by letter dated June 24, 2025, that the Company has regained compliance with the continued listing standards of the Nasdaq Capital Market.

Other

The former CEO of the Company, Ian Walters, instituted a mediation pursuant to his prior services agreement with the Company alleging that the Company did not pay him severance payments that he alleges he was contractually entitled to. The Company denies any wrongdoing and maintains that his prior services agreement did not provide for severance in the event the agreement expired at the end of the term. The parties unsuccessfully mediated the dispute on May 8, 2025 and the Company expects a litigation to be filed against the Company in the coming weeks; in the event a motion is filed, the Company intends to defend itself vigorously against all charges. In accordance with IAS 37, Provision, Contingent Liabilities and Contingent Assets, a contingent liability is not recognized in the statement of financial position as the settlement amount cannot be estimated reliably at this time.

NOTE 14. RELATED PARTY TRANSACTIONS

Private Financing

On January 29, 2025, the Company completed the sale of 524,390 ordinary shares for aggregate proceeds of $2,150,000, at a per share price of $4.10, the closing price of a share on Nasdaq on the date preceding the date of the securities purchase agreement. The shares were sold to two directors of the Company, Messrs. Gregory Bailey and James Mellon. The shares were sold in a private placement transaction pursuant to Regulation S, and were issued as restricted stock. The proceeds are being used for general corporate purposes and working capital.

SalvaRx Acquisition

Two of the Company’s directors are also directors of SalvaRx Group plc, a company which owns approximately 2.2% of the Company’s issued and outstanding ordinary shares as of March 31, 2025.

Investments

The Company has entered into related party transactions and certain services agreements with its investees. Key management personnel of the Company have also entered into related party transactions with investees. Key management personnel are those persons having the authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of the Company.

The following subsidiaries and associates are considered related parties:

(a)	Stimunity. A Portage director serves as one of two members of The Supervisory Committee of Stimunity and Portage’s CSO serves as an External Scientific Advisor to Stimunity. The Company wrote-off its investment in Stimunity to nil in the Fiscal 2024 period. There were no changes as of March 31, 2025.

(b)	iOx. Upon execution of the Share Exchange Agreement on July 18, 2022, the non-Portage director resigned from the iOx board leaving two Portage insiders as directors. Additionally, the management team of Portage comprises the management team of iOx. See below for a discussion of the Company’s purchase of the non-controlling interest in iOx through its wholly-owned subsidiary SalvaRx.

(c)	Saugatuck. A Portage director is the sole director of Saugatuck. Saugatuck is 70% owned by the Company and is controlled by Portage.

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NOTE 14. RELATED PARTY TRANSACTIONS (Cont’d)

(d)	Intensity. Portage’s former CEO, who served through December 14, 2024, previously served as a part-time officer of Intensity until becoming a consultant in 2023. Additionally, Intensity provided services (primarily rent) to Portage through April 2023. For the years ended March 31, 2024 and 2023, the Company paid $0.05 million and $0.07 million, respectively. At March 31, 2024 and 2023, nil and $0.07 million were included in accounts payable and accrued liabilities, respectively. In the year ended March 31, 2024, the Company recovered $0.1 million for services previously rendered in a settlement with Intensity, which was recorded as a reduction in research and development expense and which was first applied to $0.07 million accrued unpaid rent with the balance of $0.03 million paid to the Company.

(e)	Portage Development Services Inc. PDS is a wholly owned subsidiary of Portage which provides human resources and other services to each operating subsidiary of Portage through shared services agreements. Intercompany transactions are eliminated in consolidation.

Transactions between the parent company and its subsidiaries, which are related parties, have been eliminated in consolidation and are not disclosed in this note.

Share Exchange Agreement – iOx

On July 18, 2022, the Company and SalvaRx entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with each of the minority shareholders of iOx (the “Sellers”) resulting in the acquisition of the remaining 21.68% of the outstanding non-controlling ownership interest of iOx, which had been developing our iNKT engager platform until we decided to pause further development in Fiscal 2024. The Company followed IFRS 3 and IAS 27, “Separate Financial Statements” (which substantially replaced IAS 3) to account for this transaction. The Company achieved control of iOx, as defined, on January 8, 2019 upon the completion of the SalvaRx Acquisition. Further transactions whereby the parent entity acquires further equity interests from non-controlling interests, or disposes of equity interests but without losing control, are accounted for as equity transactions (i.e., transactions with owners in their capacity as owners). As such:

•	the carrying amounts of the controlling and non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiary;

•	any difference between the amount by which the non-controlling interests is adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to the owners of the parent; and

•	there is no consequential adjustment to the carrying amount of goodwill, and no gain or loss is recognized in profit or loss.

The Company owns the worldwide rights to the small molecule iNKT engagers, including lead programs PORT-2 and PORT-3. Under the terms of the Share Exchange Agreement, each Seller sold to the Company, and the Company acquired from each Seller, legal and beneficial ownership of the number of iOx shares held by each Seller, free and clear of any share encumbrances, in exchange for the issuance in an aggregate of 53,500 Portage ordinary shares to be allocated among the Sellers based upon their relative ownership. As a result of the Share Exchange Agreement, the Company owns 100% of the issued and outstanding shares of iOx through its wholly-owned subsidiary, SalvaRx.

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NOTE 14. RELATED PARTY TRANSACTIONS (Cont’d)

As additional consideration for the sale of the iOx shares to the Company under the Share Exchange Agreement, the Sellers shall have the contingent right to receive additional shares (“Earnout Shares”) from the Company having an aggregate value equal to $25 million calculated at the Per Share Earnout Price (as defined in the Share Exchange Agreement) upon the achievement of certain milestones defined as the dosing of the first patient in a Phase 3 clinical trial for either PORT-2 (IMM60 iNKT cell activator/engager) or PORT-3 (PLGA-nanoparticle formulation of IMM60 combined with a NY-ESO-1 peptide vaccine). The Company shall have the option, in its sole and absolute discretion, to settle the Earnout Shares in cash. The Company followed IFRS 3 and IAS 32, “Financial Instruments: Presentation,” to account for the fair value of the Earnout Shares. The principal assumptions for determining the fair value include the timing of development events, the probabilities of success and the discount rate used. The fundamental principle of IAS 32 is that a financial instrument should be classified as either a financial liability or an equity instrument according to the substance of the contract, not its legal form, and the definitions of financial liability and equity instrument. A financial instrument is an equity instrument if, and only if, both conditions (a) and (b) below are met:

(a)	the instrument includes no contractual obligation to deliver cash or another financial asset to another entity, and

(b)	if the instrument will or may be settled in the Company’s own equity instruments, it is either:

(i)	a non-derivative that includes no contractual obligation for the Company to deliver a variable number of its own equity instruments; or

(ii)	a derivative that will be settled only by the issuer exchanging a fixed amount of cash or another financial asset for a fixed number of its own equity instruments.

When a derivative financial instrument gives one party a choice over how it is settled (for instance, the Company or the holder can choose settlement net in cash or by exchanging shares for cash), it is a financial asset or a financial liability unless all of the settlement alternatives would result in it being an equity instrument. The financial instrument includes the exclusive right of the Company to settle the obligation with cash or equity and, accordingly, accounted for the fair value of the Earnout Shares as a non-current liability.

The Company originally recorded $5.478 million as the fair value estimate of the Earnout Shares, which is reflected as deferred obligation - iOx milestone on the consolidated statement of financial position as of March 31, 2023. The Company determined the fair value of the Earnout Shares at each consolidated statement of financial position date. Any changes to the fair value were recorded in the Company’s statements of operations and other comprehensive income (loss). The Company recorded a gain from the change (decrease) in the fair value of the liability of $4.126 million and $1.352 million for the years ended March 31, 2024 and 2023, respectively. Based upon the terms of the deferred obligation - iOx milestone and the present business plan, the deferred obligation - iOx milestone cannot be achieved and accordingly, the balance was written-off to nil in the year ended March 31, 2024.

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NOTE 14. RELATED PARTY TRANSACTIONS (Cont’d)

Bonuses & Board Compensation Arrangements

Bonuses – In December 2022, the Board approved executive performance bonuses, as recommended by the Compensation Committee, totaling $0.6 million, which is equivalent to 73.5% of original annual targets established by the Board in December 2021. The bonuses were approved based upon the original performance targets established. The Board further approved a payment structure of 25% of approved bonuses, which were paid in January 2023, with the balance of amounts due payable upon a new financing. The accrued, unpaid amount of approximately $0.06 million and $0.4 million is included in accounts payable and accrued liabilities in the consolidated statements of financial position as of March 31, 2025 and 2024, respectively. No executive performance bonus has been approved by the Compensation Committee or the Board for Fiscal Year 2025.

Director Compensation Policy – On March 7, 2025, the Board replaced the “Non-Executive Director Compensation Policy” (the “Cancelled Policy”) which was effective since January 1, 2022. The payment to Directors under the Cancelled Policy was suspended, with directors waiving their entitlement to such fees, since April 2024. To replace the Cancelled Policy, the Board adopted and confirmed as of March 7, 2025, a director compensation plan to compensate directors going forward from that date, under which each person serving as a director of the Company, regardless of executive employment status, will be paid an annual cash fee of $30,000, to be paid in arrears, upon confirmation by the Board that the Company has sufficient funds available for payment without adversely impacting the then available, necessary working capital (the “Director Compensation Policy”). In addition, the Company will pay a cash fee in the amount of $25,000 to each person then serving as a director on the consummation of a reverse merger transaction or similar transaction, if any.

The Company incurred Board fees totaling $0.18 million, $0.27 million, and $0.32 million during the years ended March 31, 2025, 2024, and 2023, respectively.

Retention Agreements and General Releases

On July 22, 2024, the Company and Portage Development Services, Inc. entered into a Retention Agreement and General Release (“Retention Agreement”) with each of Allan Shaw (“Employee”) and Joseph Ciavarella (“Consultant”). Under the terms of each of the Retention Agreements, Employee’s current employment agreement and Consultant’s current consulting agreement both terminated on July 22, 2024, except with respect to certain provisions. In return for continuing to provide services to the Company and its affiliates and completing certain Applicable Retention Events, as defined in the respective Retention Agreements, the Company paid an aggregate $0.2 million (the “Retention Amount”) to Employee and Consultant, in addition to their monthly pay through September 30, 2024.

In accordance with the terms of the Retention Agreements, the Company paid in full the Retention Amount and issued 14,348 ordinary shares to the Employee and Consultant in lieu of cash bonuses accrued in Fiscal 2023 totaling $0.1 million by September 30, 2024, the date on which the Employee’s employment and the Consultant’s consulting relationship with the Company and its affiliates ended.

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NOTE 15. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company’s financial instruments recognized in the Company’s consolidated statements of financial position consist of the following:

Fair value estimates are made at a specific point in time, based on relevant market information and information about financial instruments. These estimates are subject to and involve uncertainties and matters of significant judgment; and therefore, these estimates cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

The following table summarizes the Company’s financial instruments as of March 31, 2025 and 2024 (in thousands):

	Years Ended March 31,
	2025			2024
	Amortized			Amortized
	Cost	FVTOCI	FVTPL	Cost	FVTOCI	FVTPL
Financial assets
Cash and cash equivalents	$1,670	$—	$—	$5,028	$—	$—
Prepaid expenses and other receivables	$555	$—	$—	$2,667	$—	$—

	Years Ended March 31,
	2025		2024
	Amortized		Amortized
Financial liabilities	Cost	FVTPL	Cost	FVTPL
Accounts payable and accrued liabilities	1,100	$—	$2,836	—
Warrant liability	—	$1,952	$—	1,564

A summary of the Company’s risk exposures as it relates to financial instruments are reflected below.

Fair value of Financial Instruments

The Company’s financial assets and liabilities are comprised of cash and cash equivalents, receivables and investments in equities and public entities, accounts payable and accrued liabilities, lease liability, warrant liability, deferred purchase price payable and deferred obligation.

The Company classifies the fair value of these transactions according to the following fair value hierarchy based on the amount of observable inputs used to value the instrument:

•	Level 1 – Values are based on unadjusted quoted prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2 – Values are based on inputs, including quoted forward prices for commodities, time value and volatility factors, which can be substantially observed or corroborated in the marketplace. Prices in Level 2 are either directly or indirectly observable as of the reporting date.

•	Level 3 – Values are based on prices or valuation techniques that are not based on observable market data. Investments are classified as Level 3 financial instrument.

Assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy.

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NOTE 15. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (Cont'd)

Management has assessed that the fair values of cash and cash equivalents, other receivables and accounts payable approximate their carrying amounts largely due to the short-term maturities of these instruments.

The following methods and assumptions were used to estimate their fair values:

Warrant Liability

The Series B Warrants, the Series C Warrants and the Placement Agent Warrants include the obligation, in the event of a Fundamental Transaction, as defined in the Series B Warrants, the Series C Warrants and the Placement Agent Warrants, for the Company or the successor entity to purchase the warrants from the holder at the discretion of the holder and at the Black-Scholes value, as defined in the warrant agreements. As a result, management concluded that, in line with IFRS 9 and paragraphs16A and 16B of IAS 32, such warrants will be accounted for as financial liabilities on the consolidated statement of financial position with the changes in fair value recognized in the consolidated statement of operations and other comprehensive loss. See Note 8, “Warrant Liability” for further discussion.

The fair value is estimated using a Black-Scholes model and in certain cases, a Monte Carlo simulation. The Company had the following liabilities measured at fair value on a recurring basis at March 31, 2025 (in thousands).

	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant liability	$1,952	$-	$-	$1,952
Total	$1,952	$-	$-	$1,952

The Company had the following liabilities measured at fair value on a recurring basis at March 31, 2024 (in thousands).

	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant liability	$1,564	$-	$-	$1,564
Total	$1,564	$-	$-	$1,564

Credit Risk, Liquidity Risk and Foreign Currency Risk

Our financial instruments are exposed to certain financial risks: Credit Risk, Liquidity Risk and Foreign Currency Risk.

Credit Risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The credit risk is attributable to various financial instruments, as noted below. The credit risk is limited to the carrying value as reflected in the Company’s consolidated statements of financial position.

Cash and cash equivalents: Cash and cash equivalents comprise cash on hand and amounts invested in underlying treasury and money market funds that are readily convertible to a known amount of cash with three months or less from date of acquisition and are subject to an insignificant risk of change in value. As of March 31, 2025 and 2024, cash equivalents was comprised of a money market account with maturities less than 90 days from the date of purchase. Cash and cash equivalents are held with major international financial institutions and therefore the risk of loss is minimal.

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NOTE 15. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (Cont'd)

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in satisfying financial obligations as they become due.

The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions without incurring unacceptable losses or risking harm to the Company’s reputation. Based on the Company’s most recent projected cash flows, the Company believes that its cash and cash equivalents of $0.6 million as of July 21, 2025 and the proceeds of up to $3,377,250 the Company may receive from the sale of additional shares of the Company’s ordinary shares in “at-the-market” transactions through a Rodman as a sales agent, would not be sufficient to satisfy the Company’s anticipated operating and other funding requirements and raise significant doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these consolidated financial statements.

The Company monitors its liquidity position regularly to assess whether it has the funds necessary to meet its operating needs and needs for investing in new projects.

As a biotech company at an early stage of development and without significant internally generated cash flows, there are inherent liquidity risks, including the possibility that additional financing may not be available to the Company, or that actual drug development expenditures may exceed those planned. The current uncertainty in global capital markets could have an impact on the Company’s future ability to access capital on terms that are acceptable to the Company. There can be no assurance that required financing will be available to the Company. See Note 2, “Going Concern,” and Note 10, “Capital Stock and Reserves,” for a discussion of the Company’s share offering and Note 13, “Commitments and Contingent Liabilities – Committed Purchase Agreement,” for a further discussion.

Foreign Currency Risk

While the Company operates in various jurisdictions, substantially all of the Company’s transactions are denominated in the U.S. Dollar, except the deferred tax liability in the U.K. settleable in British pound sterling and the Stimunity Convertible Note receivable settleable in euros.

NOTE 16. CAPITAL MANAGEMENT

The Company considers the items included in shareholders’ equity as capital. The Company had accounts payable and accrued liabilities of approximately $1.1 million as of March 31, 2025 (accounts payable and accrued liabilities of approximately $2.8 million and lease liability – current of approximately $0.04 million as of March 31, 2024) and current assets of approximately $2.2 million as of March 31, 2025 (approximately $7.7 million as of March 31, 2024). The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue new business opportunities and to maintain a flexible capital structure, which optimizes the costs of capital at an acceptable risk.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets.

As of March 31, 2025, shareholders’ deficit attributable to the owners of the Company was approximately $0.1 million (shareholders’ equity of approximately $4.0 million as of March 31, 2024).

The Company is not subject to any externally imposed capital requirements and does not presently utilize any quantitative measures to monitor its capital. There have been no changes to the Company’s approach to capital management during the years ended March 31, 2025 and 2024.

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NOTE 17. NON-CONTROLLING INTEREST

The table below summarize the Company’s non-controlling interest as of the periods presented (in thousands):

		Saugatuck
	iOx	and subsidiary	Total
Non-controlling interest as of April 1, 2022	$44,701	(472)	$44,229
Net income (loss) attributable to non-controlling interest	123	(178)	(55)
Purchase of non-controlling interest pursuant to Share Exchange Agreement	(44,824)	—	(44,824)
Non-controlling interest as of April 1, 2023	—	(650)	(650)
Net loss attributable to non-controlling interest	—	(43)	(43)
Non-controlling interest as of March 31, 2024	—	(693)	(693)
Net loss attributable to non-controlling interest	—	(11)	(11)
Non-controlling interest as of March 31, 2025	$—	(704)	$(704)

On September 8, 2021, the Company, through SalvaRx, completed a settlement of loans (including interest) to and receivables from iOx for services rendered in exchange for 23,772 ordinary shares of iOx at a price of £162. On July 18, 2022, the Company completed the acquisition of the remaining non-controlling interest in iOx, by issuing 53,500 shares of its ordinary shares and assuming certain milestone obligations. See Note 14, “Related Party Transactions – Share Exchange Agreement – iOx,” for a discussion of the Company’s purchase of the balance of the non-controlling interest in iOx.

The Company held 70% interest in Saugatuck and subsidiary through SalvaRx. Saugatuck and subsidiary includes Saugatuck and its wholly-owned subsidiary, Saugatuck Rx LLC.

NOTE 18. SUBSEQUENT EVENTS

May 2025 Registration Statement

On May 5, 2025 Portage filed a shelf registration statement with the SEC in order to sell ordinary shares, warrants and units in one or more offerings from time to time, which became effective on May 14, 2025 (“May 2025 Registration Statement”). In connection with the May 2025 Registration Statement, Portage has filed with the SEC:

•	a base prospectus, which covered the offering, issuance and sale by Portage of up to $40 million in the aggregate of the securities identified above from time to time in one or more offerings; and
•	a prospectus supplement, which covered the offer, issuance and sale by Portage in its ATM offering of up to a maximum aggregate offering price of $3,377,250 of Portage’s ordinary shares that may be issued and sold from time to time under the At the Market Offering Agreement, dated June 27, 2025 (the “2025 Sales Agreement”), with Rodman & Renshaw LLC the sales agent (“Rodman”).

Stock for Stock Exchange

On June 5, 2025, Portage entered a mutual Subscription Agreement (“Subscription Agreement”) with Compedica Holdings Limited, a company formed under the laws of the Isle of Man (“Compedica”). Pursuant to the Subscription Agreement, which closed on the same date, Portage issued 625,000 ordinary shares at a per share price of $8.00, which was based on the average five day closing price leading up to the transaction, in exchange for 1,165,501 shares of Compedica. Compedica purchased 37.8% of Portage based on the issued and outstanding ordinary shares of Portage immediately prior to the consummation of the Subscription Agreement, resulting in ownership of 27.4% of the issued and outstanding ordinary shares of Portage immediately after the consummation of the Subscription Agreement.

The Portage ordinary shares were sold pursuant to an exemption under the Securities Act of 1933, as amended, under Regulation S, and were issued as “restricted stock.” Compedica was granted registration rights on a resale basis, upon demand, while the shares are restricted stock and Compedica is not otherwise able to sell the shares in the public market. The Portage ordinary shares acquired by Compedica are not subject to any lock up arrangement. Portage will reimburse Compedica for up to $50,000 of its legal fees in the transaction. Compedica was also granted the right to have an observer attend board meetings and review written consents of the board of directors, subject to being restricted from access (including participation in the meeting) to confidential or market sensitive information without a non-disclosure obligation with respect to such information. There are no broker fees from either party to the Subscription Agreement.

If Portage enters into an equity funding arrangement, subject to the monthly working capital requirements of Portage and unless agreed otherwise by the parties in writing, for a period of 12 months from the date of the Subscription Agreement, Portage will use not less than 50% of the net funds to subscribe for new Compedica equity at a price of $4.29 per share, the intended use of proceeds to be to support the continued development of the Compedica device and its commercialization. To the extent less than 50% of the equity financing are invested in Compedica by Portage in any month (the “Shortfall”), the Shortfall amount shall be added to the obligation of the Company to fund in the next following month (and the aggregate of Shortfalls shall continue to accrue and be rolled forward for the duration of the 12 month term, with any outstanding Shortfall amount not advanced as an equity investment at the end of the 12 month term immediately due and payable (unless agreed otherwise in writing by Compedica).

Notice of Compliance with Listing Standards

On June 24, 2025, the Company received notice from The Nasdaq Stock Market, LLC, indicating that the Company regained compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Accordingly, the previously announced listing matter has been closed.

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(b) EXHIBITS

The following documents are filed as part of this Annual Report on Form 20-F.

Exhibit No.	Description of Exhibit

1.1	Certificate of Continuance - Incorporated herein by reference to Exhibit 3.1 to Form 6-K filed on August 1, 2013.

1.2	Memorandum of Association and Articles of Association of Portage Biotech Inc. as filed in the British Virgin Island on June 21, 2022 - Incorporated herein by reference to Exhibit 99.1 to Form 6-K filed on June 23, 2022.

1.3	Amended and Restated Memorandum of Association and Articles of Association of Portage Biotech Inc. as filed in the British Virgin Island on September 22, 2022 - Incorporated herein by reference to Exhibit 4.1 to Form 6-K filed on September 22, 2022.

2.1	Description of Rights of Stock Registered under Section 12 of the Exchange Act – Incorporated herein by reference to Exhibit 2.1 to Form 20-F filed on August 1, 2022.

2.2	Form of Pre-Funded Ordinary Share Purchase Warrant, dated September 29, 2023 - Incorporated herein by reference to Exhibit 4.1 to Form 6-K filed on October 3, 2023.

2.3	Form of Series A Ordinary Share Purchase Warrant, dated September 29, 2023- Incorporated herein by reference to Exhibit 4.2 to Form 6-K filed on October 3, 2023.

2.4	Form of Series B Ordinary Share Purchase Warrant, dated September 29, 2023 - Incorporated herein by reference to Exhibit 4.3 to Form 6-K filed on October 3, 2023.

2.5	Form of Series C Ordinary Share Purchase Warrant, dated September 29, 2023 - Incorporated herein by reference to Exhibit 4.4 to Form 6-K filed on October 3, 2023.

2.6	Form of Placement Agent Ordinary Share Purchase Warrant, dated September 29, 2023 - Incorporated herein by reference to Exhibit 4.5 to Form 6-K filed on October 3, 2023.

4.1	At The Market Offering Agreement by and between Portage Biotech Inc. and Rodman & Renshaw LLC, dated June 27, 2025 – Incorporated herein by reference to Exhibit 1.1 to Form 6-K filed on June 27, 2025.

4.2	Underwriting Agreement, dated as of June 24, 2021 the Company, Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc. - Incorporated herein by reference to Exhibit 1.1 to Form 6-K filed on June 24, 2021.

4.3	Subscription Agreement between Portage Biotech Inc. and Compedica Holdings, LLC, dated June 5, 2025 - Incorporated herein by reference to - Exhibit 10.1 to Form 6-K filed on June 9, 2025.

4.4	Portage Biotech Inc. 2021 Equity Incentive Plan dated as of January 13, 2021 - Incorporated herein by reference to Exhibit 4(c)(iv).4 to Form 20-F filed on July 29, 2021.

4.5	Portage Biotech Inc. Amended and Restated 2021 Equity Incentive Plan - Incorporated herein by reference to Exhibit 4.2 to Form S-8 filed on December 1, 2023.

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(b) EXHIBITS (Cont’d)

Exhibit No.	Description of Exhibit

4.6	Purchase Agreement dated as of July 6, 2022, by and between Portage Biotech Inc. and Lincoln Park Capital Fund, LLC - Incorporated herein by reference to Exhibit 10.3 to Form 6-K filed on July 8, 2022.

4.7	Registration Rights Agreement dated as of July 6, 2022, by and between Portage Biotech Inc. and Lincoln Park Capital Fund, LLC - Incorporated herein by reference to Exhibit 10.4 to Form 6-K filed on July 8, 2022.

4.8	Services Agreement effective as of December 15, 2021, by and between Portage Development Services Inc. and Ian B. Walters, MD - Incorporated herein by reference to Exhibit 10.5 to Form 20-F filed on August 1, 2022.

4.9	Services Agreement effective as of December 1, 2021, by and between Portage Development Services Inc. and Allan Shaw - Incorporated herein by reference to Exhibit 10.6 to Form 20-F filed on August 1, 2022.

4.10	Services Agreement effective as of December 1, 2021, by and between Portage Development Services Inc. and Robert Kramer, PhD - Incorporated herein by reference to Exhibit 10.7 to Form 20-F filed on August 1, 2022.

4.11	Services Agreement effective as of December 1, 2021, by and between Portage Development Services Inc. and Brian Wiley – Incorporated herein by reference to Exhibit 10.9 to Form 20-F filed on August 1, 2022.

4.12*	Employment Agreement effective as of September 30, 2024, by and between Portage Development Services Inc. and Andrea Park

4.13*	Consulting Agreement effective as of December 15, 2024, by and between Portage Development Services Inc. and Arctos Strategy, LLC

4.14	Form of Restricted Share Unit Award and Dividend Equivalent Rights Agreement dated as of January 19, 2022 - Incorporated herein by reference to Exhibit 10.15 to Form 20-F filed on August 1, 2022.

4.15	Form of Share Option Agreement dated as of February 15, 2022 - Incorporated herein by reference to Exhibit 10.16 to Form 20-F filed on August 1, 2022.

4.16	Services Agreement effective as of June 1, 2022, by and between Portage Development Services Inc. and Justin Fairchild - Incorporated herein by reference to Exhibit 4.24 to Form 20-F filed on July 31, 2023.

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(b) EXHIBITS (Cont’d)

Exhibit No.	Description of Exhibit

4.17	Clinical Services Agreement effective as of March 1, 2023, by and between Fortrea Inc. (formerly Labcorp Drug Development Inc.) and Tarus Therapeutics LLC - Incorporated herein by reference to Exhibit 4.25 to Form 20-F filed on July 31, 2023.

4.18	Form of Share Option Agreement dated as of March 30, 2023 - Incorporated herein by reference to Exhibit 4.26 to Form 20-F filed on July 31, 2023.

4.19	Form of Share Option Agreement dated as of March 30, 2023 - Incorporated herein by reference to Exhibit 4.27 to Form 20-F filed on July 31, 2023.

4.20	Form of Share Option Agreement dated as of March 30, 2023 - Incorporated herein by reference to Exhibit 4.28 to Form 20-F filed on July 31, 2023.

4.21*	Form of Share Option Agreement dated as of March 7, 2025

4.22	Office Lease made as of March 31, 2023, by and between WALP 57-61, LLC and Portage Development Services, Inc. - Incorporated herein by reference to Exhibit 4.29 to Form 20-F filed on July 31, 2023.

4.23	First Amendment of Lease made as of February 20, 2024, by and between WALP 57-61, LLC and Portage Development Services, Inc. – Incorporated herein by reference to Exhibit 4.28 to Form 20-F filed on August 14, 2024.

4.24◊+	License Agreement dated as of July 1, 2015, by and between iOx Therapeutics Ltd. and the Ludwig Institute for Cancer Research Ltd. - Incorporated herein by reference to Exhibit 4.30 to Form 20-F filed on July 31, 2023.

4.25◊+	License Agreement dated as of October 29, 2019, by and between Tarus Therapeutics, Inc. and Impetis Biosciences Limited - Incorporated herein by reference to Exhibit 4.31 to Form 20-F filed on July 31, 2023.

4.26◊+	Agreement and Plan of Merger and Reorganization among Portage Biotech Inc., Portage Merger Sub 1, Inc., Portage Merger Sub 2, LLC, Tarus Therapeutics, Inc. and Shareholder Representative Services LLC dated as of July 1, 2022 - Incorporated herein by reference to Exhibit 2.1 to Form 6-K filed on July 8, 2022.

4.27◊+	Share Exchange Agreement dated as of July 18, 2022, by and among Portage Biotech Inc., SalvaRx Ltd., and each of the shareholders of iOx Therapeutics Ltd. - Incorporated herein by reference to Exhibit 2.1 to Form 6-K filed on July 19, 2022.

4.28	Form of Securities Purchase Agreement, dated September 29, 2023, by and between Portage Biotech Inc. and the Purchaser signatory thereto - Incorporated herein by reference to Exhibit 10.1 to Form 6-K filed on October 3, 2023.

4.29	Form of At-The-Market Offering Agreement, dated June 27, 2025, between the Rodman & Renshaw LLC and Portage Biotech Inc. (incorporated by reference to Exhibit 1.1 to Form 6-K filed on June 27, 2025).

4.30	Form of Subscription Agreement between Portage Biotech Inc. and Compedica Holdings, LLC, dated June 5, 2025 (incorporated by reference to Exhibit 10.1 to Form 6-K filed on June 9, 2025).

4.31	Form of Securities Purchase Agreement between two investors and Portage Biotech Inc. to purchase ordinary shares, dated January 23, 2025 (incorporated by reference to Exhibit 4.1 to Form 6-K filed on January 30, 2025.

4.32	Form of Registration Rights Agreement between two investors and Portage Biotech Inc. dated January 23, 2025 (incorporated by reference to Exhibit 4.2 to Form 6-K filed on January 30, 2025.

8.1*	List of Subsidiaries.

11.1	Audit Committee Charter - Incorporated herein by reference to Exhibit 11.1 to Form 20-F filed on July 31, 2023.

11.2	Compensation Committee Charter - Incorporated herein by reference to Exhibit 11.2 to Form 20-F filed on July 31, 2023.

11.3	Code of Conduct - Incorporated herein by reference to Exhibit 11.3 to Form F-20 filed on July 31, 2014.

11.4	Nominating Committee Charter - Incorporated herein by reference to Exhibit 11.4 to Form 20-F filed on August 1, 2022.

88

(b) EXHIBITS (Cont’d)

Exhibit No.	Description of Exhibit

11.5	Insider Trading Policy – Incorporated herein by reference to Exhibit 11.5 to Form 20-F filed on August 14, 2024

12.1*	Certifications of Chief Executive Officer Pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934, as amended.

12.2*	Certifications of Chief Financial Officer Pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934, as amended.

13.1*	Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

13.2*	Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

15.1*	Consent of CBIZ CPAs P.C.es

15.2*	Consent of Marcum LLP.

97.1	Incentive Compensation Recovery Policy – Incorporated herein by reference to Exhibit 97.1 to Form 20-F filed on August 14, 2024.

101	The following financial information from our Annual Report on Form 20-F for the year ended March 31, 2024 has been formatted in Extensible Business Reporting Language (XBRL): (i) Consolidated Statements of Financial Position, (ii) Consolidated Statements of Operations and Other Comprehensive Income, (iii) Consolidated Statements of Cash Flows, and (iv) Notes to Consolidated Financial Statements.

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

_________________

* Filed herewith

◊  Schedules have been omitted pursuant to the Instructions to Exhibits of Form 20-F. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

+ Portions of this exhibit have been omitted pursuant to Instruction 4(a)(ii) to Exhibits of Form 20-F.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED at Tortola, British Virgin Islands, this 25th day of July, 2025

PORTAGE BIOTECH INC.

By:	/s/ Alexander Pickett
Title:	Director and Chief Executive Officer

By:	/s/ Andrea Park
Title:	Chief Financial Officer

90

Exhibit 4.12

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of the Effective Date by and between Portage Development Services, Inc., a Delaware Corporation (“Portage”) and Andrea Park (“Employee”). Portage and Employee are sometimes individually referred to herein as a “Party” and collectively as the “Parties”.

ARTICLE I

EMPLOYMENT DUTIES AND RESPONSIBILITIES; TERMINATION; SEVERANCE

1.1                 At- Will Employment.

(a)             Beginning on September 30, 2024, Portage hereby employs Employee on an at-will basis for the purpose of providing professional services as the Chief Financial Officer of Portage Biotech Inc., a company incorporated under the laws of the British Virgin Islands (“Parent”), and related services for Portage and Parent (collectively, the “Portage Group”) under the terms and conditions set forth in this Agreement. This position shall be an Exempt position. Employee hereby accepts such employment, and agrees that Employee will devote Employee’s best efforts to the Chief Financial Officer position and the provision of related services on behalf of the Portage Group. Employee shall perform Employee’s duties and responsibilities from Employee’s home office, except that from time to time Employee understands and agrees that Employee may be required to travel for business purposes.

(b)             Subject to the provisions herein, Employee’s employment will be at-will, meaning that Employee or Portage may terminate the employment relationship at any time, with or without Cause, and with or without notice. Any contrary representations that may have been made to Employee are superseded by this Agreement.

(c)             Employee will be subject to all applicable employment and other policies of the Portage Group.

(d)             Employee shall dedicate Employee’s full business time and attention to the Portage Group. Employee agrees not to engage actively in any other employment, occupation, or consulting activity for any direct or indirect remuneration which may or could potentially constitute a conflict of interest or otherwise interfere with Employee’s obligations to the Portage Group without the prior approval of the CEO; provided, however, that Employee may, without such approval, serve in any capacity with any civic, educational, or charitable organization, participate in industry affairs and manage Employee’s personal passive investments, provided that in each case such services do not materially interfere with Employee’s obligations to the Portage Group, create a conflict of interest or cause any reputational damage to the Portage Group. Employee may retain any compensation or benefits received as a result of any such consented to service without any offset in respect of any compensation or benefits to be provided hereunder.

1.2                 Severance. If Employee’s employment is terminated by Portage without Cause, and subject to Employee executing and allowing to become effective a separation agreement and release in a form provided to Employee by Portage Group within 28 days after the Employee’s separation of employment (or a longer time if required by applicable law), Employee shall be entitled to receive, as of the separation date (the “Separation Date”) the following benefit (the “Severance Benefit”): all stock options of Parent held by Employee on the Separation Date will be deemed fully vested and exercisable on the Separation Date and the exercise period for such stock options will be modified to be the the lesser of one year from the Separation Date and the term of the applicable award. “Cause” shall mean Employee’s: (i) repeated dereliction of the material duties and responsibilities as set forth herein (ii) misconduct, insubordination or failure to comply with the Portage Group’s policies governing employee conduct and procedures (including, for the avoidance of doubt, violation of any Portage Group policy concerning harassment, discrimination or retaliation); (iii) excessive lateness or absenteeism; (iv) conviction of or pleading guilty or nolo contendere to any felony involving theft, embezzlement, dishonesty or moral turpitude; (v) commission of any act of fraud against, or the misappropriation of property belonging to, the Portage Group or any other subsidiary of Parent; (vi) commission of any act of dishonesty in connection with Employee’s responsibilities as an employee that is intended to result in Employee’s personal enrichment or the personal enrichment of Employee’s family or others; or (viii) material breach of this Agreement or any other written proprietary information, non-disclosure or confidentiality agreement by and between Employee and Portage or Parent.

ARTICLE II

COMPENSATION AND BENEFITS

2.1           Compensation. Employee shall be paid an annual salary of $325,000. Such payments will be paid in accordance with Portage’s normal payroll practices, as exist from time to time, and subject to all applicable withholding taxes, payroll withholding, and any other amounts required or permitted by applicable law to be withheld (“Salary”).

2.2           Benefits. Employee may be entitled to participate, in accordance with the terms thereof (as such terms may be amended from time-to-time), in any medical, retirement and similar benefit plans maintained by or on behalf of Portage and generally made available to similarly situated employees of Portage, subject to applicable waiting periods, eligibility criteria, the terms and conditions of Portage’s benefit plan documents and generally applicable Portage policies (as the same may be in effect from time to time) and any other restrictions or limitations imposed by law, except to the extent such benefits are duplicative of benefits otherwise provided to Employee under this Agreement. Portage reserves the right to modify or eliminate any such benefits at any time at Portage’s sole discretion. Employee shall be entitled to twenty-five (25) days of paid time off per year, which shall be governed according to Portage’s policies concerning paid time off as in effect from time to time, and shall be subject to a cap of thirty-eight (38) days which may be in Employee’s accrued but unused paid time off bank at any given time. Employee shall be entitled to sick leave in accordance with the Portage Group’s sick leave policy as in effect from time to time.

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2.3            Reverse Merger Bonus. Upon the closing of a so-called “reverse merger” transaction in which Parent effects a business combination with another entity and a result of which, Parent remains a publicly traded entity listed on Nasdaq with the equity holders of such other entity owning a majority of the outstanding equity of the ongoing public entity (the “Reverse Merger”), Employee shall receive a one-time bonus of $50,000, less all applicable deductions and withholdings (the “Reverse Merger Bonus”). For the avoidance of doubt, Employee shall not earn the Reverse Merger Bonus if there is no Reverse Merger.

2.4            Equity Incentive. Employee shall be eligible to participate in the Portage Biotech Inc. 2021 Equity Incentive Plan on an annual basis and on terms and conditions established for such grant by the Board of Directors of Parent.

2.5            Reimbursement. Employee shall be entitled to be reimbursed for all pre-approved expenses incurred by Employee in connection with the fulfillment of Employee’s duties hereunder and in accordance with the Portage Group’s reimbursement policy as in effect from time to time.

ARTICLE III

CONFIDENTIALITY; COOPERATION: NONDISPARAGEMENT; INDEMNIFICATION

3.1.          Confidentiality. Employee understands and acknowledges that during the course of Employee’s employment with Portage, Employee will have access to and learn about confidential, secret, and proprietary documents, materials, data, and other information, in tangible and intangible form, of and relating to the Portage Group ("Confidential Information"). Confidential Information shall not include information that is generally available to and known by the public, provided that such disclosure to the public is through no direct or indirect fault of your actions. Employee agrees and covenants that as a condition of Employee’s employment Employee will:

a)	treat all Confidential Information as strictly confidential;

b)	not directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever not having a need to know and authority to know; and

c)	not access or use any Confidential Information, and not copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company.

3.2.          Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

3.3.          Both during and following Employee’s employment, Employee shall provide reasonable and timely cooperation in connection with (i) any actual or threatened litigation, inquiry, investigation, or other matter, action, or proceeding that relates to events occurring during Employee’s employment with Portage or about which the Portage Group otherwise believes Employee may have relevant information, and (ii) the transitioning of Employee’s role and responsibilities to other Portage Group personnel, and provision of information in response to the Portage Group’s requests and inquiries, in connection with Employee’s separation.

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3.4            Employee hereby covenants and agrees that Employee shall not, directly or indirectly, make, publish or communicate (or cause to be made, published or communicated) any defamatory or disparaging statement or disclosure (whether written or oral) concerning or related to the Portage Group, including, but not limited to, any negative statements on social media regarding the Portage Group; provided however that Employee shall not be prohibited from (a) making any statement or providing any information to a governmental authority or in connection with any governmental authority proceeding or required by law or by any court, arbitrator, mediator or administrative body, (b) responding publicly to any incorrect, disparaging or derogatory public statement to the extent reasonably necessary to correct or refute such public statement or (c) making any truthful statement in response to a due diligence request or inquiry made by any investor or bona fide prospective investor.

3.5            The Portage Group shall indemnify Employee (and Employee’s heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred in connection with or arising out of any action, suit or proceeding in which Employee may be involved by reason of having been a director or officer of Portage (whether or not Employee continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs, attorneys’ fees and the costs of reasonable settlements; provided, however, that the Portage Group’s foregoing indemnification obligations shall not apply to losses incurred by the Portage Group as a result of the Employee’s willful misconduct, gross negligence, conviction of a felony (including entry of a plea of nolo contendere) for illegal or criminal behavior or engagement in activities beyond the scope of Employee’s employment hereunder.

ARTICLE IV

GENERAL MATTERS

4.1.            Entire Agreement. This Agreement is the full and complete Agreement between Employee and Portage regarding Employee’s terms and conditions of Employee’s employment (or as contained in the Employee Handbook). Although Employee’s job duties, title, and compensation, as well as the Portage Group’s personnel policies and procedures, may change from time to time, the "at will" nature of Employee’s employment may only be changed in an express written agreement signed by Employee and an authorized representative of Portage (other than Employee).

4.2.          Governing Law. The interpretation of this Agreement and any dispute arising out of or relating to this Agreement, Employee’s employment with Portage, or any other relationship between Employee and Portage will, to the fullest extent permitted by law, be governed by the law of Delaware, excluding laws relating to conflicts or choice of law that would require the application of the law of any other state.

4.3.          Compliance with Law. Each of Portage and Employee covenants and agrees that at all times during Employee’s employment it or Employee shall comply with all applicable federal, state, and municipal statutes or ordinances including, without limitation, all licensing requirements and other applicable rules and regulations or governmental agencies regulating Portage or Employee’s profession.

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4.4.          Employee’s Acknowledgment. Employee acknowledges: (i) that Employee has had the opportunity to consult with counsel of Employee’s own choice concerning this Agreement and has been advised to do so by Portage; and (ii) that Employee has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on Employee’s own judgment.

4.5.          Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts and by facsimile or electronic execution each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the Effective Date.

PORTAGE DEVELOPMENT SERVICES, INC.	ANDREA PARK

/s/ Steven Mintz	/s/ Andrea Park

5

Exhibit 4.13

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of December 12, 2024 but will be effective as of December 15, 2024 (the “Effective Date”) by and between Portage Development Services Inc. (the “Company”), and Arctos Strategy, LLC, a Delaware Limited Liability Company with an address at 47 Gingerbread Hill, Marblehead MA 01945 (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.	Services and Compensation

A.              Consultant shall perform the services described in Exhibit A which is attached to this Agreement and made a part hereof (the “Services”) for the Company, which Services may include the creation of deliverables as outlined in Exhibit A or as otherwise created in the performance of the Services (the “Deliverables”), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services. Each payment is conditioned on satisfactory progress and completion of all Services to the satisfaction of the Company. It is a material condition of this Agreement that Alexander Pickett (“Pickett”) complete the Services on behalf of the Consultant and that no other person shall perform any services under this Agreement on behalf of the Consultant.

B.               Each of Consultant and Pickett shall perform the Services to the best of such party’s ability and in a diligent, timely, professional, and workmanlike manner, in accordance with applicable law and performance standards generally prevailing in the industry. Each of Consultant and Pickett represent and warrant that such party has the professional expertise needed to perform the Services.

C.               The Parties acknowledge and agree that Consultant’s and Pickett’s fulfillment of obligations to the Company will not require Consultant’s or Pickett’s full business time. In the time that Consultant or Pickett are not providing the Services to the Company, Consultant or Pickett may accept other employment or engagements and may participate in any other activities but must first inform the Company’s Board of Directors (the “Board”).

2.	Confidentiality

A.              Definition of Confidential Information. “Confidential Information” means any non-public knowledge, data or information—in tangible, intangible, or any other form—related to the Company or its parents (including Portage Biotech, Inc.), subsidiaries, affiliates, successors, and assigns (collectively referred to as “Affiliates”) actual or anticipated business, products, research, or development, or to the Company or its Affiliates’ technical data, trade secrets, or know-how, including, but not limited to, business and strategic plans; methodologies and methods of doing business; software programs and subroutines; computer source and object code; algorithms; technology; data; formulae; programs; improvements; discoveries; ideas; engineering, hardware configuration information; developments, designs, and techniques; manufacturing know-how; product development and other research information; sources of supply; customer and vendor relationships and agreements; information regarding competitors; marketing, sales and expansion plans; financial plans and other financial information; pricing forecasts; cost margin analyses; bill of materials, schematics, engineering drawings; test plans, processes, procedures and methodologies; supplier sourcing strategies and pricing; management agreements; contractual agreements; intellectual property rights; copyrights; Deliverables; and Inventions. Confidential Information also includes (1) other information that is marked as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary; or (2) confidential information of third parties to which the Company or its Affiliates have confidentiality obligations and use restrictions. Notwithstanding the foregoing, “Confidential Information” does not include information that is generally available to and known to the public, which is not gained as result of a breach of this Agreement.

B.               Nonuse and Nondisclosure. Each of Consultant and Pickett agree that during and after the term of this Agreement, such party will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and will not (i) use Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of providing the Services, or (ii) disclose the Confidential Information to any third party without the prior written authorization of the Company. Each of Consultant and Pickett agree that such party obtains no title to any Confidential Information, and that as between Company, Consultant and Pickett, Confidential Information is property of the Company.

C.               No Improper Use of Others’ Confidential Information. Each of Consultant and Pickett agree that such party will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or Pickett or other person or entity with which such party has an obligation to keep in confidence. Each of Consultant and Pickett also agrees that such party will not bring onto the Company’s premises or transfer onto the Company’s technology systems any document, proprietary information, or trade secret belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

3.	Ownership

A.              Assignment of Inventions. Each of Consultant and Pickett agrees that all right, title, and interest in and to any material (whether or not copyrightable), notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by such party, solely or in collaboration with others, under this Agreement and arising out of, or in connection with, performing the Services under this Agreement, including but not limited to the Deliverables, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights (including all rights of action and claims for damages and benefits arising due to past and present infringement of said rights) relating to the foregoing (collectively, “Inventions”), shall be the sole property of the Company. Each of Consultant and Pickett hereby irrevocably delivers and assigns fully to the Company all right, title and interest in and to the Inventions. Each of Consultant and Pickett agrees to make full written disclosure to the Company of any Inventions promptly and to comply with periodic reporting requirements as requested by the Company.

B.               Pre-Existing Materials. Subject to Section 3.A, each of Consultant and Pickett will provide the Company with prior written notice if, in the course of performing the Services, such party incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by such party or in which such party has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Each of Consultant and Pickett will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right, including without limitation any free software or open source software, owned by any third party into any Invention without Company’s prior written permission.

C.               Moral Rights. The foregoing assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, each of Consultant and Pickett hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.              Third Party Content. Each of Consultant and Pickett shall not incorporate third- party text, information, data, images, software or other content (“Third Party Content”) into any Invention without first advising the Company and providing appropriate attribution. To the extent such use or incorporation requires a license, approval or permission, upon consultation with the Company, if requested by the Company, Consultant and/or Pickett will obtain the same so as to enable the Company to use, in accordance with this Agreement.

E.               Further Assurances. Each of Consultant and Pickett agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Each of Consultant and Pickett further agrees that such party’s obligations under this Section 3.E shall continue after the termination of this Agreement.

F.               Attorney-in-Fact. Each of Consultant and Pickett agrees that, if the Company is unable because of such party’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure such party’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then such party hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as such party’s agent and attorney-in-fact, to act for and on such party’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by such party. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4.                Conflicting Obligations. Each of Consultant and Pickett represents and warrants that such party has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, such party’s obligations to the Company under this Agreement, or such party’s ability to perform the Services. Notwithstanding the above, the Company acknowledges that each of Consultant and Pickett has numerous other commitments, including a longstanding consulting agreement with Juvenescence Ltd and its affiliates, Pickett’s role as a Director of a number of companies including Causeway Therapeutics, Ltd., Morphoceuticals, Inc., and other Juvenescence affiliated companies, and ongoing advisory work evaluating biotechnology investments for other clients, which may compete with the Company and place demands on the time of Consultant and Pickett (the “Competing Demands”). The Company acknowledges that in connection with the Competing Demands, each of Consultant and Pickett faces certain conflicts of interest with the Company. The Company agrees that it shall not be a violation of this Agreement for each of Consultant and Pickett to continue to engage in the Competing Demands so long as Consultant continues to provide the Services. By entering into this Agreement and performing the Services, each of Consultant and Pickett represent and warrant that such party has not and will not violate any consulting, employment, non-competition, proprietary information, confidentiality, or other agreement, or restriction with a present or former employer, principal, client, or other entity.

5.	Maintenance of Records and Reports

A.              Records. Consultant will keep complete, true, and accurate books of accounts and records obtained or generated in the course of providing the Services. Consultant agrees to maintain its books and records relating to the Services provided hereunder for a period of five (5) years from the date such work was completed, unless a longer period is requested by the Company or is required by applicable law. The Company may, upon its request, review, verify, and assess Consultant’s compliance with this Agreement and audit Consultant’s records relating to the Services.

6.	Return of Company Materials and Inventions

Each of Consultant and Pickett shall be responsible for the proper custody and care of any Company property furnished to such party for use in connection with this Agreement or purchased for this Agreement, and will reimburse Company for loss or damage of such property. Upon the termination of this Agreement, or upon the Company’s earlier request, each of Consultant and Pickett will immediately deliver to the Company, and will not keep in such party’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, Deliverables, other tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically- stored information and passwords to access such property, and any reproductions of any of the foregoing items that such party may have in such party’s possession or control. The above notwithstanding, each of the Consultant and Pickett shall have a right to retain one (1) copy of Confidential Information solely for the purpose of ensuring compliance with this Agreement.

7.                Equitable Relief. Each of Consultant and Pickett understand that the Company will sustain irreparable injury if such party violates Sections 2-6 of this Agreement. Each of Consultant and Pickett consents and agrees that the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief (in addition to any other remedies that the Company may have), without bond and without proving actual damages or the inadequacy of money damages, in any court of competent jurisdiction. Each of Consultant and Pickett agrees that the geographic boundaries, scope of prohibited activities, and the time duration of the provisions of this Agreement are reasonable and no broader than necessary to protect the legitimate business interests of the Company.

8.	Term and Termination

A.              Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until March 15, 2025, unless terminated earlier as provided in Section 8.B, or unless mutually extended by the Parties on a month-to-month basis. Consultant agrees to use Consultant’s reasonable efforts to provide for a proper transition and wind-down of Consultant’s activities hereunder in connection with any termination of this Agreement for any reason.

B.               Termination. The Company or Consultant may terminate this Agreement, at any time and for any reason, upon giving the other Party thirty (30) days’ prior written notice of such termination pursuant to Section 12.G of this Agreement. The Company may also terminate this Agreement immediately and without prior notice (i) if Consultant refuses to or is unable to perform the Services, or (ii) if Consultant is in breach of any material provision of this Agreement. This Agreement may be terminated immediately upon mutual agreement of the Company and Consultant.

9.	Independent Contractor; Benefits

A.              Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company, and all of the terms and conditions of this Agreement shall be interpreted in light of that relationship. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee, partner, joint venturer or representative of the Company. Consultant shall have sole and exclusive control over the manner and means of performing the Services and shall complete the Services in accordance with Consultant’s own means and methods of work, while reporting directly to the Board of Directors.

B.               Benefits. The Company and Consultant agree that Consultant will be ineligible to participate in, and will receive no, Company-sponsored benefits from the Company including but not limited to vacation, sick leave, medical insurance, or pension or retirement savings. The Consultant will be solely responsible for obtaining the Consultant’s own benefit plan coverage and insurance. Without limiting the foregoing, Consultant is not entitled to any compensation or benefits from the Company other than what is expressly set forth in this Agreement.

C.               Taxes. Consultant will be solely responsible for and pay all taxes under any applicable law in connection with the Company’s payments to Consultant. Consultant hereby accepts exclusive liability for the payment of all taxes or contributions for employment/unemployment insurance, pensions, annuities or other payments which are measured by payments to Consultant for the performance of the Services. Consultant agrees to comply with all applicable law respecting the assumption of liability for such taxes and contributions. Consultant agrees fully to defend, indemnify and hold harmless the Company from the payment of taxes, interest, penalties or contributions which are required of the Company by any government agency at any time as the result of payment of the amounts set forth in this Agreement or which the Company may otherwise be compelled to pay.

10.	Rights Not Subject to Limitation

A.               Notwithstanding anything in this Agreement, each of Consultant and Pickett may disclose, without violating the terms of this Agreement, Confidential Information that such party is specifically required by court order, subpoena or law to disclose, but agrees to immediately inform the Company upon having a duty to disclose, to cooperate with the Company in obtaining a protective order or other confidentiality protection, and to disclose only that portion of Confidential Information that is legally required to be disclosed. Each of Consultant and Pickett further understands and acknowledges that nothing in this Agreement or any other agreement or policy prohibits them from reporting possible violations of law to any governmental agency or entity or self-regulatory organization, cooperating with any such governmental agency or entity or self-regulatory organization in connection with any such possible violation, or making other disclosures or taking other actions that are protected under law.

B.               In accordance with the Defend Trade Secrets Act of 2016, Consultant understands that Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

11.             Indemnification. The Company agrees to defend, indemnify (including, without limitation, by providing for the advancement of expenses and reasonable attorneys’ fees) and hold harmless Consultant and Pickett for any and all acts taken or omitted to be taken by such party hereunder (except for bad faith, gross negligence or willful misconduct) as if such party was a director of the Company as provided in the charter and bylaws of the Company in accordance with the same terms, conditions, limitations, standards, duties, rights and obligations as a director. If, during the Term, the Company enters into an indemnification or similar agreement covering such indemnification matters with any Company director, the Company will offer and enter into a similar indemnification agreement with the Consultant. The provisions of this Section shall survive any termination of this Agreement. In addition, until the five (5) year anniversary of the termination or expiration of this Agreement, the Company shall maintain in effect liability insurance coverage for the Consultant and Pickett (as an insured person) with respect to such service under this Agreement, on the same or more favorable terms and conditions as under the liability insurance policies of the Company in effect as of the date of this Agreement. For the avoidance of doubt, nothing herein shall be construed to require the Company to pay Consultant’s or Pickett’s attorney’s fees in the event Consultant or Pickett makes a claim against the Company.

12.	Miscellaneous

A.              Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the Delaware, without regard to the conflicts of law provisions of any jurisdiction. To the extent that a claim arising under or relating to this Agreement is made, Consultant hereby consents to the exclusive jurisdiction and venue of the state and federal courts with jurisdiction over Delaware.

B.               Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not assign, delegate, or transfer any rights or obligations under this Agreement, and any such attempted assignment, delegation or transfer shall be null and void. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to an Affiliate of the Company or any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise. Consultant may not subcontract any obligation to be performed or owed under this Agreement without the prior written consent of the Company. Consent by the Company to any subcontract will not be deemed to create a contractual relationship between the Company and the subcontracting party or assignee, and Consultant remains responsible for performance of the Services required by this Agreement.

C.               Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

D.              Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.               Severability and Reformation. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad, it shall be construed by limiting and reducing it to be enforceable to the maximum extent compatible with applicable law. In case any one or more of the provisions, subsections, or sentences contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

F.               Modification, Waiver. No modification of or amendment to this Agreement, including Exhibit A hereto, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.              Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by email, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 12.G.

(1)             If to the Company, to: Justin Stebbing, Chair of the Board, at 105 Wigmore Street, 6th floor, London, England W1U 1QY Email: justinstebbing@gmail.com; or such other address as provided to Consultant and Pickett.

(2)             If to Consultant or Pickett, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant or Pickett, as applicable, provided by Consultant or Pickett, as applicable, to the Company.

Notice of change of address shall be effective only when done in writing and sent in accordance with the provisions of this Section.

H.              Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

ARCTOS STRATEGY, LLC	PORTAGE DEVELOPMENT SERVICES INC.
By: /s/ Alexander Pickett	By: /s/ Steven Mintz
Name: Alexander Pickett	Name: STEVEN MINTZ
Title: Managing Member	Title: DIRECTOR

For Sections 1, 2, 3, 4, 6, 7, 10 and Exhibit A Only

ALEXANDER PICKETT

/s/ Alexander Pickett

Consultant Address for Notice:

Email:

EXHIBIT A

SERVICES

1.	Services. The Consultant will provide the following services through Pickett:

As of December 15, 2024, the Board has appointed Pickett to serve as the interim non-employee CEO of the Company, to provide management services, to evaluate strategic transactions on behalf of the Board of Directors, and to assist with the transition of the CEO position to such individual as may hereafter be designated by the Board. The key issues for Pickett to address that are significant to such engagement will be determined by the Board. Subsequent to the time that the Company has engaged and elected a successor CEO and if the Board so desires, Pickett shall continue to serve (and shall be duly elected) as a senior executive officer of the Company during the remaining Term in such specific senior executive officer position as the Board shall determine, provided Pickett’s duties shall remain the same subject to the transition of duties to the successor CEO.

Pickett will devote approximately eight hours per week of his working time to this engagement during the Term (as directed by the Board of Directors), notwithstanding the Competing Demands. In the course of performing his responsibilities under this Agreement, Pickett will report directly to the Board.

It is understood and agreed by the Company, in light of the fact that the Pickett will spend only approximately eight hours per week of working time serving the Company under this Agreement, that the actual times or days of service by the Pickett (and his location when rendering such services to the Company) will be flexible and at Pickett’s reasonable discretion, consistent with past practice.

2.                Compensation. The Consultant shall be paid $1.00 per month, to be paid on the first of each month during the Term. For the avoidance of doubt for the partial months of December 2024 and March 2025 (unless otherwise extended), the payment for such month will be pro-rated.

Exhibit 4.21

PORTAGE BIOTECH INC.

2021 EQUITY INCENTIVE PLAN

Share Option Agreement

This Share Option Agreement (this “Agreement”), dated as of the Grant Date, is between Portage Biotech Inc., a corporation formed under the laws of the Territory of the British Virgin Islands (the “Company”), and Adam Melero (the “Optionee”).

The Company hereby grants to the Optionee the following option (the “Option”) to purchase Ordinary Shares of the Company in accordance with the terms and conditions of this Agreement and the Portage Biotech Inc. 2021 Equity Incentive Plan (the “Plan”), as amended on January 19, 2022:

Total Number of Shares Subject to this Option:	___________

Type of Option (ISO or an NQO):	NQO

Exercise Price per Share:	$4.45

Grant Date:	March 7, 2025

Vesting Schedule:	1/4 vest immediately upon grant and the remaining in 3 equal installments on the anniversary date thereafter

Vesting Commencement Date:	March 7, 2025

Number of Vested Shares on Grant Date:	_____________

Vesting Period:	3 years

Number of Shares Vesting at end of each Vesting Period:	_____________

Expiration Date:	March 7, 2035

1.                Plan. This Agreement, which constitutes an Award Agreement under the Plan, is granted pursuant to and is governed by the Plan, the terms and conditions of which are incorporated into this Agreement by reference. To the extent there is any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. Unless the context otherwise requires, capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Plan. By signing this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

2.                Grant of Option. On the terms and conditions set forth in this Agreement, the Company grants to the Optionee on the Grant Date this Option to purchase, at the Exercise Price Per Share set forth above, the Total Number of Shares Subject to this Option, as set forth above.

3.                Exercisability Schedule. The Optionee may exercise this Option for such number of Shares as have become exercisable pursuant to the Vesting Schedule set forth above; provided that upon each vesting date the Optionee is employed with the Company or is otherwise providing services to the Company.

4.                Exercise of Option. Prior to the Expiration Date (or such earlier date as set forth in Section 5 below), the Optionee may exercise this Option by delivering a Notice of Share Option Exercise in the form attached hereto as Exhibit A (the “Notice”), signed by the Optionee, and received by the Company at its principal office, accompanied by this Agreement and payment in full in the manner provided in the Plan. The Optionee may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional Share or for fewer than ten (10) whole Shares. The Optionee (or any other person entitled to exercise this Option) shall not be entitled to any rights as a Shareholder of the Company with respect to any Shares issuable upon exercise of this Option until such Shares shall have been registered on the register of members of the Company in the name of the Optionee (or such other person).

5.	Exercise of Option After Termination of Employment.

a.                Termination of service. Except as otherwise determined by the Board, or as may otherwise be expressly provided in any employment agreement between the Company and the Optionee, upon the termination of the service of the Optionee to the Company (or to an Affiliate of the Company), this Option shall expire on the earliest of the following occasions:

i.                     the date that is three (3) months after the voluntary termination of the Optionee’s service;

ii.                     the date that is two (2) years after the termination of the Optionee’s service by the Company (or by an Affiliate of the Company) other than for cause;

iii.                     the date of the termination of the Optionee’s service by the Company (or by an Affiliate of the Company) for Cause;

iv.                     the date one (1) year after the termination of the Optionee’s service by reason of Disability;

v.                     the date one (1) year after the termination of the Optionee’s service by reason of the Optionee’s death; or

vi.                     the specified Expiration Date of the Option, as set forth above.

vii.                     Any portion of this Option that is not exercisable on the date of termination of the Optionee’s service with the Company, for any reason, shall terminate immediately and automatically be null and void and of no further force and effect.

6.                Restrictions on Transfer. The Optionee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise except by will or the laws of descent and distribution, and during the lifetime of the Optionee, this Option shall be exercisable only by the Optionee.

7.                Withholding. No Shares shall be issued pursuant to the exercise of this Option unless and until the Optionee pays to the Company or makes provision satisfactory to the Company for payment of any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

8.                Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the RSU Award and Dividend Equivalent Rights granted hereunder are in compliance with or are exempt from the requirements of Section 409A of the Code.

9.                Amendment. The Board may at any time or times amend the Plan or this Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination, amendment of the Plan or amendment of this Agreement shall, without the Optionee’s consent, materially adversely affect the Optionee’s rights under this Agreement.

10.             Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optioneeshall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

11.             Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Brisih Virgin Islands without regard to conflict of law principles.

13.             WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND KNOWINGLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO, INCLUDING, WITHOUT LIMITATION, ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (B) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT. EACH PARTY HERETO AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

14.             Entire Agreement. This Agreement and the Plan constitutes the full and entire understanding and agreement between the parties with regard the subject hereof and supersedes in their entirety all other or prior agreements between or among the Company and the Optionee regarding the subjects hereof.

15.             CONSENT TO JURISDICTION.

a.                EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE TERRITORY OF THE BRITISH VIRGIN ISLANDS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

b.                EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE TERRITORY OF THE BRITISH VIRGIN ISLANDS AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

c.                EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER.

16.             Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[Signature Page Follows]

The undersigned executed this Agreement as of the date set forth above.

OPTIONEE	PORTAGE BIOTECH INC.

__________________________________	__________________________________

Print Name:_________________________	Print Name:_________________________

Address: __________________________	Address: 1111B S. Governors Ave 25907

__________________________________	Dover, DE 19904, USA

E-Mail:____________________________	E-Mail:____________________________

[Signature Page to Stock Option Agreement]

Exhibit A

NOTICE OF SHARE OPTION EXERCISE

[DATE]

[ ]

[INSERT ADDRESS]

Attention: Treasurer

Dear Sir or Madam

Pursuant to the terms of the share option agreement between myself and Portage Biotech Inc. (the “Company”) dated                  (the “Agreement”), under the Company’s 2021 Equity Incentive Plan, I, [Insert Name]                   , hereby [Circle One] partially/fully exercise such Option by including herein payment in the amount of $            representing the purchase price for [Fill in number of Underlying Shares]                         Shares. I have chosen the following form(s) of payment:

[ ]       1.       Cash

[ ]       2.       Certified or bank check payable to [ ]

[ ]       3.       Other (as described in the Plan (please describe))

                     _______________________________________________________.

In connection with my exercise of the Option as set forth above, I hereby represent and warrant to the Company as follows:

(i)                      I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(ii)                    I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii)                 I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv)                  I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Option Shares for an indefinite period of time.

(v)                    I understand that the Shares have not be registered under the Securities Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing.

(vi)                    I understand and agree that the Shares when issued will continue to be subject to the Plan.

Sincerely yours,

Name:

Address:

EXHIBIT 8.1

LIST OF SUBSIDIARIES

Name	Jurisdiction	Percentage of ownership

iOx Therapeutics Limited[1]	United Kingdom	100%
SalvaRx Limited	British Virgin Islands	100%
Tarus Therapeutics Limited[1,2]	British Virgin Islands	100%
Saugatuck Therapeutics Limited[3]	British Virgin Islands	70%
Portage Development Services, Inc.	U.S.A.	100%
SalvaRx LLC[1]	U.S.A.	100%
Saugatuck Rx LLC[4]	U.S.A.	100%
Tarus Therapeutics LLC	U.S.A.	100%
Stimunity S. A.[5]	France	48.9%

[1] Wholly-owned subsidiary of SalvaRx Limited
[2] Formerly Intensity Holdings Limited
3 A subsidiary of SalvaRx Limited
[4] Wholly-owned subsidiary of Saugatuck Therapeutics Limited
[5] Ownership held through iOx Therapeutics Limited

EXHIBIT 12.1

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexander Pickett, Director and Chief Executive Officer of Portage Biotech Inc., certify that:

1. I have reviewed this Annual Report on Form 20-F of Portage Biotech Inc. for the fiscal year ended March 31, 2025.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4. The company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the company and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5. The company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting

Date: July 25, 2025

By:	/s/ Alexander Pickett
Alexander Pickett
Title:	Director and Chief Executive Officer

EXHIBIT 12.2

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrea Park, Chief Financial Officer of Portage Biotech Inc., certify that:

1. I have reviewed this Annual Report on Form 20-F of Portage Biotech Inc. for the fiscal year ended March 31, 2025.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4. The company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the company and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5. The company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting.

Date: July 25, 2025

By:	/s/ Andrea Park
Andrea Park
Title:	Chief Financial Officer

EXHIBIT 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexander Pickett, Director and Chief Executive Officer of Portage Biotech Inc. (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i)  the Annual Report on Form 20-F of the Company for the fiscal year ended March 31, 2025 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 25, 2025

By:	/s/ Alexander Pickett
Alexander Pickett
Title:	Director and Chief Executive Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 20-F. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Annual Report on Form 20-F pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

EXHIBIT 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrea Park, Chief Financial Officer of Portage Biotech Inc. (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i)  the Annual Report on Form 20-F of the Company for the fiscal year ended March 31, 2025 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 25, 2025

By:	/s/ Andrea Park
Andrea Park
Title:	Chief Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 20-F. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Annual Report on Form 20-F pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-275842) and Form F-3 (File No. 333-286961) of our report dated July 25, 2025, with respect to the consolidated financial statements of Portage Biotech Inc. included in this Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ CBIZ CPAs P.C.

New York, NY

July 25, 2025

EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-275842) and Form F-3 (File No. 333-286961) of our report dated August 14, 2024, with respect to the consolidated financial statements of Portage Biotech Inc. included in this Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ Marcum llp

New York, NY

July 25, 2025